As filed with the Securities and Exchange Commission on  April 4, 2008                                                 Registration No. 333-142426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
REGISTRATION STATEMENT ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933 ON FORM S-1/A
DRAGON INTERNATIONAL GROUP CORP.
(Name of small business issuer in its charter)

Nevada
(State or jurisdiction of
incorporation or organization)

2671 (Primary Standard Industrial Classification Code Number)

98-0177646
(I.R.S. Employer
Identification Number)

Dragon International Group Corp.
No. 201 Guangyuan Road, District C
Investment Pioneering Park
Jiangbei, Ningbo, China 315033
86-574-83070703
(Address and telephone number of principal executive
offices and principal place of business)

David Wu, President
Dragon International Group Corp.
No. 201 Guangyuan Road, District C
Investment Pioneering Park
Jiangbei, Ningbo, China 315033
86-574-56169308
 (Name, address and telephone number of agent for service)

Copies of all communications to:

David Selengut, Esq. Ellenoff Grossman & Schole LLP 150 E. 42nd Street New York City, NY 10017 Telephone: (212) 370-1300 Facsimile: (212) 370-7889

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer ☐    Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

common stock, par value $.001 [1]	21,556,672	$0.09	$1,940,100	$59.56
common stock, par value $.001 [2]	18,333,342	0.125	2,291,668	70.36
common stock, par value $.001 [3]	24,017,940	0.15	3,602,691	110.60
common stock, par value $.001 [4]	814,000	0.01	8,140	.25
common stock, par value $.001 [5]	150,000	0.30	45,000	1.38
	64,871,954		$7,887,599	$242.15	[6]

1        Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

2           Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $.125 per share.  Any subsequent adjustments in the exercise price of the common stock purchase warrants will not result in the issuance of additional shares of our common stock.

3           Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $.15 per share.  Any subsequent adjustments in the exercise price of the common stock purchase warrants will not result in the issuance of additional shares of our common stock.

4           Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $.01 per share.  Any subsequent adjustments in the exercise price of the common stock purchase warrants will not result in the issuance of additional shares of our common stock.

5           Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $.30 per share.  Any subsequent adjustments in the exercise price of the common stock purchase warrants will not result in the issuance of additional shares of our common stock.

6           Previously paid.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2008
PRELIMINARY PROSPECTUS

Dragon International Group Corp.

64,871,954 shares of common stock

THIS PROSPECTUS RELATES TO PERIODIC OFFERS AND SALES OF 64,871,954 SHARES OF OUR COMMON STOCK BY THE SELLING SECURITY HOLDERS FOR THEIR OWN ACCOUNT, WHICH INCLUDES:

▪	21,556,672 shares which are presently outstanding; and

▪	43,315,282 shares issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $.01 to $.30 per share.

The selling security holders who wish to sell their shares of our common stock may offer and sell such shares on a continuous or delayed basis in the future.  We will not receive any proceeds from the sale of the shares by the selling security holders.  The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering.  These prices will fluctuate based on the demand for the shares of common stock.  We will receive up to $5,947,499 from the exercise of all the Warrants, if the Warrants are exercised for cash.  Any such proceeds will be used for inventory and equipment upgrades, and the remainder for working capital and general corporate purposes.

Our principal executive offices are located at Dragon International Group Corp., No. 201 Guangyuan Road, District C, Investment Pioneering Park, Jiangbei, Ningbo, China 315033.  Our telephone number at that location is 86-574-83070703.

Our common stock is quoted on the OTC Bulletin Board under the symbol "DRGG".  On March 31, 2008 the last reported sale price for our common stock was $0.10 per share.
____________________

Investing in our common stock involves a high degree of risk.  See "Risk Factors" beginning on page 11 of this prospectus to read about the risks of investing in our common stock.  Investors should not buy these Securities unless they can afford to lose their entire investment.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
____________________

The date of this Prospectus is __________________, 2008

____________________

Table of Contents
PROSPECTUS SUMMARY	5
ABOUT THE OFFERING	9
SELECTED CONSOLIDATED FINANCIAL DATA	10
RISK FACTORS	11
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
INFORMATION	22
MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER	23
CAPITALIZATION	24
USE OF PROCEEDS	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS	26
DESCRIPTION OF BUSINESS	43
MANAGEMENT	62
EXECUTIVE COMPENSATION	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	73
PRINCIPAL SECURITY HOLDERS	74
DESCRIPTION OF SECURITIES	76
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES	77
SELLING SECURITY HOLDERS	78
PLAN OF DISTRIBUTION	85
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	87
LEGAL MATTERS	87
EXPERTS	87
WHERE YOU CAN FIND ADDITIONAL INFORMATION	87
FINANCIAL STATEMENT INDEX	F-1

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities or that may be important to you.  Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements.

When used in this prospectus, the terms:

▪	"Dragon Nevada," "we," and "us" refers to Dragon International Group Corp., a Nevada corporation, and our subsidiaries,

▪	"Dragon Florida" refers to our subsidiary Dragon International Group Corp., a Florida corporation,

▪	"Ningbo Dragon" refers to our subsidiary Ningbo Dragon International Trade Co., Ltd., a PRC company, formerly known as Ningbo Anxin International Trade Co., Ltd.

▪	"Yonglongxin" refers to Ningbo Dragon’s subsidiary Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. a PRC company

▪	"R&D Center" refers to Yonglongxin’s subsidiary Xianyang Naite Research and Development Center, a PRC company,

▪	"Dragon Packaging" refers to Ningbo Dragon’s subsidiary Ningbo Dragon Packaging Technology Co., Ltd., formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd., a PRC company,

▪	"Yongxin" refers to Ningbo Dragon’s subsidiary Hangzhou Yongxin Paper Co., Ltd., a PRC company,

▪	"JinKui" refers to Dragon Nevada’s subsidiary Shanghai JinKui Packaging Material Co., Ltd., a PRC company, and

▪	"Wellton" refers to Ningbo Dragon’s subsidiary Wellton International Fiber Corp, a British Virgin Island company.

All per share information contained in this prospectus gives retroactive effect to the one for nine reverse split of our common stock effective March 3, 2003 and the six for one forward stock split of our common stock effective July 27, 2004.

The Company

Dragon International Group Corp., a Nevada corporation ("we," "our", "us", "Dragon" or "Dragon Nevada") is a holding company which, through its subsidiary companies, manufactures and distributes assorted industrial paper and packaging products.  All of our operations are located in the People's Republic of China (the “PRC”).

Dragon Nevada‘s subsidiaries include:

▪	Dragon International Group Corp., a Florida corporation ("Dragon Florida") is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in Dragon Florida on October 4, 2004.

▪
Ningbo Dragon International Trade Co., Ltd., ("Ningbo Dragon"), formerly known as Ningbo Anxin International Trade Co., Ltd., was created on August 29, 1997.  Ningbo Dragon is a wholly owned subsidiary of Dragon Florida.  Dragon Florida acquired a 70% interest in Ningbo Dragon on June 21, 2004.  On December 31, 2004, Dragon Florida acquired the remaining 30% interest of Ningbo Dragon.

▪
Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") was created as a wholly owned subsidiary of Ningbo Dragon on November 8, 1999.  Xianyang Naite Research and Development Center ("R&D Center") was acquired by Yonglongxin on August 1, 2005.

▪
Ningbo Dragon Packaging Technology Co., Ltd., ("Dragon Packaging") formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd., is a wholly owned subsidiary of Ningbo Dragon.  Ningbo Dragon acquired a 100% interest in Dragon Packaging on June 1, 2005.

▪
Hangzhou Yongxin Paper Co., Ltd., ("Yongxin") is a subsidiary, of which Ningbo Dragon International Trade Co., Ltd., ("Ningbo Dragon"), holds a 60% interest.  Ningbo Dragon acquired a 60% interest on July 1, 2005.

▪	Shanghai JinKui Packaging Material Co., Ltd. ("JinKui") is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in JinKui on June 30, 2006.

▪
Wellton International Fiber Corp., (“Wellton”) is a wholly owned subsidiary of Dragon Nevada, a 51% interest in Wellton was acquired on June 29, 2007 and the remaining 49% equity interest in Wellton was acquired October 1, 2007.

Our operations are primarily conducted through Ningbo Dragon International Trade Co., Ltd. ("Ningbo Dragon"), our wholly owned subsidiary.  Ningbo Dragon, established in 1997, is located in the Zhejiang Province of Ningbo in China, approximately 200 miles south of Shanghai.  Ningbo Dragon is involved in the pulp and paper packaging material industry, operating as a manufacturer and distributor of paper and integrated packaging paper products.  Ningbo Dragon, through a subsidiary, holds an ISO9000 certificate and national license to import and export products.  In addition to its own operations, Ningbo Dragon operates four subsidiaries, including: (i) Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") which holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang~~’~~'ai Village in Ningbo, China 315040; Yonglongxin operates the Xianyang Naite Research & Development Center ("R&D Center"), created to develop, design and improve production methods in the specialty packaging industry in China; (ii) Hangzhou Yongxin Paper Co., Ltd. ("Yongxin”) manufactures, sells, and distributes cigarette packaging materials; (iii) Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging"), is a manufacturer of specialized packaging materials products for the pharmaceutical and food industry, and (iv) Shanghai JinKui Packaging Material Co., Ltd. (“JinKui”), is a manufacturer of specialized packaging products for the pharmaceutical and food industry. On June 29, 2007 Dragon Nevada acquired a 51% equity ownership interest in Wellton International Fiber Corp. ("Wellton") and on September 28, 2007, effective October 1, 2007, Dragon Nevada acquired the remaining 49% interest in Wellton.  As a result Wellton became a wholly owned subsidiary of Dragon Nevada, effective October 1, 2007.  Wellton operates as an agent of pulp and related paper products.  Revenues for Wellton are derived solely from operations within China, where it acts as an agent and supplier for two categories of goods: paper pulp and waste paper unless otherwise indicated, all references to our Company in this report include our subsidiary companies.

Our principal executive offices are located a No. 201 Guangyuan Road, District C, Investment Pioneering Park, Jiangbei, Ningbo, China 315033.  Our phone number at this location is 86-574-83070703 .  Our web site is www.drgg.net.  The information which appears on our web site is not part of this prospectus.  For more information on us, prospective investors are encouraged to review the filings available with the Securities and Exchange Commission at www.sec.gov.

Below is an organization chart of Dragon Nevada:

Recent Events

Restatement of financial statements

The financial statements, as previously filed with the Securities and Exchange Commission for the fiscal years ended June 30, 2007, and 2006 and quarter ended September 30, 2007, were restated to correct the accounting treatment previously accorded certain transactions.

February 13, 2008 Restatement

•
In July 2005, we entered into a consulting agreement with China Direct Investments, Inc. to provide business development and management service.  In connection with this agreement, we issued 400,000 shares of common stock with a fair value on the date of grant of $.26 per share totaling $104,000.  Initially, we had recorded deferred consulting expense and amortized the cost over the one year term of the agreement.  Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, we determined that the measurement date of the transaction was triggered and, absent a sufficiently large disincentive for non-performance, which was not provided in the agreement, the financial statements have been restated to expense the entire fair value of $104,000 as of the effective date of the agreement.

•
For the fiscal year ended June 30, 2006 and the three fiscal quarters ended March 31, 2007,  we erroneously filed financial statements presenting in our statement of cash flows the decrease of restricted cash as an investing activity.  We are now presenting this decrease as a financing activity, in accordance with SFAS 95 “Statement of Cash Flows”.  This error did not affect the balance sheets, nor the statements of operations or stockholders’ equity for the periods reported.

•
For the fiscal years ended June 30, 2007 and 2006 and fiscal quarter ended September 30, 2007, we erroneously did not value the reduction in exercise price of existing warrants (from $0.30 to $0.15 for the 3,704,800 July 2005 Warrants and the reduction in exercise price from $0.40 to $0.15 for the 1,787,500 March 2005 Warrants) associated with an induced conversion offer completed in January 2006. The value of the reduction in exercise price was calculated at $447,238, and was reflected in the restated statement of operations as an increase in interest expense, and a resultant increase in net loss and net loss per share for the year ended June 30, 2006. We have recorded the valuation of the reduction in exercise price as an increase in additional paid-in capital.

•
For the fiscal years ended June 30, 2007 and 2006 and fiscal quarter ended September 30, 2007, we erroneously had deferred, over a three year period commencing in January 2006, $540,000 in consulting expense related to the issuance of 6,000,000 shares of our common stock to China Direct, Inc. and $395,675 related to the issuance of 4,700,000 common stock purchase warrants exercisable at $0.15 per share over a five year period, also to China Direct, Inc. In addition, in February 2006, we issued warrants to purchase 500,000 shares of common stock, exercisable for five years at $.15 per share, to Skybanc, Inc. for a one year financial advisory consulting agreement.  We had incorrectly deferred the fair value of these warrants of $71,243 over the contract term.  We have restated the related financial statements to recognize the full expense of these agreements immediately upon entering into the consulting agreements in January 2006 and February 2006, under the provisions of EITF 96-18 and SFAS 123. These corrections resulted in an increase in consulting expense for year ended June 30, 2006 and a reduction in consulting expense for subsequent periods and deferred compensation on our balance sheets for a similar amount for the periods affected.

•
In March 2007, pursuant to a consulting agreement, we issued 4,000,000 shares of our common stock to Capital One Resource, Co., Ltd., a wholly owned subsidiary of China Direct, Inc. Initially, we had recorded this issuance incorrectly as a cost of raising capital related to the private placement of $1,500,000 in units sold during the quarter. We have restated the financial statements to recognize the full expense of this agreement immediately upon entering into the consulting agreement in March 2007, under the provisions of EITF 96-18 and SFAS 123. This correction resulted in an increase in consulting expenses for fiscal year ended June 30, 2007 of $360,000.

On March 28, 2007, Dragon International Group Corp. along with its subsidiaries including Ningbo Dragon International Trade Co., Ltd., Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd., Hangzhou Yongxin Paper Co., Ltd., and Ningbo Dragon Packaging Technology Co., Ltd. moved to the newly completed facility located at No. 201, Guangyuan Road, District C, Investment Pioneering Park Jiangbei, Ningbo, China 315033.  The telephone number at this location is 86-574-83070703.

Ningbo Dragon owns the new facility.  Ningbo Dragon invested approximately $1.3 million to construct the new facility.  This facility consists of a total of 91,400 square feet consisting of approximately 20,000 square feet of office space, approximately 17,000 square feet of warehouse space; approximately 40,000 square feet for manufacturing, and approximately 14,400 square feet utilized as a dormitory for Ningbo Dragon’s employees.

On March 12, 2007 Shanghai JinKui entered into a purchase contract with Hunan Prince Milk Group.  Under the terms of the purchase contract Hunan Prince Milk Group will purchase 500 tons of food packaging aluminum compound paper for a total purchase price of $2,300,000.  The purchase contract is for a term of one year.  Hunan Prince Milk Group will purchase double layer, food packaging aluminum compound paper, developed by JinKui.

On January 16, 2007, Dragon Nevada entered into an agreement whereby it agreed to purchase 51% percent of the issued and outstanding common stock of Wellton International Fiber Corp., a corporation organized under the laws of the British Virgin Islands.   On June 29, 2007, the parties to this first agreement executed an agreement on substantially the same terms which served to finalize the terms of the transaction. Under the final agreement, Dragon Nevada acquired 51% of Wellton in exchange for 51% of the value of the net tangible assets of Wellton as stated on the unaudited financial statements as of March 31, 2007. On June 29, 2007 the acquisition closed; Dragon Nevada acquired 51% of the issued and outstanding common stock of Wellton in exchange for an aggregate of 8,186,029 shares of Dragon Nevada’s common stock, valued at $573,022 in the aggregate.

On September 28, 2007, we entered into an agreement to acquire the remaining 49% equity interest of Wellton, which resulted in Wellton becoming a wholly owned subsidiary.  Wellton was established in 2002 as a company organized under the laws of the British Virgin Islands and acts as an agent and supplier for paper pulp and waste paper. Under the terms of the agreement, we will issue 7,865,011 shares of our common stock, valued at $0.07 per share, the closing trade price of our common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007, in exchange for shares representing the remaining 49% of Wellton. The consideration was equal to 49% of the net tangible assets of Wellton of $1,123,573 as stated in the unaudited financial statements of Wellton as of March 31, 2007.  The transaction closed on September 28, 2007, effective October 1, 2007.

ABOUT THE OFFERING

Common Stock Offered by Selling Security Holders
64,871,954 shares, including 43,315,282 shares issuable upon the exercise of common stock purchase warrants (the “Warrants”).  This number represents approximately 43.3% of the total number of shares to be outstanding following this Offering, assuming exercise of all warrants into the Securities being registered.

Common Stock Outstanding After the Offering	149,865,893 shares, including the exercise of the Warrants. This figure does not include an additional 7,865,011 shares issuable related to the purchase of our Wellton subsidiary.

Use of Proceeds
We will not receive any proceeds from the sale of the common stock.  However, we will receive the exercise price of any common stock we issue to the selling security holders upon exercise of the warrants via cash.  We intend to use the proceeds received from the exercise of the warrants, if any, for inventory and equipment upgrades, and the remainder for general working capital purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See "Risk Factors"

OTC Bulletin Board Symbol	DRGG

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data should be read in conjunction with “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes that are included elsewhere in this prospectus.  The following summary of our financial information for the years ended June 30, 2007 and 2006 has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus.

Consolidated Statement of Operations Data:
			Six Month Period
	Year Ended June 30,		Ended
	2007	2006	December 31, 2007
	Restated	Restated	(Unaudited)

Net revenues	$15,337,586	$18,434,087	$20,986,025
Cost of Sales	13,912,099	16,633,015	19,454,321
Gross profit	1,425,487	1,801,072	1,531,704
Operating expenses	1,887,093	2,135,939	808,363
Income (Loss) from operations	(461,606)	(334,867)	723,341
Other Income (Expenses)	(251,487)	(3,578,110)	1,574,846
Income (Loss) before income taxes	(713,093)	(3,912,977)	2,298,187
Income taxes	(88,926)	-	(262,907)
Minority interest in loss of subsidiary	-	16,681	75,870
Net Income (Loss)	$(802,019)	$(3,896,296)	$1,959,410
Income (loss) per share - basic and diluted	$(0.01)	$(0.08)	$0.02
Weighted average shares outstanding
Basic	81,331,308	46,349,684	96,363,982
Diluted	81,331,308	46,349,684	139,679,264

Consolidated Balance Sheet Data:
	As of	As of December 31, 2007
	June 30, 2007	(Unaudited)
Cash	$1,032,519	$546,231
Cash – restricted	262,302	273,444
Working capital	2,806,618	4,583,634
Total assets	21,231,883	24,124,507
Notes payables	3,946,378	4,117,944
Total current liabilities	12,407,370	13,499,064
Total stockholders equity	8,220,956	10,625,443

RISK FACTORS

An investment in our common stock involves a number of significant risks.  In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our common stock offered hereby.  If all of the following risks materialize, our business and prospects could be seriously harmed, the price and value of our common stock could decline and you could lose all or a portion of your investment.

RISKS RELATED TO OUR COMPANY

If we were to lose the services of any of our executive officers, our business and operations would be materially adversely effected.

Our success is largely dependent on the personal efforts of our executive officers, specifically David Wu, our Chief Executive Officer, President and Chairman of the board of directors, Xuejun Chen, our vice president and director, Ms. Xiali Gan, our Chief Financial Officer and director, and Mr. Kung Ming Kuo, the General Manager of Wellton. The loss of the services of either of these members of management would have a material adverse effect on our business and prospects.  In addition, in order for us to undertake our operations as contemplated, it will be necessary for us to locate and hire experienced personnel.  Our failure to attract and retain such experienced personnel on acceptable terms will have a material adverse impact on our ability to grow our business.

If we were to lose the services of key persons responsible for the management, sales, marketing and operations efforts of our subsidiaries, our business and operations would be materially adversely effected.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel at our subsidiaries who perform key functions in the operation of our business.  Specifically we have identified Mr. Zhongming Yang, the vice general manager of Yongxin subsidiary and Mr. Feng Yang, vice general manager of our JinKui subsidiary and Mr. Kung Ming, general manager of our Wellton subsidiary as key employees.  Mr. David Wu our President and President is the general manager of our Ningbo Dragon Packaging Technology Co., Ltd. subsidiary, our Ningbo Dragon International Trade Co., Ltd. subsidiary, and our Yonglongxin subsidiary.  There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire.  The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at these subsidiaries could be adversely impacted.

We may not successfully transition the internal operations of companies which we acquired in the PRC from their prior status as privately held Chinese companies to their current status as subsidiaries of a publicly-held U.S. company.

Since 2005 we acquired a 100% equity ownership interest in each of Yonglongxin, Dragon Packaging., and JinKui, a 60% equity ownership of Yongxin, and a 100% equity ownership interest in Wellton. While we have reasonable expectations that the core operations of these companies will continue as they have historically, our acquisition of these companies provides certain challenges for our company.  In order to successfully integrate each of these companies into Dragon Nevada, and ensure that we timely meet our reporting requirements under the Securities Exchange Act of 1934, we will need to upgrade both the internal accounting systems, as well as educate each of their staffs as to the proper collection and recordation of financial data.  If we are unable to properly and timely integrate the disclosure and accounting operations of these subsidiaries into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy.  Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board which could adversely affect a security holder's ability to resell his investment in our company.

If we acquire companies in the future, we will likely issue securities in such transactions, which will result in significant dilution to existing holders of our securities.

We continue to seek acquisition candidates.  In the event we reach agreements to acquire these candidates, the cost to acquire these candidates will most likely include the issuance of our securities.  As a result, the percentage ownership of our company held by existing security holders will be reduced and those security holders may experience significant dilution.  In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.  As we will generally not be required to obtain the consent of our security holders before entering into acquisition transactions, security holders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

The terms of our January 2007 financing may make it more difficult for us to raise capital in the future.

Under the terms of our January 2007 Private Placement, we contractually agreed to a number of covenants which may make it more difficult for our company to raise capital as needed.  These covenants include:

Until February 28, 2009, except for the registration statement filed in relation to the January 2007 offering, we will not file any registration statements or amend any previously-filed registration statements to increase the amount of common stock registered therein, without the consent of the private placement investors, subject to certain exceptions for employee stock purchase plans.

Until February 28, 2009, we may not enter into agreements to or issue any equity, convertible debt or other securities convertible into common stock or equity or modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the private placement investors.

Until February 28, 2009, we may not enter into any equity line of credit or similar agreement, nor issue or agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights, without the prior written consent of the private placement investors.

We may not file any registration statements without the consent of the private placement investors until the sooner of 2 years from the effective date of the registration statement filed in connection with the January 2007 offering is a part or until all the shares, including the shares underlying the warrants sold in such offering, have been resold or transferred by the purchasers pursuant to such registration statement or Rule 144 of the Securities Act of 1933, without regard to volume limitations.

Because we have no control over when the registration statement filed in connection with the January 2007 Private Placement will be declared effective by the SEC, it is possible that we will need to raise additional capital prior to the expiration of the above timeframes.  If we are unable to secure the consent of the private placement investors to a subsequent offering and registration statement, we may be unable to obtain additional capital as necessary to fund our ongoing operations or acquisitions of additional companies which could adversely impact our ability to grow.

If we experience further delays in achieving the effectiveness of the registration statement related to our January 2007 Private Placement, we will continue to incur additional legal and accounting costs.

Under the terms of the January 2007 Private Placement, we agreed to file a registration statement covering the shares of common stock underlying the securities issued.  In the event the registration statement is not filed within 75 days after February 27, 2007 or we failed to have the registration declared effective by July 27, 2007, we are required to pay liquidated damages.  The damages are an amount equal to 2% of the purchase price of the related shares and exercise price of warrant shares for each 30 day period, or prorata amount for any period of less than 30 days, that we fail to meet the filing or registration requirements.  The liquidating damages may not exceed 12% of the aggregate purchase price or $180,000.  As we failed to have the registration statement declared effective by July 27, 2007, we have accrued the registration rights penalty of $180,000 as of June 30, 2007.  Until such time as the registration statement is declared effective, we will continue to incur additional professional fees, including legal and accounting fees and expenses.

Our management may be unable to effectively integrate our acquisitions and manage our growth.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future.  Even if we are successful in identifying and closing acquisitions of companies, our directors and senior management will face significant challenges in their efforts to integrate the business of the acquired companies or assets and to effectively manage our continued growth.  Any future acquisitions will be subject to a number of challenges, including:

·	the diversion of management time and resources and the potential disruption of our ongoing business;

·	difficulties in maintaining uniform standards, controls, procedures and policies;

·	potential unknown liabilities associated with acquired businesses;

·	the difficulty of retaining key alliances on attractive terms with partners and suppliers; and

·	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

We cannot assure you that our efforts to integrate the operations of any acquired assets or companies will be successful, or that we can manage our growth, or that the anticipated benefits of any acquisitions will be fully realized.

Agreements to which we are a party may not contain legal protections customary to similar agreements prepared in the United States.

Our subsidiaries include companies organized under the laws of the PRC and all of their business and operations are conducted in China.  We are a party to certain contracts related to our operations.   While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses.  Because these contracts omit these types of clauses, we may not have the same legal protections as we would if the contracts contained these additional provisions.  We anticipate that our Chinese subsidiaries will likely enter into contracts in the future which will likewise omit these types of legal protections.  While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards.  Contractual disputes which may arise from this lack of legal protection will divert management's time from the operation of our business and require us to expend funds attempting to settle a possible dispute.  This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

Our management is located in the Peoples Republic of China (“PRC”) and we are materially dependent upon advisory services provided by a U.S. company. In the event this consultant fails to perform properly, or elects to discontinue its relationships with us, the results could have a negative impact on our ability to comply with the requirements of being a U.S. public reporting company and may lead to our common stock being de-listed from trading on the OTCBB.

The current members of our management have limited experience operating within U.S. public companies and, except for David Wu, our Chief Executive Officer, President and Chairman, these individuals are not fluent in English.  We have engaged China Direct Investments, Inc. to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements.

We selected China Direct Investments, Inc. to provide these services to us in part because its staff includes Chinese speaking individuals with experience in the operation and regulatory framework applicable to U.S. public companies.  Until such time as we are able to expand our board of directors to include English speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we will be materially dependent upon our relationship with China Direct Investments, Inc.

We have engaged the services of China Direct Investments, Inc. under an agreement which expires in January 2009.  If for any reason China Direct Investments, Inc. should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience, the abilities of our board of directors to do business as a U.S. public company could be materially and adversely affected.  In such instances, we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis that could lead to our common stock being de-listed from trading on the OTCBB.

Intense competition in the packaging products and paperboard industries may adversely affect our revenues and profitability, and may materially impair our acquisition strategy.

The packaging products and paperboard industries are highly competitive, and no single company dominates either industry.  Our competitors include large, vertically integrated packaging products and paperboard companies and numerous smaller companies.

Because we operate in a highly competitive industry, we regularly bid for sales opportunities to customers for new business or for renewal of existing business.  The loss of business or the award of new business from our larger customers may have a significant impact on our results of operations.

We will also face intense competition relating to the acquisition of businesses from other entities which are also seeking acquisitions based on the expansion of business opportunities in China.  Accordingly, acquisitions and new business expansion may become highly costly and affect our operating performance.  As a young company with limited operating history and financial resources, we will have great difficulty competing with larger organizations.

We are materially reliant on revenues from our operations in the PRC. An economic downturn in the PRC would likely affect us and may cause you to lose your entire investment.

While our goal is to both expand our operations within the PRC as well as to countries outside the PRC, in the foreseeable future our growth and success will remain tied to our existing operations in the PRC.  Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on our financial condition that could result in a significant loss of revenues and liquidity in future periods.

We may not have sufficient protection of certain of our intellectual property.

We utilize technologies in the production of the packaging paper used in our products that are proprietary in nature. To protect our proprietary rights, we rely generally on employment agreements which contain standard confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case.

Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent.  The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our markets.  We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.  We have already had to restate our financial statements from September 30, 2005 through September 30, 2007 as a result of weakness and deficiencies in such controls.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports, including Form 10-K.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls.  We were not subject to these requirements for the fiscal years ended June 30, 2007 and 2006.

At such time that we will be required to be compliant with Section 404, we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404.  There is a risk that we will not comply with all of the requirements imposed thereby.

For example, our company's Chief Executive Officer and Chief Financial Officer have concluded, based on recent evaluations, that our disclosure controls and procedures were not effective because of the significant deficiency and the material weakness described below.  Measures are being taken to include documentation of management oversight and review as part of the appropriate functional procedures.

All of our employees and accounting staff are located in the PRC and we do not presently have a chief financial officer, comptroller or similarly titled senior financial officer who is bilingual and experienced in the application of U.S. Generally Accepted Accounting Principles.  During fiscal 2006 we began a search for an appropriate candidate who can fill such a position; however, as of February 14, 2008 have not engaged one and we are unable to predict when such a person will be hired.  During fiscal 2006 we also began providing additional training to our accounting staff in the application of U.S. GAAP.  As a result, our management believes that a deficiency in our internal controls continues to exist.  Until we expand our staff to include a bilingual senior financial officer who has the requisite experience necessary, and supplement the accounting knowledge of our staff, it is likely that we will continue to have material weaknesses in our disclosure controls and procedures.

In the event we identify other significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

Because our stock currently trades below $5.00 per share, and is quoted on the OTCBB, our stock is considered a "penny stock" which can adversely affect its liquidity.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

▪           Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

▪           Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

▪           “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

▪           Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

▪           The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Purchasers of penny stocks may have certain legal remedies available to them in the event the obligations of the broker-dealer from whom the penny stock was purchased violates or fails to comply with the above obligations or in the event that other state or federal securities laws are violated in connection with the purchase and sale of such securities.  Such rights include the right to rescind the purchase of such securities and recover the purchase price paid for them.  Application of these penny stock regulations to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB, which will make it more difficult for you to sell your securities.

The OTCBB limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission.  Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission.  Because issuers whose securities are qualified for quotation on the OTCBB are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTCBB.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our assets and operations located in the PRC are vulnerable to changes in the political and economic policies of the Chinese government.

Our business operations could be restricted by the political environment in the PRC.  The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China.  In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations.  Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment.  Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

The future direction of these economic reforms is uncertain and the uncertainty may decrease our attractiveness as an investment, which may in turn result in a decline in the trading price of our common stock.

If the political and economic reforms in the PRC do not continue, our business and operations will be adversely affected.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities.  The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

Our results of operations and financial condition may vary as a result of fluctuations in the exchange rate between the U.S. dollars and Chinese Renminbi.

We generate revenue and incur expenses and liabilities in both the Chinese Renminbi, also referred to as the Chinese dollar (“RMB") as well as U.S. dollars.  Since 1994, the official exchange rate for the conversion of RMB to U.S. dollars has generally been stable and the RMB has appreciated slightly against the U.S. dollar.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future.  Our results of operations and financial condition may be affected by changes in the value of RMB and other currencies in which our earnings and obligations are denominated.  In July 2005 the Chinese government raised the RMB by 2% against the U.S. dollar by floating the RMB with a basket of foreign currencies.  We cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that we could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to US dollars on that date.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Because our business model is dependent upon the continued economic reform and growth in China, changes in Chinese government policy could materially adversely affect our ability to implement our business model.  We cannot guarantee you that such changes will not happen.

Although many productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity.  In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC.  Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

▪	the Chinese government will continue its pursuit of economic reform policies;

▪	the economic policies, even if pursued, will be successful;

▪	economic policies will not be significantly altered from time to time; or

▪	business operations in China will not become subject to the risk of nationalization.

We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue.  Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could materially adversely affect our ability to implement our business model.  Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to our company.

If we are restricted from performing currency exchanges between Chinese Renminbi and US dollars or other currencies, we may be unable to effectively use any revenue which we may generate.

Because a substantial portion of revenues in future periods will be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business.  In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

A revised tax structure currently in draft form may, if adopted, have a material impact on our performance and results of operations.

On December 24, 2006, the Chinese government officially submitted a draft of the new Enterprise Income Tax Law which seeks to unify China's dual tax system.  Presently China has a dual tax policy with different rates of taxation for domestic enterprises as opposed to foreign investment enterprises.  The new unified tax rate is proposed to be 25% for all entities, which is higher than the 15% rate currently applied to foreign investment entities.  However low profit enterprises, whether foreign investment enterprises or domestic enterprises, may be subject to a lower tax rate of 20%.  It is uncertain how this new policy, if adopted, would impact our subsidiaries, as all the components of the revised policy have not been determined.

We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises.  As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving.  Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis.  The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

Extended payment terms customary to China may impact our performance.

We extend relatively long payment terms to our customers.  Our terms of sale generally require payment within 90 - 120 days, which is considerably longer than customary terms offered in the United States, and somewhat longer than the 90 day term considered customary in China.  Recently we have been collecting our accounts receivable on a timely basis.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, and could negatively effect our acquisition strategy.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China.  The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities.  The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice.  In accordance with the April 2005 notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January 2005 notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transaction or use of assets in China to guarantee offshore obligations.  The April 2005 notice also provides that failure to comply with the registration procedures set forth therein may result in restrictions on our PRC resident shareholders and our subsidiaries.  Pending the promulgation of detailed implementation rules, the relevant government authorities are reluctant to commence processing any registration or application for approval required under the SAFE notices.

In addition, on August 8, 2006, the Ministry of Commerce ("MOFCOM"), joined by the State-Owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and SAFE, amended and released the Provisions for Foreign Investors to Merge and Acquire Domestic Enterprises, new foreign-investment rules which took effect September 8, 2006, superseding much, but not all, of the guidance in the prior SAFE circulars.  These new rules significantly revise China's regulatory framework governing onshore-offshore restructurings and how foreign investors can acquire domestic enterprises.  These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

These new rules may significantly affect the means by which offshore-onshore restructurings are undertaken in China in connection with offshore private equity and venture capital financings, mergers and acquisitions.  It is expected that such transactional activity in China in the near future will require significant case-by-case guidance from MOFCOM and other government authorities as appropriate.  It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure its domestic and offshore activities continue to comply with PRC law.  Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of the SAFE notices and new rules.  Since our acquisition strategy is dependent on the acquisition of PRC companies, our business operations or future strategy could be adversely affected by the SAFE notices and the new rules.  For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities.

RISKS RELATED TO OUR OFFERING

We have not implemented various voluntary corporate governance measures, which may result in our security holders having limited protections against interested director transactions, conflicts of interest, and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements.  Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  We have not adopted corporate governance measures such as an audit committee or other independent committees of our board of directors as we presently do not have any independent directors.  If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors.  It is possible that if we were to adopt some or all of these corporate governance measures, security holders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

As holders of our securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus.  We do not expect to have surplus available for declaration of dividends in the foreseeable future.  Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends to you as holders of the Securities.  The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our executive officers, directors and 5% or greater shareholders have the ability to significantly influence matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, our existing officers, directors and 5% or greater shareholders in the aggregate beneficially own approximately 17.8% of our outstanding stock.  In the event all of the warrants are exercised in full, our existing officers, directors and 5% or greater shareholders in the aggregate will beneficially own approximately 12.2% of our outstanding stock.  As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

This prospectus permits selling security holders to resell their shares.  If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.

This prospectus includes up to 64,871,954 shares of common stock being offered by existing security holders, including an aggregate of 43,315,282 shares of common stock to be issued upon the exercise of outstanding common stock purchase warrants, 18,333,342 of which are exercisable at $.125 per warrant, 24,017,940 of which are exercisable at $.15 per warrant, 150,000 of which are exercisable at $.30, and 814,000 of which are exercisable at $.01.   In addition, under the terms of a consulting agreement between our company and Capital One Resource Co., Ltd., dated January 3, 2007, we have agreed to issue an additional 5,000,000 common shares to consultant upon the effective date of this registration statement.   To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers.  If this occurs the market price for our shares will decline significantly and investors may be unable to sell their shares at a profit, or at all.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors".  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

NOTE ON SOURCES OF INFORMATION

Prospective investors should not rely on any information not contained in this document.  We have not authorized anyone to provide any other information.  This document may only be used where it is legal to sell these securities.

This prospectus is based on information provided by us and other sources that we believe are reliable.  We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications.  Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.  Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.  We have not sought the consent of the sources to refer to their reports in this prospectus.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Our common stock began trading on the OTC Bulletin Board in August 2000 under the symbol "RHWY".  In October 2004, as a result of the reverse merger with Dragon International Group Corp. discussed above, our trading symbol changed to its current symbol, "DRGG".  The table below sets forth the reported high and low bid prices for the periods indicated.  The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our Securities.  The prices are adjusted to reflect all stock splits, and were obtained using http://money.aol.com/.

Quarter Ended	High	Low

December 31, 2005	$.18	$.08
March 31, 2006	$.22	$.082
June 30, 2006	$.18	$.10

September 30, 2006	$.16	$.10
December 31, 2006	$.15	$.108
March 31, 2007	$.139	$.08
June 30, 2007	$.10	$.07

September 30, 2007	$.085	$.07
December 31, 2007	$.115	$.06
March 31, 2008	$.11	$.07

As of March 31 , 2008 there were 96,363,982 shares of common stock issued and outstanding and approximately 190 stockholders of record of the common stock, not including those persons who hold their securities in "street name".

Securities Authorized For Issuance Under Equity Compensation Plans

There are no securities authorized for issuance under equity compensation plans, including individual compensation arrangements.

Dividend Policy

We have never paid cash dividends our common stock.  Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, our capital requirements and our operating and financial condition. At the present time, our anticipated financial capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the development of our business.

While we have no current intention of paying dividends on our common stock, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Capitalization

The following table sets forth our capitalization as of June 30, 2007 and December 31, 2007 (Unaudited) .  This table gives no effect to the sale of the securities by us subsequent to June 30, 2007, each as described later in this prospectus.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended June 30, 2007	Quarter Ended December 31, 2007 (Unaudited)
	Restated
Long term liabilities:	$-0-	$-0-
Preferred Stock, $0.001 par value, 25,000,000 authorized, none issued	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 96,363,982 issued and outstanding	96,364	96,364
Additional paid-in capital	10,143,001	10,271,878
Accumulated comprehensive income	485,558	801,758
Accumulated Deficit	(2,503,967)	(544,557)
Total security holders' equity	8,220,956	10,625,443
Total capitalization	$8,220,956	$10,625,443

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling security holders.  In the event all the warrants listed for resale are exercised, we will receive up to $5,947,499 if the warrants are exercised for cash.  While it is difficult to forecast a use of proceeds for such an event given the restriction on the securities and the price of our common stock, the table below itemizes the estimated use of proceeds for $5,947,499, in the event all the warrants were exercised for cash.  This figure represents an estimate.

Use of Proceeds

Working Capital	2,500,000
General corporate purposes	1,088,256
Inventory	1,000,000
Equipment Upgrades	1,250,000
Offering expenses	109,243

TOTAL	$5,947,499

The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements.  There can be no assurances that any of the outstanding warrants will be exercised.  If all warrants held by the selling security holders are exercised for cash, we will receive $5,947,499 in gross proceeds, less any related offering expenses which we will pay.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following analysis of our consolidated financial condition and results of operations for the years ended June 30, 2007 and 2006 should be read in conjunction with the consolidated financial statements, including footnotes, and other information presented elsewhere in this prospectus.

OVERVIEW

Through our subsidiaries, we manufacture and distribute assorted industrial paper and packaging products.  All of our operations are located in the People's Republic of China (the "PRC").

Our operations are conducted through our subsidiaries located in China. We manufacture, sell and distribute industrial paper products and packaging materials.  Ningbo Dragon established in 1997, is located in Ningbo, of the Zhejiang Province in China, approximately 200 miles south of Shanghai.  The main consumers of our products are packaging companies for the tobacco industry, cosmetics industry, pharmaceutical industry, and the beverage industry.  Our products are used both as a finished product and as well as a raw material to manufacture a variety of paper products and packaging materials.

Although we operate various entities, we identify our products under one product segment.  The various entities combine their various resources to support the manufacture and distribution of paper and pulp related products.

Ningbo Dragon is involved in the pulp and paper packaging material industry, operating as a manufacturer and distributor of paper and integrated packaging paper products.  Ningbo Dragon, through a subsidiary, holds an ISO9000 certificate and national license to import and export products.  In addition to its own operations, Ningbo Dragon operates four subsidiaries, including: (i) Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") which holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang'ai Village in Ningbo, China 315040; Yonglongxin operates the Xianyang Naite Research & Development Center ("R&D Center"), created to develop, design and improve production methods in the specialty packaging industry in China. (ii) Hangzhou Yongxin Paper Co., Ltd. ("Yongxin") manufactures, sells, and distributes cigarette packaging materials, (iii) Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging"), is a manufacturer of specialized packaging materials products for the pharmaceutical and food industry, and (iv) Shanghai JinKui Packaging Material Co., Ltd. ("JinKui"), is a manufacturer of specialized packaging products for the pharmaceutical and food industry. On June 29, 2007 Dragon Nevada acquired a 51% equity ownership interest and on September 28, 2007, effective October 1, 2007, Dragon Nevada acquired the remaining 49% equity interest in Wellton International Fiber Corp.  As a result Wellton International Fiber Corp. is a wholly owned subsidiary of Dragon Nevada. Wellton International Fiber Corp. operates as an agent of pulp and related paper products ("Wellton").  .  Revenues are derived solely from operations within China, where it acts as an agent and supplier for two categories of goods: paper pulp and waste paper. Unless otherwise indicated, all references to our Company in this report include our subsidiary companies.

An organization chart of Dragon Nevada is contained above under Item 1, "DESCRIPTION OF BUSINESS".  Our subsidiaries are:

▪
Ningbo Dragon International Trade Co., Ltd. ("Ningbo Dragon") formerly known as Ningbo Anxin International Trade Co., Ltd. operates as an agent of pulp and paper goods.  Ningbo Dragon resells pulp and paper products manufactured overseas and distributes these products within China.

▪	Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") is a manufacturer of specialty paperboard products. It operates a factory in Fuming County of the Zhang~~’~~'ai Village in Ningbo, China.

▪
Hangzhou Yongxin Paper Co., Ltd. ("Yongxin"), manufactures, sells and distributes cigarette packing materials.  Yongxin, established in 2003, is located in the Hengjie Village of Liuxia Town Hangzhou, of the Zhejiang Province in China.  In August 2005, we issued 1,000,000 shares of our common stock to acquire 60% of Yongxin

▪
Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging") formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd. ("XinYi"), is involved in the paper industry, operating a manufacturing facility of pulp and paper products.  As a result of this acquisition we have acquired land use rights on which we have constructed a new 91,400 square foot facility.

▪
Xianyang Naite Research & Development Center (the "R&D Center"), was created to develop production methods in the specialty paper packaging industry in China.  The R&D Center was acquired by Yonglongxin on August 1, 2005.

▪	Shanghai JinKui Packaging Material Co., Ltd. ("JinKui"), is a manufacturer of specialized packaging products for the pharmaceutical and food industry.

▪
Wellton International Fiber Corp. ("Wellton"). Wellton operates as an agent of pulp and related paper products.  Revenues are derived solely from operations within China, where it acts as an agent and supplier for two categories of goods: paper pulp and waste paper.

For a more detailed description of the business of these companies, see the “Prospectus Summary”, above.

Even though we are a U.S. company, all of our operations are located in the PRC, and due to this we face certain risks associated with doing business in that country.  These risks include risks associated with the ongoing transition from state business ownership to privatization, operating in a cash-based economy, various government policies, unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing operations in a communist country, differences in technology standards, employment laws and business practices, longer payment cycles and problems in collecting accounts receivable, changes in currency exchange rates and currency exchange controls.  We are unable to control the vast majority of these risks associated both with our operations and the country in which they are located and these risks could result in significant declines in our revenues and adversely affect our ability to continue as a going concern.

FOREIGN EXCHANGE CONSIDERATIONS

Since revenues from our operations in the PRC accounted for 100% of our net revenues for the years ended June 30, 2007 and June 30, 2006, how we report net revenues from our PRC-based operations is of particular importance to understanding our financial statements.  Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.  For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the prevailing exchange rate on our respective balance sheet date.

Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The functional currency of our Chinese subsidiaries is the local currency, the Renminbi or the Chinese dollar, ("RMB").  The financial statements of our subsidiaries are translated to U.S. dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented.  The cumulated translation adjustment and effect of exchange rate changes on cash at June 30, 2007 and 2006 were $158,812 and $81,459 respectively.  Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including the U.S. dollar.  There was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system.  Since 1994, the value of the Renminbi relative to the U.S. dollar has remained stable; appreciating slightly against the U.S. dollar.  Countries, including the United States, have historically argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. On July 21, 2005, the PRC announced that the Renminbi would be pegged to a basket of currencies rather than just tied to a fixed exchange rate to the U.S. dollar. The PRC in July 2005 also increased the value of its currency 2% against the U.S. dollar.

As of the fiscal year ended June 30, 2007 we maintain a cash balance of $1,294,821. Of this amount $1,291,882 is held in China, of which $262,302 is restricted as collateral for certain letters of credit and is presented as restricted cash on the accompanying consolidated balance sheet. The remaining $2,939 is held in the U.S.

If any devaluation of the Renminbi were to occur in the future, returns on our operations in China, which are expected to be in the form of Renminbi, will be negatively impacted upon conversion to U.S. dollars.  Although we attempt to have most future payments, mainly repayments of loans and capital contributions denominated in U.S. dollars, if any decrease in the value of the Renminbi were to occur in the future, our product sales in China and in other countries may be negatively affected.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  A summary of significant accounting policies is included in of our audited financial statements for the fiscal year ended June 30, 2007 and 2006. Significant estimates in 2007 and 2006 include the allowance for doubtful accounts, inventory, the useful life of property, plant and equipment~~.~~, and valuation of equity instruments.

INVENTORIES

Inventories, consisting of raw materials and finished goods related to our products are stated at the lower of cost or market utilizing the weighted average method.

Our financial instruments consist of accounts receivable, accounts payable and long-term debt.  The fair values of financial instruments approximate their recorded values.  Fair value of loans payable to security holders and balances of bank lines of credit, in the circumstances, are not reasonably determinable.

PROPERTY AND EQUIPMENT

We review the carrying value of property and equipment and land-use rights for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

ACCOUNTS RECEIVABLE AND RELATED ALLOWANCE FOR DOUBTFUL ACCOUNTS.

Accounts receivable are reported at net realizable value.  We have established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information.  Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

SHARE-BASED PAYMENT

We account for share-based payments in accordance with SFAS No. 123(R), Share-Based Payment.  Under the fair value recognition provisions of this statement, share-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating expected volatility.  In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited.  If actual results differ significantly from these estimates, stock-based compensation expense and our results of operations could be materially impacted.

DEBT AND EQUITY ISSUANCES

Occasionally we engage in financing that entitles the debt holders to obtain equity issuances in the form of common stock, warrants, and to obtain conversion privileges into equity instruments.  These debt instruments require us to record discounts on debt for equity issuances and beneficial conversion features for the convertibility features associated with these debt instruments.  These discounts and beneficial conversion features are expensed in accordance with the terms of the related debt issuances.  These discounts and beneficial conversion features involve judgments with regards to the valuation and ultimate expensing by our management.

IMPAIRMENT OF INTANGIBLE ASSETS

SFAS No. 142, Goodwill and Other Intangible Assets, requires that intangibles be tested for impairment on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of an intangible asset below its carrying value.  These events or circumstances could include a significant change in the relationship with the contracting party, business climate, legal factors, operating performance indicators, or competition.  Application of the intangible asset impairment test requires judgment, including the determination of the fair value of each intangible asset.  The fair value of each intangible asset is estimated based on the consideration given by us to acquire the intangible asset(s). This requires significant judgment including the estimation of expected volatility if we issued common share equivalent as consideration.  Changes in our estimates of undiscounted cash flows related to each intangible asset could materially affect the determination of the impairment for each intangible asset.

CONTINGENCIES

The outcomes of legal proceedings and claims brought against us are subject to significant uncertainty. SFAS No. 5, Accounting for Contingencies, requires that an estimated loss from a loss contingency such as a legal proceeding or claim should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated.  Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been incurred. In determining whether a loss should be accrued we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss.  Changes in these factors could materially impact our financial position or our results of operations.

Details regarding our use of these policies and the related estimates are described in the accompanying financial statements as of June 30, 2007. During the twelve month period ended June 30, 2007, there have been no material changes to our critical accounting policies that impacted our consolidated financial condition or results of operations.

REVENUE RECOGNITION

Revenue is recognized when earned. Our revenue recognition policies are in compliance with the SEC's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition". The application of SAB No. 104 requires us to apply our judgment, including whether our customers receive our products.

We generally invoice our clients weekly, for all transactions which have been executed during that week. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable and collectability is reasonably assured. The following policies reflect specific criteria for our various revenue streams: our revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155: "Accounting For Certain Hybrid Financial Instruments - an amendment of SFAS No. 133 and 140". This statement: a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest - only strip and principal-only strip are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 155 is not expected to have a significant impact on our consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156: "Accounting For Servicing of Certain Financial Instruments - an amendment of SFAS No. 140". This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for it's separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period.

SFAS No. 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of SFAS No. 156 is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 156 is not expected have a significant impact on our consolidated financial statements.

In July 2006, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus and ratified Issue No. 06-2: "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for Compensated Absences". SFAS No. 43 provides guidance for accounting for compensated absences and states that an employer shall accrue a liability for employees' compensation for future absences if certain conditions are met. However, since certain compensated absences such as sabbatical leave do not typically accrue until fully vested, there was uncertainty as to whether employee rights to the compensated absence accumulate and meet the conditions of SFAS No. 43. The consensus reached by the EITF has determined that sabbatical and other similar benefits do accumulate and should be accrued for over the requisite service period. Further, the EITF has called for adoption of the consensus for fiscal years beginning after December 15, 2006. EITF 06-2 was effective beginning January 1, 2007. The adoption of SAB No. 108 is not expected to have a significant impact on our consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes -- An Interpretation of FASB Statement No. 109." FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 is not expected to have a significant impact on our consolidated financial statements.

In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements".  SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated.  The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.  This Statement is effective for fiscal years ending after November 15, 2006.  The adoption of SAB No. 108 did not have a significant impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157; "Fair Value Measurements". This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. We are currently evaluating the provisions of FASB 157 to determine the future impact on our consolidated financial statements.

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others", to include scope exceptions for registration payment arrangements. FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. We are currently evaluating the potential impact of FSP EITF 00-19-2 on our financial statements. We do not expect the impact to be material.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115" ("SFAS 159"). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value.  If a company elects the fair value option for an eligible item, changes in that item~~’~~'s fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No 159 is not expected to have a significant impact on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

RESULTS OF OPERATIONS

FOR THE THREE MONTH PERIOD AND SIX MONTH PERIOD ENDED DECEMBER 31, 2007 AS COMPARED TO THE THREE MONTH PERIOD AND SIX MONTH PERIOD ENDED DECEMBER 31, 2006

Revenues for the six months ended December 31, 2007 were up sharply, slightly more than 100% over the same period of the previous year.  This increase was due to the our acquisition of Wellton International Fiber corp. (“Wellton”).  Revenues for the six months ended December 31, 2007 totaled $20,986,025, a 109% increase over the prior year period of $10,021,887.  Revenues attributable to Wellton totaled $18,221,470, or approximately 87% of all revenues for the current period.  Revenues for the three month period ended December 31, 2007 increased by $7,867,624 to $13,056,527 over the $5,188,903 reported in the comparable period of the preceding year.  This sharp increase was almost entirely due to the Wellton acquisition.

It must be noted that this significant growth resulted from the Wellton acquisition and not from organic growth.  While we continue to seek potential acquisition candidates, there can be no assurance when or if future candidates will be identified.  Accordingly, we do not anticipate to grow at a sustainable level as reflected in a comparison between the three month period and six month period ended December 31, 2007 and the comparable period of the preceding year.

Our intentional shift in distribution services for paper and paper products from our other subsidiaries to Wellton resulted in a drop in sales for these companies of $7,257,332.  Our subsidiary, Yonglongxin, has suspended its distribution operations and has shifted its focus to the manufacturing of paper products, which, while in the preliminary stages, is expected to lead to higher margins in the future for the consolidated group.

A summary comparison between the six month period ended December 31, 2007 and December 31, 2006 is as follows:

	Six Months Ended December 31,
	2007	2006	$ Change	% Change
		Restated

Net Revenues	20,986,025	10,021,887	10,964,138	109%

Cost of Sales	19,454,321	9,216,443	10,237,878	111%

Selling expenses	285,024	137,946	147,078	106%

General and administrative	523,339	490,122	33,217	7%

Total operating expenses	808,363	628,068	180,295	29%

Other income	1,574,846	23,310	1,551,536	*

Net income	1,959,410	200,686	1,758,724	876%

* Not meaningful

OTHER KEY INDICATORS

	Six Months Ended December 31,
	2007	2006	% Change
		Restated

Cost of revenues as a percentage of revenues	92.7%	92.0%	.7%

Gross profit margin	7.3%	8.0%	(.7)%

Selling expenses as a percentage of revenues	1.4%	1.4%	.0%

General and administrative expenses as a percentage of revenues	2.5%	4.9%	(2.4)%

Total operating costs as a percentage of revenues	3.9%	6.3%	(2.4)%

Cost of sales as a percentage of revenues, remained relatively stable between the periods, totaling 92% of sales for the six month periods in both years and 93% for the three month periods December 31, 2007 and 2006, respectively.  The overall sharp increase of 111% is approximately in proportion to, and attributable to, the 109% increase in overall sales between the periods.

Selling expenses increased $147,078 or 106% during the current period over $137,946 for the first six months of the prior fiscal year to $285,024 in the current year.  This increase, as was the $69,603 increase in the second quarter of the current year, is directly related to the overall increase in the level of sales.

General and administrative expenses remained relatively constant between the periods increasing $33,217 or 7% between the periods.  This minimal increase, despite the significant increases in revenues and directly related costs, is due to the economics enjoyed by consolidating our paper and paper related products in Wellton with a reduction in these costs previously spread over smaller subsidiaries.

Other income for the quarter ended and six months ended December 31, 2007, consists primarily of a tax rebate granted by the Chinese tax authorities of $1,621,322.  We accrued for value-added tax (“VAT”) recorded on the sale of our paper products, which are subject to VAT as imposed by the PRC and provincial tax authorities.  While there can be no future assurance, we routinely receive abatements of VAT as we participate in a local provincial program of hiring employees with physical handicaps.  The responsible tax authorities in the PRC notify us of our VAT abatements after we have collected the VAT from our customers as required.  We incorporate the tax in our cost and pass it on to our end customers.  Until we receive notification of the amount, if any, of VAT abated by the tax authorities, the VAT remains accrued.  Upon notification of the tax authorities that all or a portion of our accrued VAT has been abated, the excess of accrued VAT is taken into income.  Under PRC tax regulations, in the event the VAT collected by us from customers is either abated or partially abated, the amount of VAT abated is not required to be refunded to customers.

Net income increased sharply for the three months ended and six months ended December 31, 2007 over the comparable periods of the preceding year.  This increase was almost entirely due to the abatement of accrued VAT taxes, which totaled $1,621,322.  While we intend to continue with our programs targeting employment of handicapped workers, there can be no assurance that the PRC taxing authorities will continue to grant us VAT abatements in the future.  Had we not received the VAT abatement, net income for the six month period ended December 31, 2007 would have been $338,008 or an increase of $137,322 (68%) over the comparable period of the preceding year.

FOR THE FISCAL YEAR ENDED JUNE 30, 2007 AS COMPARED TO THE FISCAL YEAR ENDED JUNE 30, 2006

The following table provides certain comparative information based on our results of operations for the fiscal year ended June 30, 2007 and year ended June 30, 2006. Although we operate various entities, we identify our products under one product segment.  The various entities combine their various resources to support the manufacture and distribution of paper and pulp related products.
                                        Year Ended     Year Ended
                                      June 30, 2007   June 30, 2006     $ Change      % Change
                                      -------------   -------------   -------------   --------
                                        Restated        Restated        Restated      Restated
                                      -------------   -------------   -------------   --------
Net Revenues ......................   $ 15,337,586    $ 18,434,087    $ (3,096,501)    -16.8%
Cost of Revenues ..................     13,912,099      16,633,015      (2,720,916)    -16.4%
Selling expenses ..................        351,484         413,912         (62,428)    -15.1%
General and administration expenses      1,535,609       1,722,027        (186,418)    -10.8%
Total operating expenses ..........      1,887,093       2,135,939        (248,846)    -11.6%
Loss from operations...............       (461,606)       (334,867)        126,739      37.8%
Total other (expense) .............       (251,487)     (3,578,110)      3,326,623      93.0%
Net loss ..........................   $   (802,019)   $ (3,896,296)   $  3,094,277      79.4%

                                                       Year Ended      Year Ended
                                                      June 30, 2007   June 30, 2006   % Change
                                                      -------------   -------------   --------
                                                        Restated        Restated      Restated
                                                      -------------   -------------   --------

Other Key Indicators:
Cost of Revenues as a percentage of revenues .......         90.7%           90.2%       0.5%
Gross profit margin ................................          9.3%            9.8%      -0.5%
Selling expenses as a percentage of revenues .......          2.3%            2.2%       0.1%
GA expenses as a percentage of revenues ............         10.0%            9.3%       0.7%
Total operating expenses as a percentage of revenues         12.3%           11.6%       0.7%

TWELVE MONTHS ENDED JUNE 30

	2007	2006
	Dragon Packaging

Revenue	$42,455	$	*

Cost of Revenue	463,818		*

Gross (Loss)	(421,363)		*

Total Operating Expenses	299,068		*

Total (Loss) from Operations	$(720,431)	$	*

	2007	2006
	Ningbo Dragon

Revenue	$9,818,917	$12,884,300

Cost of Revenue	9,863,180	12,847,781

Gross Profit (Loss)	(44,263)	36,519

Total Operating Expenses	871,319	1,589,038

Total (Loss) from Operations	$(915,582)	$(1,552,519)

	2007	2006
	Yongxin

Revenue	$2,624,144	$2,618,632

Cost of Revenue	828,658	426,042

Gross Profit	1,795,486	2,192,590

Total Operating Expenses	229,802	329,447

Total Income from Operations	$1,565,684	$1,863,113

	2007	2006
	Yonglongxin

Revenue	$1,244,428	$2,931,155

Cost of Revenue	1,536,243	3,359,192

Gross (Loss)	(291,815)	(428,037)

Total Operating Expenses	270,052	217,454

Total (Loss) from Operations	$(561,867)	$(645,491)

	2007	2006
	JinKui

Revenue	$1,607,642	$	*

Cost of Revenue	1,220,200		*

Gross Profit	387,442		*

Total Operating Expenses	216,852		*

Total Income from Operations	$170,590	$	*

* AS THESE ENTITIES WERE ACQUIRED ON JUNE 29, 2006, THEIR OPERATIONS ARE RECORDED COMMENCING JULY 1, 2006.

Since we acquired a 51% equity interest of Wellton on June 29, 2007, results of operations of Wellton are not included in our consolidated results of operations for the fiscal years ended June 30, 2007 and 2006. Subsequently, effective October 1, 2007, Dragon Nevada acquired the remaining 49% equity interest in Wellton.  As a result, as of October 1, 2007, Wellton became a wholly owned subsidiary of Dragon Nevada.

REVENUES

During the fiscal year ended June 30, 2007, we generated revenues of $15,337,586, as compared to revenues of $18,434,087 for the fiscal year ended June 30, 2006, a decrease of $3,096,502, or 16.8%. For the fiscal year ended June 30, 2007, revenues from our subsidiaries Ningbo Dragon and Yonglongxin decreased $3,065,383 and $1,686,727, respectively. These decreases were mitigated from an increase of $1,607,642 from our JinKui subsidiary acquired effective June 30, 2006

During the fiscal year ended June 30, 2007, Ningbo Dragon generated revenues of $9,818,917, as compared to revenues of $12,884,300 for the fiscal year ended June 30, 2006, a decrease of $3,065,383. This decrease is a result of the loss of a customer, Indonesia APP Group Company.  During the fiscal years ended June 30, 2007 and 2006, this customer accounted for $5,824,000 and $8,300,000 respectively of total revenues.

During the fiscal year ended June 30, 2007, Yonglongxin generated revenues $1,244,428, as compared to revenues of $2,931,155 for the fiscal year ended June 30, 2006, a decrease of $1,686,727. This decrease in revenues was caused by the recent relocation to our new manufacturing facility and related repairs and maintenance which interrupted our production activities, thereby reducing our production capabilities and reducing our revenues generated from this segment.

COST OF SALES AND GROSS PROFIT

During the fiscal year ended June 30, 2007, cost of revenues was $13,912,099, compared to $16,633,015 during the fiscal year ended June 30, 2006, a decrease of $2,720,916, or 16.4%. As a percentage of net revenues, our cost of revenues for the fiscal year ended June 30, 2007 was 90.7%, as compared to 90.2% for the fiscal year ended June 30, 2006, a slight increase as a percentage of our revenues, due to normal business fluctuations.

For the fiscal year ended June 30, 2007, gross profit for the period was $1,425,487, as compared to gross profit of $1,801,072 for the fiscal year ended June 30, 2006, a decrease of $375,585. For the fiscal year ended June 30, 2007, gross profit on a percentage basis decreased to 9.3% from 9.8% for the fiscal year ended June 30, 2006, a slight decrease of 0.5%.

TOTAL OPERATING EXPENSES

For the fiscal year ended June 30, 2007, total operating expenses amounted to $1,887,093 or 12.3% of net revenues compared to $2,135,939 or 11.6% of net revenues for the fiscal year ended June 30, 2006, a decrease of $248,846 The decrease was attributable to the following:

For the fiscal year ended June 30, 2007, general and administrative expenses were $1,535,609, as compared to $1,722,027 for the fiscal year ended June 30, 2006, a decrease of $186,418, or approximately 10.8%. This decrease was attributable to the following:

During fiscal 2006, the Company issued 6 million common shares and 4.7 million common stock purchase warrants exercisable at $0.15 per share for a period of five years. The common shares and warrants had a fair value of $540,000 and $395,675, respectively, which was expensed upon entering into the agreement. In fiscal 2007, the Company issued 4 million common shares under a consulting agreement with a fair value of $360,000, which was expensed on the contract date. The difference between the periods of $575,675 is reflected in the reduction in general and administrative expenses between the periods.

On March 8, 2007, the Company entered into a consulting agreement with Capital One Resource Co., Ltd., a wholly owned subsidiary of China Direct, Inc. Under the terms of the agreement, the Company issued 4,000,000 shares of its common stock with a fair value of $0.09 per share totaling $360,000. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently larger disincentive for non-performance, the entire fair value of the shares was expensed on the effective date of the agreement.

Amortization expenses increased from $165,401 to $245,390 as compared to $79,989 for the fiscal year ended June 30, 2006. The increase is primarily attributable to amortization of property, plant and equipment we acquired in connection with our acquisition of JinKui in June 2006.

Salary and wage expenses increased $86,262 to $195,872, as compared to $109,610 for the fiscal year ended June 30, 2006. During the fiscal year ended June 30, 2006 we increased our wage and salary rate by approximately 40%, and this new wage rate is reflected in our expenses for the fiscal year ended June 30, 2007.

Selling expenses decreased in fiscal 2007 compared to the prior year. For the fiscal year ended June 30, 2007, selling expenses amounted to $351,484, as compared to $413,912 for the fiscal year ended June 30, 2006, a decrease of $62,428 or 15.1%. This decrease is mainly attributable to decreases of $28,018, $16,570 and $4,939 in sales taxes, shipping expenses, and warehouse expenses respectively as compared to the fiscal year ended June 30, 2006 as a result of our decrease in overall revenues and shipping costs. Shipping expenses decreased approximately $16,570, which was caused by a decrease in shipping costs associated with discounts earned by shipping larger shipments on a per unit basis, and a decrease in fuel charges based on lower fuel costs realized during the fiscal year ended June 30, 2007.

TOTAL OTHER EXPENSE

For the fiscal year ended June 30, 2007 we reported total other expenses of $251,487, as compared to total other expenses of $3,578,110 for the fiscal year ended June 30, 2006. This sharp decrease in total other expense of $3,326,623 for the fiscal year ended June 30, 2007 is primarily attributable to a significant reduction in debt settlement costs and interest expense between the periods as discussed below:

Total other income decreased $253,382 to $118,472 as compared to $371,854 for the fiscal year ended June 30, 2006. Other income is primarily associated with income recognized from the value added tax rebates received from the respective tax authority. We accrued for value-added taxes ("VAT") recorded on the sale of our paper products. Our paper products are subject to VAT, as imposed by the PRC or the local provincial tax authorities in the PRC. We charge, collect and remit VAT on the sales of our products. We routinely receive abatements of VAT, as we participate in a local provincial program of hiring employees with physical handicaps. The respective tax authorities in the PRC notify us of our VAT abatements after the VAT is collected. We incorporate the tax in our cost and pass it on to the end customer. Until we receive notification of the amount of VAT abated from the respective tax authorities, this VAT remains accrued. Upon notification from the tax authorities that VAT had been either abated, or has been partially abated as determined by the respective tax authority, the excess of accrued VAT is then reclassified into other income as this rebate is not remitted to the customer. Under PRC tax regulations, in the event that VAT collected by us from customers are either abated, or partially abated, the amount of VAT abated is not required to be refunded to customers.

Interest expense decreased $2,095,345 to $189,959, as compared to $1,838,066 for the fiscal year ended June 30, 2006. For the fiscal year ended June 30, 2006, interest expense of $2,285,304 was comprised of $1,580,778 in amortization of discount on debentures payable that was included in interest expense related to the March 2005 Private Placement and the July 2005 Private Placement and $87,066 of actual interest expenses paid related to the March 2005 Private Placement and the July 2005 Private Placement and $170,222 interest expenses related to increased borrowings. In February 2006, upon conversion of these debentures into common stock, we expensed all unamortized discounts on debentures related to the debentures. As a result of the repricing of 3,704,800 warrants from $.30 per share to $.15 per share and 1,787,500 warrants from $.40 per share to $.15 per share, the Company recognized an expense of $447,238, representing the incremental fair value of the repricing under the provisions of SFAS 123. The fair value of the repricing was calculated using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 4.2 years for the 3,704,800 July 2005 warrants and 4 years for the 1,787,500 March 2005 warrants.

For the fiscal year ended June 30, 2007, we did not incur any debt issuance costs. For the fiscal year ended June 30, 2006 we recorded debt issuance costs of $338,091 related to the amortization of placement agent fees paid in connection with our March 2005 Private Placement and July 2005 Private Placement. In February 2006, upon conversion of the July Notes to common stock under the terms of the January Conversion Offer, we expensed all unamortized debt issuance costs.

For the fiscal year ended June 30, 2007, we did not record any debt settlement costs. For the fiscal year ended June 30, 2006 we recorded debt settlement costs of $1,326,569 related to our January Conversion Offer. In accordance with FAS No. 84, "Induced Conversion of Convertible Debt", we recognized an expense equal to the fair value of the additional securities and other consideration issued for conversions. Accordingly, we recorded debt settlement expense of $914,704 related to 18,478,568 shares of common stock issued upon the January Conversion Offer and $411,865 of debt settlement expense related to the granting warrants to purchase 5,492,300 Conversion Warrants for an aggregate debt settlement expense of $1,326,569.

These decreases were offset by an increase of $180,000 in registration rights penalties. Registration rights penalties increased $180,000 as compared to $0 for the fiscal year ended June 30, 2006. These registration rights penalties are related to our January 2007 Private Placement. We agreed to file a registration statement covering the shares of common stock and common stock purchase warrants underlying the securities issued. In the event the registration statement is not filed within 75 days of our January 2007 Private Placement and had not been declared effective by July 27, 2007, we were required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the purchase price of the outstanding shares and exercise price of the warrant shares owned of record by the holders affected by such non-registration event, but not to exceed 12% of the aggregate purchase price, or $180,000. As of June 30, 2007, we accrued a registration rights penalty of $180,000.

NET LOSS

As a result of these factors, we reported net loss of ($802,019) or a net loss of ($.01 per share) for the fiscal year ended June 30, 2007, as compared to a net loss of $(3,896,296) or a net loss of $(.08) per share for the fiscal year ended June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

AT DECEMBER 31, 2007

As of December 31, 2007, we had on hand $546,231 in unrestricted cash, working capital of approximately $4,583,634 and  an accumulated deficit since inception of $544,557.  Our restricted cash balance on hand at December 31, 2007, totaling $273,444, is pledged to the repayment of notes, totaling $546,888, held by the Bank of Transportation in the PRC.

Cash used in operating activities totaled $431,550 for the six months ended December 31, 2007 compared to cash used in operating activities for the same period of the preceding year of $571,276.  This overall improvement of $139,726 was primarily attributable to an improvement in overall operational efficiencies stemming from our acquisition of Wellton.  The largest uses of cash during the current period are primarily associated with the sharp increase in the level of sales including increased funding of:  accounts receivable of $1,549,783; inventories of $776,969; prepaid and other current assets of $947,566 and accrued expenses of $170,583.  These uses of cash were offset somewhat by an increase in accounts payable of $2,012,928 and reduction in notes receivable of $284,008.

We have historically supplemented our operational cash flow, as needed, through PRC based bank borrowings.  These borrowings have been primarily with the Bank of Agriculture and the Bank of Transportation.  The level of these borrowings has remained relatively stable during the fiscal year and totaled $4,117,944 as of December 31, 2007, up from $3,946,378 at June 30, 2007.  We believe our relationship with these banks remains good and we will be able to replace or renew these loans as they become due.  We are current with our payment obligations relating to these loans.

A summary of our notes payable, all current obligations as of December 31, 2007 is as follows:

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.227%. Secured by the property and building.	$1,709,028

Notes payable to Bank of Agriculture, due on February 28, 2008. Interest only payable monthly at a rate of 7.227%. Secured by property and building. (1)	888,695

Notes payable to Bank of Agriculture, due on July 22, 2008. Interest only payable monthly at a rate of 7.524%. Secured by property of officer.	136,722

Notes payable to Bank of Agriculture, due on July 22, 2008. Interest only payable monthly at a rate of 7.524%. Secured by property of officer.	136,722

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.884%. Secured by third party Yongke Company.	273,444

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.884%. Secured by third party Yongke Company.	273,444

Notes payable to Longan Trading Corp. due on May 22, 2008. No interest. 50% of Deposit.	177,738

Notes payable to Longan Trading Corp. due on June 03, 2008. No interest. 50% of Deposit	273,444

Notes Payable to Fangyuan Paper Corp., due on June 07, 2008. No interest. 50% of Deposit.	95,707

Notes payable to two shareholders. Interest only payable annually at a rate of 8%, $100,000 due January 10, 2008 and $53,000 due April 11, 2008. (2)	153,000

Total	4,117,944

Less current Portion	(4,117,944)

Long-Term Portion	$-

(1)
Note payable to Bank of Agriculture was repaid in full with accrued interest on February 28, 2008.  A Note in a similar amount, $888,695, bearing interest of 8.217% was entered into on March 4, 2008.  This Note becomes due on February 15, 2009.

(2)	The $100,000 Note was renewed upon maturity on January 10, 2008 under the same terms. The new Note becomes due January 10, 2009.

AT JUNE 30, 2007

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.  The following table provides certain selected balance sheet comparisons between June 30, 2007 and June 30, 2006.

	June 30, 2007	June 30, 2006	$ of Change	% of Change

Working capital	$2,806,618	$558,414	$2,248,204	402.6%
Cash	1,032,519	466,272	566,247	121.4%
Accounts receivable, net	7,321,905	4,938,985	2,382,920	48.2%
Inventories	2,097,854	3,293,846	(1,195,992)	-36.3%
Advance on purchases	4,167,033	805,662	3,361,371	417.2%
Prepaid expenses and other	594,677	466,080	128,597	27.6%
Due from related parties	0	3,498	(3,498)	-100.0%
Total current assets	15,213,988	9,974,343	5,239,645	52.5%
Cash restricted	262,302	262,287	15	0.0%
Property and equipment, net	2,851,721	2,053,938	797,783	38.8%
Land use rights, net	2,593,636	2,524,568	69,067	2.7%
Intangible assets, net	310,236	393,928	(83,692)	-21.2%
Notes payable	3,946,378	2,762,207	1,184,171	42.9%
Accounts payable	5,665,665	3,401,439	2,264,226	66.6%
Accrued expenses	475,522	2,042,113	(1,566,591)	-76.7%
Advances from customers	25,355	68,694	(43,339)	63.1%
Income tax payable	1,397,117	0	1,397,117	NM
Liabilities in connection with acquisition	573,022	1,141,476	(568,454)	-49.8%
Due to related party	324,311	0	324,311	NM
Total current liabilities	12,407,370	9,415,929	2,991,441	31.8%
Total liabilities	$12,407,370	$9,415,929	$2,991,441	31.8%

At June 30, 2007, we held cash and cash equivalents of $1,294,821, including 263,302 in restricted cash, and working capital of $2,806,618. At June 30, 2007, our cash position by geographic area was as follows:

United States	$2,939
China	1,291,882
Total	$1,294,821

In addition to our increase in working capital of approximately $2,248,204, our current assets increased by approximately $5,239,645 from June 30, 2006 to June 30, 2007.   This increase was offset by increases in current liabilities of approximately $2,991,441 at June 30, 2007 as compared to June 30, 2006. The increases in our current liabilities is primarily attributable to an increase in accounts payable of $2,264,226, an increase in income tax payable of $1,397,117, and an increase of $324,311 due to related parties, as a result of our 51% acquisition of Wellton on June 29, 2007. These increases were offset by decreases in accrued expenses of $1,566,591, advances from customers of $43,339 and liabilities of $568,454 in connection with the acquisitions of JinKui and Wellton.

At June 30, 2007, our inventories of raw materials, work in process and finished goods amounted to $2,097,854, as compared to inventory of $3,293,846 at June 30, 2006, representing a decrease of approximately 36.3%. The decrease in inventory levels is primarily attributable to Ningbo Dragon which recognized increased demand for its products during the three months ended June 30, 2007. At June 30, 2007, Ningbo Dragon's inventory amounted to $46,388, as compared to inventory of $2,106,201 at June 30, 2006. Management has already reacted to this depletion of inventory and has placed orders to replenish its inventory to normal levels.

At June 30, 2007, our advances on purchases amounted $4,167,033 as compared to $805,662 at June 30, 2006, an increase of $3,361,371, or approximately 417%. This increase is primarily attributable to an increase in our advances on purchases is associated with payments of $3,652,794 related to Ningbo Dragon's effort to replenish its inventory. Ningbo Dragon pays deposits on certain goods purchased by Ningbo Dragon.  This advance reflects the deposit on goods which have not yet been received~~.~~ by Ningbo Dragon.

At June 30, 2007 our accounts receivable, were $7,321,905, as compared to $4,938,985 at June 30, 2006 an increase of $2,382,920. The increase is primarily attributable to Wellton accounts receivable of $4,335,053. We acquired a 51% equity interest of Wellton in June 2007. The balance sheet of Wellton is included in our consolidated balance sheet, the results of operations of Wellton are not included in our consolidated results of operations since the acquisition date was June 29, 2007. Also as is customary in the PRC, we extend relatively long payment terms to our customers.  Our terms of sale generally require payment within 120 days, which is considerably longer than customary terms offered in the United States, however, we believe that our terms of sale are customary amongst our competitors for a company of our size within our industry and recently we have been collecting our accounts receivable on a timely basis. Subsequently, on October 1, 2007 Dragon Nevada acquired the remaining 49% equity interest in Wellton.

Our accounts payable increased $2,264,226 to $5,665,665, as compared to $3,401,439 at June 30, 2006. This amount includes $1,712,482 in accounts payable related to Wellton and $3,953,183 in accounts payable related to our other subsidiaries. We did not have the same obligation for Wellton at June 30, 2006 as we acquired a 51% equity interest in Wellton on June 29, 2007 and the remaining 49% equity interest in Wellton on October 1, 2007.

Our income tax payable increased $1,397,117 from June 30, 2006. At June 30, 2007 our income tax payable amounted to $1,397,117. This amount is attributable to income tax payable for Wellton. We did not have a similar obligation for Wellton at June 30, 2006 as we acquired a 51% equity interest in Wellton on June 29, 2007 and the remaining 49% equity interest in Wellton on October 1, 2007.

Amounts due to a related party increased $324,311 from June 30, 2006. At June 30, 2007 we reflected $324,311 due to a related party related to Wellton. The previous owner advanced funds to Wellton for working capital purposes. At June 30, 2007, we owed $324,311 to the previous owner of our company. We acquired a 51% equity interest in Wellton on June 29, 2007 and the remaining 49% equity interest in Wellton on October 1, 2007.

Net cash used in operating activities for the fiscal year ended June 30, 2007 was $979,604 as compared to net cash used in operating activities of $103,698 for the fiscal year ended June 30, 2006. For the fiscal year ended June 30, 2007, we used cash to fund increases in advances on purchases of $3,361,371, a decrease in accrued expenses of $1,671,591, and increases in advances to employees of $25,618 and a decrease in advances from customers of $43,339. These increases in cash used were offset by a reduction in inventories of $1,195,992, an increase in accounts receivables of $1,948,455, a decrease in prepaid and other current assets of $342,934, an increase in other assets of $78,759, an increase in accounts payable of $551,744 combined with a net addition of non-cash items of $793,962 which were offset by our net loss of $789,931. For the fiscal year ended June 30, 2006, we used cash to fund increases in advances on purchases of $475,710, accrued expenses of $565,379, accounts receivable of $761,582 and increase in inventories of $735,372. The increases in cash used were offset by a decrease in other receivables of $646,173, a decrease in prepaid and other current assets of $295,235, an increase in accounts payable of $183,770 combined with a net addition of non-cash items of $3,868,362 which were offset by our net loss of $3,896,296.

Net cash used in investing activities during the fiscal year ended June 30, 2007 was $1,134,132 as compared to net cash used in investing activities of $1,343,967 for the fiscal year ended June 30, 2006. During the fiscal year ended June 30, 2007, we used cash for capital expenditures of $1,072,153 of which $910,905 was used to purchase equipment for our Dragon Packaging division. We acquired $380,436 in cash recognized through our acquisition of a 51% equity interest in Wellton and we were paid $3,498 which was due from related parties. During the fiscal year ended June 30, 2006, we used cash for capital expenditures of $560,223 and we received cash of $60,592 from the acquisition of Yongxin in August 2005.

Ningbo Dragon has invested approximately $1,500,000 during the years ended June 30, 2007 and 2006 to construct a new facility.  We recently completed construction on the new facility located at No. 201 Guangyuan Road, Investment Pioneering Park, Jiangbei District, Ningbo, 315033. This facility consists of a total of 91,000 square feet consisting of approximately 20,000 square feet of office space, approximately 17,000 square feet of warehouse space~~;~~, approximately 40,000 square feet for manufacturing, and approximately 14,400 square feet utilized as a dormitory for our employees.

Net cash provided by financing activities during the fiscal year ended June 30, 2007 was $2,521,171, as compared to net cash provided by financing activities of $929,919 during the fiscal year ended June 30, 2006.  During the fiscal year ended June 30, 2007, we received gross proceeds of $5,761,340 from notes payable offset by the repayment of notes payable of $4,577,169. We also received net proceeds of $1,336,000 from the sale of 22,666,672 shares of our common stock. Included in these shares are: 16,666,672 shares of our common stock from a private placement in January and February 2007, an additional 4,000,000 shares of common stock issued to financial consultants who assisted us in the private placement from January and February 2007, and a total of 2,000,000 shares of our common stock from October 2006. During the fiscal year ended June 30, 2007 we received $1,000 from the exercise of common stock purchase warrants.  During the fiscal year ended June 30, 2006, we received gross proceeds of $824,943 from notes payable offset by the repayment of notes payable of $390,653, we had a decrease in our restricted cash balance of $357,278 used to collateralize certain debt, and we also received proceeds of $503,500 from debentures payable offset by the repayment of debentures payable of $275,342, and placement agent fees of $89,807.

From time to time, we need additional working capital for our operations.  In 2006, Yonglongxin borrowed money pursuant to several lines of credit that we have established with two separate banks.  We renewed pre-existing loans of $1,944,355 from the Bank of Agriculture with 6 to 12 month terms from November 2006 to November 2007, with an annual interest rate ranging from 6.138% to 7.344%.  We repaid loans of $4,577,169 to the Bank of Agriculture during the fiscal year ended June 30, 2007.  All loans are renewable when they mature.  We currently expect to generate sufficient cash flows from financing and operations to meet our debt services requirements.  We do not anticipate these loans will have material impact on our liquidity.  We are current on all payments relating to these loans and expect to renew the loans upon maturity at terms and at interest rates comparable to our current loans.

OFF BALANCE SHEET ARRANGEMENTS

As of the date of this report, we do not have any off-balance sheet arrangements that we are  required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations.  These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

CAPITAL RAISING TRANSACTIONS

January 2007 Private Placement

On January 30, 2007 we entered into a subscription agreement (the "Subscription Agreement") and related agreements (collectively with the Subscription Agreement, the "Agreements") for the sale of $1,500,000 units of our securities. We entered into the Agreements with 9 accredited investors (the "Investors") for an aggregate of $1,500,000 of financing of units of its securities consisting of 16,666,672 shares of common stock, common stock purchase warrants to purchase 16,666,672 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 8,333,340 shares of common stock at an exercise price of $.15 per share for a period of five years.

The January 2007 Private Placement was conducted in two phases.  The first phase closed on January 30, 2007. On January 30, 2007, we completed an initial closing (the "Initial Closing") of $750,000 of units of securities consisting of 8,333,336 shares of common stock, common stock purchase warrants to purchase 8,333,336 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 4,166,670 shares of common stock exercisable at $.15 per share for a period of five years.

The second phase of the offering (the "Second Closing") was held on February 27, 2007 for an additional $750,000 financing of units of its securities consisting of 8,333,336 shares of common stock, common stock purchase warrants to purchase 8,333,336 shares of common stock exercisable at $.125 per share for a period of five years and common stock purchase warrants to purchase 4,166,670 shares of common stock shares of common stock exercisable at $.15 per share for a period of five years.  The  Second Closing was conditioned upon Wellton International Fiber Corp. engaging an SEC approved auditor to prepare certain financial statements.  Wellton International Fiber Corp. engaged an SEC approved auditor on February 22, 2007.

We paid a fee of $84,000 in cash to certain of the investors and issued common stock purchase warrants to purchase an aggregate of 1,555,558 shares of common stock exercisable at $.125 per share for a period of five years as a due diligence fee related to the January 2007 Private Placement. The recipients of the due diligence fee are as set forth below:

In addition, under the terms of a consulting agreement between our company and Capital One Resource Co., Ltd., a wholly owned subsidiary of China Direct, Inc., dated January 3, 2007, we agreed to issue an additional 5,000,000 common shares to the consultant upon the effective date of this registration statement.

TOTAL DUE DILIGENCE FEES PAID
RECIPIENT	CASH	COMMON STOCK PURCHASE WARRANTS @$.125
Libra Finance	$9,075	168,056
Osher Capital, LLC	32,175	595,834
Utica Advisors	41,250	763,890
Robert Prager	1,500	27,778

Totals:	$84,000	1,555,558

We also paid Skyebanc, Inc. an NASD member and broker-dealer, a finder's fee of $5,500 and issued common stock purchase warrants for 111,112 shares of common stock at an exercise price of $.125 for a period of five years.

We granted the purchasers a right of first refusal to participate in future financings for a period of 24 months from the second closing date, February 27, 2007.  In the event we should offer to sell common stock, debt or other securities to a third party except in certain instances including as consideration in a business combination in which the recipients or the issuance of our securities in connection with licensing agreements or other partnering arrangements providing that the recipients are not given registration rights, or if we issue stock or options pursuant to our stock option plans at prices equal to or greater than the fair market value of our common stock on the date of grant. The purchasers have the right to purchase the offered securities upon the same terms and conditions as we offered the securities to a third party.  In addition, other than in the event of the foregoing exempted issuances, during the 24 month period from the effective date of the registration statement so long as the purchasers still own any of the shares sold in the offering~~,~~ (including the shares underlying the warrants), if we should issue any common stock or securities convertible into or exercisable for shares of common stock at a price per share of common stock or exercise price per share of common stock which is less than the purchase price of the shares paid by the purchasers in the offering, or less than the exercise price of the common stock purchaser warrants exercisable at $.125 per share, without the consent of each purchaser, then the purchaser's have the right to elect to retroactively substitute any term or terms of any new offering in connection with which the purchaser has a right of first refusal for any term or terms of this unit offering and adjustments will be made accordingly.

Any subsequent adjustments in the exercise price of the common stock purchase warrants will not result in additional shares of our common stock~~.~~

We agreed to file a registration statement covering the shares of common stock underlying the securities issued.  In the event the registration statement is not filed within the sooner of 75 days after February 27, 2007, and we do not cause the registration statement to be declared effective no later than July 27 2007, we are required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the purchase price of the outstanding shares and exercise price of the warrant shares owned of record by such holder which are subject to such non-registration event, but not to exceed in the aggregate 12% of the aggregate purchase price, or $180,000.  The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities. As of June 30, 2007, we accrued the registration rights penalty of $180,000.

We agreed not to file any registration statements without the consent of the purchasers in the offering until the sooner of 24 months from the effective date of the registration statement referenced above or until all the shares, including the shares underlying the warrants, have been resold or transferred by the purchasers pursuant to the registration statement or Rule 144 of the Securities Act of 1933, without regard to volume limitations.  During this same exclusion period, we also agreed not to issue any equity, convertible debt or other securities convertible into common stock or equity of our company without the prior written consent of the purchasers.

DESCRIPTION OF BUSINESS

Dragon International Group Corp. ("we," "our," "us," "Dragon" or "Dragon Nevada") is a holding company that, through our subsidiary companies, manufactures and distributes assorted industrial paper and packaging products.  Our operations are conducted through subsidiaries located in the Peoples Republic of China (the "PRC").

We are a manufacturer and distributor of a variety of paper products and packaging materials.  Ningbo Dragon established in 1997, is located in Ningbo, of the Zhejiang Province in China, approximately 200 miles south of Shanghai.  The main consumers of our products are packaging companies for the tobacco industry, cosmetics industry, pharmaceutical industry, and the beverage industry.  Our products are used both as a finished product and as well as a raw material to manufacture a variety of paper products and packaging materials.

Although we operate various entities, we identify our products under one product segment.  The various entities combine their various resources to support the manufacture and distribution of paper and pulp related products.

Our subsidiaries include:

▪	Dragon International Group Corp., a Florida corporation ("Dragon Florida") is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in Dragon Florida on October 4, 2004.

▪
Ningbo Dragon International Trade Co., Ltd., ("Ningbo Dragon"), formerly known as Ningbo Anxin International Trade Co., Ltd., was created on August 29, 1997.  Ningbo Dragon is a wholly owned subsidiary of Dragon Florida.  Dragon Florida acquired a 70% interest in Ningbo Dragon on June 21, 2004.  On December 31, 2004 Dragon Nevada acquired the remaining 30% interest in Ningbo Dragon.

▪
Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") was created as a wholly owned subsidiary of Ningbo Dragon on November 8, 1999.  Xianyang Naite Research and Development Center ("R&D Center") was acquired by Yonglongxin on August 1, 2005.

▪
Ningbo Dragon Packaging Technology Co., Ltd., ("Dragon Packaging") formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd., is a wholly owned subsidiary of Ningbo Dragon.  Ningbo Dragon acquired a 100% interest in Dragon Packaging on June 1, 2005.

▪
Hangzhou Yongxin Paper Co., Ltd., ("Yongxin") is a subsidiary, of which Ningbo Dragon International Trade Co., Ltd., ("Ningbo Dragon"), holds a 60% interest.  Ningbo Dragon acquired a 60% interest  on July 1, 2005

▪	Shanghai JinKui Packaging Material Co., Ltd. ("JinKui") is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in JinKui on June 30, 2006.

▪
Wellton International Fiber Corp., ("Wellton") is a wholly owned subsidiary of Dragon Nevada, a 51% interest in Wellton was acquired on June 29, 2007 and the remaining 49% interest in Wellton was acquired on October 1, 2007.

Below is an organization chart of Dragon Nevada:

Our operations are primarily conducted through Ningbo Dragon International Trade Co., Ltd. ("Ningbo Dragon"), our wholly owned subsidiary.  Ningbo Dragon, established in 1997, is located in the Zhejiang Province of Ningbo in China, approximately 200 miles south of Shanghai.  Ningbo Dragon is involved in the pulp and paper packaging material industry, operating as a manufacturer and distributor of paper and integrated packaging paper products.  Ningbo Dragon, through a subsidiary, holds an ISO9000 certificate and national license to import and export products.  In addition to its own operations, Ningbo Dragon operates four subsidiaries, including: (i) Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin") which holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang'ai Village in Ningbo, China 315040; Yonglongxin operates the Xianyang Naite Research & Development Center ("R&D Center"), created to develop, design and improve production methods in the specialty packaging industry in China~~.~~, (ii) Hangzhou Yongxin Paper Co., Ltd. "Yongxin") manufactures, sells, and distributes cigarette packaging materials, (iii) Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging"), is a manufacturer of specialized packaging materials products for the pharmaceutical and food industry, and (iv) Shanghai JinKui Packaging Material Co., Ltd. ("JinKui"), is a manufacturer of specialized packaging products for the pharmaceutical and food industry.   On June 29, 2007 Dragon Nevada acquired a 51% equity ownership interest and on October 1, 2007 Dragon Nevada acquired the remaining 49% equity ownership interest in Wellton International Fiber Corp.  As a result effective October 1, 2007, Wellton International Fiber Corp. is a wholly owned subsidiary of Dragon Nevada.  Wellton International Fiber Corp. operates as an agent of pulp and related paper products ("Wellton").  Revenues are derived solely from operations within China, where it acts as an agent and supplier for two categories of goods: paper pulp and waste paper.  Unless otherwise indicated, all references to our Company in this report include our subsidiary companies.

Ningbo Dragon International Trade Co., Ltd. ("Ningbo Dragon") formerly known as Ningbo Anxin International Trade Co., Ltd. operates as an agent of pulp and paper goods.  Ningbo Dragon resells pulp and paper products manufactured overseas and distribute these products within China.

Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin")

Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"), is a manufacturer of specialty paperboard products.  It operates a factory in Fuming County of the Zhang~~’~~'ai Village in Ningbo, China.

The main clients of Yonglongxin are manufacturing facilities that provide packaging materials for cigarettes, wines and cosmetics.  Our principal customers for these products include Jiangsu Dare Danyang Printing Corporation, Hubei Jinsanxia Printing Limited Corporation, Xuzhou Huayi Colorful Printing Limited Corporation and Ningbo Tiancheng Printing Limited Corporation.  None accounted for 10% or more of our annual revenues during our fiscal years ended June 30, 2007 or 2006.

On August 1, 2005, Yonglongxin acquired the R&D Center, located in Ningbo, China.  The R&D Center was created to improve production efficiencies in the specialty packaging industry.  We paid $25,000 in cash and issued 500,000 shares of our common stock in consideration for this acquisition.

The R&D Center was created to develop, design and improve production methods in the specialty paper packaging industry in China.  Ningbo Dragon employs the research and development efforts of the R&D Center to expand and improve its manufacturing capabilities.

Hangzhou Yongxin Paper Co., Ltd. ("Yongxin")

Hangzhou Yongxin Paper Co., Ltd. ("Yongxin"), manufactures, sells and distributes cigarette packing materials.  Yongxin, established in 2003, is located in the Hengjie Village of Liuxia Town Hangzhou, of the Zhejiang Province in China.  In August 2005, we issued 1,000,000 shares of our common stock to acquire 60% of Yongxin.  Prior to the acquisition, Yongxin was a competitor of Yonglongxin.

Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging")

Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging") formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd. ("XinYi"), is involved in the paper industry, operating a manufacturing facility of pulp and paper products.  Ningbo Dragon acquired 100% of Dragon Packaging on June 1, 2005.  Under the terms of the agreement Ningbo Dragon assumed land use rights with a value of $2,494,247, other assets of $1,306,588, and debt of $1,007,329.  As a result of this acquisition Ningbo Dragon acquired land use rights and will construct a new manufacturing facility. On the land acquired in the agreement dated June 1, 2005 with Dragon Packaging, Ningbo Dragon constructed a new 91,000 square foot manufacturing facility.

The total cost of the facility was approximately $1,500,000. We used proceeds from an offering of securities to fund the cost of the construction.

Shanghai JinKui Packaging Material Co., Ltd. ("JinKui")

Shanghai JinKui Packaging Material Co., Ltd. ("JinKui ") is a manufacturer of packaging materials for the pharmaceutical and food industry.  JinKui manufactures a series of blister packs employed in the packaging of pharmaceutical products.  JinKui has received the Good Manufacture Practice ("GMP") status from the Chinese State Food and Drug Administration ("SFDA") and achieved ISO9000 Quality Assurance System designation.  Demand for pharmaceutical packaging materials is directly related to the demand for pharmaceutical products.  China, similar to global markets, has witnessed a rise in demand for pharmaceutical products.  As pharmaceutical products become more advanced they tend to require increase protection in the form of packaging.  Various pharmaceuticals require packaging that protects from moisture, oxygen, air, light and heat to maintain the quality of the product.

On June 30, 2006, we acquired 100% of JinKui via a share exchange agreement.  Under the terms of the agreement Dragon Nevada issued 8,095,574 shares of its common stock to JinKui equal in value to the shareholder equity of JinKui of $1,141,476.  We accounted for this acquisition using the purchase method of accounting in accordance with SFAS No.141.  JinKui, established in 2004, is now a wholly owned subsidiary of Ningbo Dragon.

JinKui's principal customers include Hunan Prince Milk Group, Jilin Province Wutai Pharmaceutical Group and India Amaratara PVT Ltd.  JinKui principal suppliers include Lotte Aluminum Co., Ltd., Honeywell (China) Co., Ltd. and Shanghai Aluminum Products Co., Ltd.

JinKui produces various pharmaceutical packaging products.  Primarily the products are various forms of blister packs.  The type of blister pack employed in the packaging process is dependent on the product to be packaged.  Various products are impacted by heat, light, moisture, and air.  These influences can alter the product and decrease the shelf life.  JinKui manufactures various products that offer various levels of protection against these influences.  These products include:

▪
Aluminum-aluminum packing structure cold forming compound aluminum hard chip: Cold-forming compound aluminum hard chip.  This type of blister pack can be used as the low-density packing materials for medication tablets, capsules, pills, powders, suppositories and products for medical diagnosis.

▪
Aluminum-plastic-aluminum structure packing cold-forming compound aluminum hard chip aluminum hard chip: Cold-forming compound aluminum hard chip.  This type of blister pack can be used as the high density packing materials for medication tablets, capsules, pills, powders, suppositories and capsules.  The typical application is the packaging for the foods of Golden Partner.

▪	Double-aluminum compound packing film AL/PE. This type of blister pack can be applied to the low-density tablets, capsules, suppositories, and particles.

▪	Double-aluminum compound packing film PET/AL/PE. This type of blister pack can be applied to the low-density tablets, capsules, suppositories, and particles.

▪	Paper-aluminum compound packing film. This type of blister pack can be applied to packing for powders, particles, pastes, glues, and liquids.

▪
Aluminum foil for drug blister packing (PTP aluminum foil).  This type of blister pack can be applied to blister packing for medication tablets, capsules, pills, powders, suppositories and mini-foods/candies.

PRODUCTS

Ningbo Dragon and our subsidiaries manufacture, process, and distribute an assortment of paper products and packaging materials.  Ningbo Dragon acts as a manufacturer and distributor of paper and packaging products manufactured within the organization domestically as well as a distributor of paper and packaging products manufactured domestically and abroad.  The two primary contributors of our business is the distribution of paper and packaging products manufactured by global manufacturing companies.  Ningbo Dragon has a sales and distribution network covering East China and South-East China including the city of Shanghai as well as the following provinces: Anhui, Shandong, Jiangsu, Zhejiang, Fujian, Jiangxi, Hubei, and Yunan.

Ningbo Dragon also serves as a distribution agent in China for a variety of global paper manufacturers.  Many global manufacturers do not possess or control an internal sales or distribution network within China.  In an effort to expand their reach, global pulp and paper manufacturers will seek to leverage the capabilities of local agents for domestic sales and distribution within China.  Ningbo Dragon's primary distribution products are called Federal Solid Bleached Sulfate Paperboard ("Federal SBS"), and Hang Kong Cast Coated Board ("Hang Kong CCB").  Federal Solid Bleached Sulfate Paperboard ("Federal SBS") is manufactured by International Paper Company ("IP").  Hang Kong Cast Coated Board ("Hang Kong CCB") is manufactured by Asia Pulp and Paper Group.  From time to time, Ningbo Dragon will distribute grades of Solid Bleached Sulfate ("SBS") manufactured domestically in China. Domestic manufacturers in China have increased their use of SBS produced domestically as a raw material packaging product.  The main attractions of domestic SBS are cost and availability.  While domestic grades of SBS are less expensive than forms of SBS imported from other countries, domestic grades of SBS are easier to obtain than imported forms of SBS.

Presently, Ningbo Dragon has no plans to increase sales of domestic SBS as management needs more data to ascertain the market acceptance for this product.  However, in the event we continue to witness an increase in the general acceptance for domestic products such as SBS, Ningbo Dragon may reevaluate its position to emphasize the use of domestic products as a raw material.  Ningbo Dragon estimates they could develop relationships with local manufacturers to obtain the products domestically.  For example, Ningbo Dragon has identified Ningbo Zhong' Hua Paper Co., Ltd. ("Zhong' Hua"), a manufacturer of SBS in China, as a potential supplier.  In the event that we determine it to be a viable product, management believes that Zhong' Hua will be able to provide a stable supply of SBS.  Presently, there is no agreement or contract with Zhong' Hua.

Federal SBS, Hang Kong CCB and our internally manufactured composite paperboard account for approximately 4.2%, 50.6% and 29.8% respectively, of our total annual revenues~~.~~ for fiscal 2007.

FEDERAL SOLID BLEACHED SULFATE PAPERBOARD

Federal Solid Bleached Sulfate Paperboard ("Federal SBS") is manufactured by International Paper Company ("IP").  Federal SBS is manufactured from pure wood pulp.  Federal SBS is a versatile product that can be employed in a variety of paper and packaging products.  Federal SBS can be sold as a finished product as well as a raw material employed in the manufacture of various grades of specialty paperboards.  Ningbo Dragon imports Federal SBS and distributes throughout China.  Yonglongxin, a subsidiary of Ningbo Dragon, will employ Federal SBS as a raw material in the manufacturing process for various grades of composite paperboard.  As a finished product, Federal SBS is used as a packaging material for products such as high-grade cigarette, wine and cosmetics.  Federal SBS is a versatile product which is compatible with a variety of printing techniques such as gravure and offset printing.  Gravure printing is the process in which printing rollers or plate cylinders are engraved with a design and filled with ink.  A blade wipes the excess ink from the cylindrical printing surface.  The remaining ink is then deposited on a flexible film as it passes between the engraved roll and back up roll.  Gravure printing is used for long run printing applications.

For the fiscal year ended June 30, 2007 our annual domestic sales of solid bleached sulfate both domestic grades as well as Federal SBS manufactured by IP was approximately 860 tons.

Ningbo Dragon has been an agent for International Paper Pacific Millennium Limited, (~~“~~"IPPM~~”~~") and products manufactured by International Paper Company (~~“~~"IP~~”~~") since 1994.  As such, management believes that Ningbo Dragon has developed a stable relationship with IPPM.  Ningbo Dragon is not an exclusive agent of IPPM or IP.  Management of Ningbo Dragon believes this relationship places Ningbo Dragon in a favorable position among other domestic agents of Federal SBS.  Distribution agents for pulp and paper products may have difficulty securing a relationship with a company such as IPPM.  Although IPPM is determined and willing to enlist the services of local agents, these relationships take time to develop.  There are challenges in obtaining the confidence of a reputable company such as IPPM.  As such it will be difficult for new local agents to emerge and establish a relationship with IPPM in the near future.  However, competition is strong and local agents continue to seek a relationship with IPPM, especially due to the quality of its products.

HANG KONG CCB

Hang Kong Cast Coated Board ("Hang Kong CCB") is manufactured by Asia Pulp and Paper Group ("APP").  The Hang Kong CCB we distribute is manufactured mainly in Indonesia.  Hang Kong CCB is made from paper pulp.  Hang Kong CCB is a packaging material that is white, smooth and glossy and is used as an external packaging material for products such as cigarette boxes, cosmetics, and wine.  Ningbo Dragon distributes Hang Kong CCB throughout East China and Southeast China.  Ningbo Dragon has been an agent of APP since 1998.  Ningbo Dragon is not an exclusive agent of APP. There are no material contracts between APP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission.

The principal customers of Hang Kong CCB are mainly cigarette manufacturers, and facilities related to the manufacture of cigarettes.  Presently Ningbo Dragon distributes Hang Kong CCB mainly in the eastern regions of China.  Recently, Ningbo Dragon has commenced efforts to develop the market in South China and the Yunnan Province.  As a result of our efforts, Ningbo Dragon has established new customer relationships in the Hubei and Yunnan Provinces

COMPOSITE PAPERBOARD

As a manufacturer, our main product is composite paperboard, manufactured by Yonglongxin.  Composite paperboard is manufactured using a combination of SBS, CCB, Polyethylene Terephthalate film ("PET film"), and holographic film.  PET film is a basic polymer used as a raw material in the manufacture of fiber, film, packaging containers, engineering resin and binder resins.  PET film and holographic film are a raw material used in the manufacture of composite paper board.  Yonglongxin imports PET film and holographic film from Taiwan Guangqun. Ningbo Dragon distributes the finished composite paperboard manufactured by Yonglongxin.  Ningbo Dragon distributes the composite paperboard to the transferring factories of composite paperboard and transfer paperboard.

In the manufacturing process, which involves a series of compositions and coatings, the basic raw materials of SBS and CCB are transformed into various grades of composite paperboard.  Ningbo Dragon distributes the composite paperboard as a finished product employed as a packaging material for cigarettes, wine and cosmetics.  The composite paperboard is suitable for different printing equipments, including gravure printing and offset printing.

Composite paperboard is packaged and the transported by truck Shipping is provided by Shanghai Hongyuan Logistics Co., Ltd. and the cost is calculated according to the tons of freight.  While we ordinarily use the services of Shanghai Hongyuan Logistics Co., Ltd., we are free to use alternative trucking resources.  The logistics company bears the risk during the transportation.

Yonglongxin manufactures four primary types of composite paperboard:

▪	Golden or Silver paperboard
▪	Holographic paperboard
▪	Mirror-like paperboard
▪	Transferring paperboard

The various paperboards differ in thickness, sheen, color, and reflection providing a multitude of various grades.  Each form has a specific application for the end user.

Yonglongxin has operated the manufacturing facility for eight years.  Yonglongxin products have been certified with an ISO9000 certificate in July 2001.  Yonglongxin expects the grade quality of domestically manufactured cigarettes to improve, as the industry demands increased quality requirements. This will in turn lead to heightened quality requirements for the composite paperboard.

Yonglongxin has two principal competitors in this market: Xinglian Aluminum Limited Corporation, a subsidiary of Jiangsu Dare Group, and Shanghai Luxin Packaging Material Corporation.

"ZHONG' HUA" SBS

We have witnessed a slight increase in the general acceptance of raw materials produced within China. While there are no industry statistics available to support our belief, in our estimation the general quality of solid bleached sulfate produced domestically in China has been improving gradually. As a result, domestic manufacturers in China have increased their use of SBS produced domestically as a raw material packaging product.  The main attractions of domestic SBS are cost and availability. While domestic grades of SBS are less expensive than forms of SBS imported from other countries, domestic grades of SBS are easier to obtain than imported forms of SBS.

Presently, Ningbo Dragon has no plans to increase sales of domestic SBS as management needs more data to ascertain the market acceptance for this product. However, in the event we continue to witness an increase in the general acceptance for domestic products such as SBS, Ningbo Dragon may reevaluate its position to emphasize the use of domestic products as a raw material. Ningbo Dragon estimates they could develop relationships with local manufacturers to obtain the products domestically. For example, Ningbo Dragon has identified Ningbo Zhong' Hua Paper Co., Ltd. ("Zhong' Hua"), a manufacturer of SBS in China, as a potential supplier.  In the event that we determine it to be a viable product, management believes that Zhong' Hua will be able to provide a stable supply of SBS.  Presently, there is no agreement or contract with Zhong' Hua.

As of now, we do not perceive or expect any trends or uncertainties that are expected to have a material effect on our revenues

WATERPROOF ART PAPER

Waterproof art paper is used for tag printing in the beverage industry.  Presently there are not many quality alternatives to waterproof art paper manufactured in China.  Ningbo Dragon is seeking to establish an exclusive relationship as an agent of an international paper manufacturer. At present no such relationship has been established and there can be no assurances that such a relationship will be established in the future, or if established, that such relationship will result in profitability.

CURRENT PRODUCT MIX

As of June 30, 2007, Federal SBS, Hang Kong CCB and our internally manufactured composite paperboard account for approximately 4.2%, 50.6% and 29.8%, respectively, of our total annual revenues.

Currently, our products are comprised of Federal SBS, CCB and composite paperboard.  Ningbo Dragon does not have any plan to discontinue these products.  Although sales of domestically produced SBS have gradually increased due to increased quality overall, the domestic products will not replace imported products in the near future.  We expect that customers will continue to demand the highest quality grades.  Furthermore, foreign manufacturers will seek to maintain their current market share despite competition from domestic manufacturers.  In response to increased demand, foreign manufacturers may offer incentives to customers in an effort to maintain their market share.  There can be no assurances that such incentives will be available in the future, or if available, that such incentives will result in improved margins.

SALES AND MARKETING

Since inception, Ningbo Dragon has employed sales networks that interact directly with the client. Sales people are compensated via salary and do not earn sales commissions.  Ningbo Dragon advertises in trade publications and magazines.  Our sales network covers East China and South-East China including the city of Shanghai, as well as the following provinces; Anhui, Shandong, Jiangsu, Zhejiang, Fujian, Jiangxi, Hubei, and Yunnan.  Ningbo Dragon is making an effort to increase sales in Southern China.  Specifically, Ningbo Dragon is marketing SBS and CCB in the Southern regions of China.

Ningbo Dragon markets Hang Kong CCB and domestically produced cast coated board through 4 channels:

1.	Media Promotions/Advertising
2.	Direct Sales
3.	Trade Publications
4.	Trade Conferences

Similar to our marketing efforts with Hang Kong CCB, Ningbo Dragon markets the various forms of composite paperboard through 4 channels:

1.	Media Promotions/Advertising
2.	Direct Sales
3.	Trade Publications
4.	Trade Conferences

Federal SBS and Hang Kong CCB are packaged in the Yonglongxin factory and shipped by vessel and transferred by train or truck after arriving at the destination port.  Trucking is provided by Shanghai Hongyuan Logistics Co., Ltd. and the cost is calculated according to the tons of freight.  The logistics company bears the risk during the transportation.

The Hang Kong CCB and Federal SBS imported for trading are stored in Shanghai by Shanghai Zhenxin Storage Co. Ltd.  The cost of storage is calculated based on the daily volume, plus the cost of unfolding the boxes, packing, and relocation within the warehouse.  Zhenxin has an insurance policy covering the value of the contents.  Additional raw materials for the production of composite paperboard are stored in a warehouse owned and operated by Yonglongxin.  The warehouse, located in Ningbo, is approximately 1,000 square meters.

SUPPLIERS

Ningbo Dragon distributes pulp and paper products within China. Ningbo Dragon distributes Federal SBS obtained from International Paper Pacific Millennium Limited. International Paper Pacific Millennium Limited acts as an agent in the Asia region for International Paper Company. Federal SBS is manufactured by International Paper Company. We obtain products which are manufactured by IP from International Paper Pacific Millennium Limited. We are not an exclusive agent of International Paper Pacific Millennium Limited and we do not deal directly with IP. There are no material contracts between IP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission.

Ningbo Dragon distributes Hang Kong Cast Coated Board ("Hang Kong CCB") within China throughout East China and Southeast China. Hang Kong CCB is manufactured by Asia Pulp and Paper Group ("APP"). The Hang Kong CCB we distribute is manufactured mainly in Indonesia. Hang Kong CCB, made from paper pulp, is a packaging material that is white, smooth and glossy used as an  external packaging material for products such as cigarette boxes, cosmetics, and wine. Ningbo Dragon has acted as an agent of APP since 1998. Ningbo Dragon is not an exclusive agent of APP. There are no material contracts between APP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission.

INTERNATIONAL PAPER COMPANY AND ASIA PULP AND PAPER GROUP

Ningbo Dragon distributes pulp and paper products within China.  Ningbo Dragon distributes Federal SBS obtained from International Paper Pacific Millennium Limited.  International Paper Pacific Millennium Limited acts as an agent in the Asia region for International Paper Company.  Federal SBS is manufactured by International Paper Company.  We obtain products which are manufactured by IP from International Paper Pacific Millennium Limited.  We are not an exclusive agent of International Paper Pacific Millennium Limited and we do not deal directly with IP.

Ningbo Dragon distributes Hang Kong Cast Coated Board ("Hang Kong CCB") within China throughout East China and Southeast China.  Hang Kong CCB is manufactured by Asia Pulp and Paper Group ("APP").  The Hang Kong CCB we distribute is manufactured mainly in Indonesia.  Hang Kong CCB, made from paper pulp, is a packaging material that is white, smooth and glossy used as an external packaging material for products such as cigarette boxes, cosmetics, and wine.  Ningbo Dragon has acted as an agent of APP since 1998.  Ningbo Dragon is not an exclusive agent of APP.

There are no material contracts between IP or APP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission.

Management believes the acquisitions of Yonglongxin and Dragon Packaging should support our efforts to increase manufacturing capacity internally.  In turn this increased capacity should serve to limit our dependence on foreign manufactured goods, while attaining a level of control on the quality, price and availability of our products.

RAW MATERIALS

The principal suppliers for the raw material components of composite paperboard are IP, APP and Taiwan Guangqun.  Ningbo Dragon has stable relationships with each of its suppliers.  Management believes Ningbo Dragon should continue to enjoy a productive relationship with its suppliers in the foreseeable future.

We have witnessed a slight increase in the general acceptance of raw materials produced within China.  While there are no industry statistics available to support our belief, in our estimation the general quality of solid bleached sulfate produced domestically in China has been improving gradually.  As a result, our management believes that domestic manufacturers in China have increased their use of SBS produced domestically as a raw material packaging product.  In our management's opinion, the main attractions of domestic SBS are cost and availability.  While domestic grades of SBS are less expensive than forms of SBS imported from other countries, our management believes that domestic grades of SBS are easier to obtain than imported forms of SBS.

Presently, Ningbo Dragon has no plans to increase sales of domestic SBS as management needs more data to ascertain the market acceptance for this product.  However, in the event we continue to witness an increase in the general acceptance for domestic products such as SBS, Ningbo Dragon may reevaluate its position to emphasize the use of domestic products as a raw material.  Ningbo Dragon estimates they could develop relationships with local manufacturers to obtain the products domestically.  For example, Ningbo Dragon has identified Ningbo Zhong' Hua Paper Co., Ltd. ("Zhong' Hua~~”~~"), a manufacturer of SBS in China, as a potential supplier.  In the event that we determine it to be a viable product, management believes that Zhong' Hua will be able to provide a stable supply of SBS.  Presently, there is no agreement or contract with Zhong' Hua.

As of now, we do not perceive or expect any trends or uncertainties that are expected to have a material effect on our revenues, income from continuing operations or liquidity.

MANUFACTURING

The following is a general overview of the manufacturing process for the various grades of composite paperboard.  Yonglongxin manufactures the following grades: holographic paperboard, mirror-like paperboard, aluminum foil paperboard, pearl paperboard and transferring paperboard.  Machinery can be formatted to manufacture multiple forms of paper goods. As machinery is reset to manufacture different forms of paper, the machinery must be shut down temporarily halting production.  As set forth below, Yonglongxin operates as a civil welfare factory, under Chinese business regulations.  As such, Yonglongxin enjoys favorable tax status.  The factory operates two shifts per day, each shift requiring 14-15 workers.  Each shift has four machinists present for each product line.  The quality of the output is determined by the quality of the raw material, the machinery, and the experience of the machinists.  At each step the product is inspected by our internal quality control systems to ensure quality requirements.

The term "civil welfare factory" defines a factory which employs physically handicapped employees.  Companies which operate a recognized civil welfare factory are eligible to receive benefits such as tax incentives.  The Civil Administration Department is responsible to designate a facility as a civil welfare factory.  In order to be recognized as a civil welfare factory, at least 35% of the labor force must be comprised of physically handicapped employees. Companies whose labor force consists of less than 50% handicapped employees are entitled to a partial or full tax refund.  Companies whose labor force consists of more than 50% handicapped employees are entitled to a full tax refund regardless of the performance of the operations.  The specific refund amount is determined by the Administration of Taxation of the respective provincial government.  Yonglongxin operates a civil welfare factory of which more than 50% of our staff is physically handicapped and as such has received approval from the respective authority in China to receive a full tax refund.

The manufacturing process, while generally similar for various forms of paper, incorporates the same machines for various forms of paper.  The different forms of paper are produced using various amounts of raw materials combined at altering stages and then treated in different manners. In a simplified description, the manufacturing process involves a series of processes including transfer and preparation of film, gelatinization of the film, compounding, drying, cooling, and coating. Additional forms of paper products are derived if shades of the original film are separated, then dried and allowed to cool, creating a new finished product.  Varying the time and order for each process, additional forms of paper products can be derived from the same machinery. The amounts and types of raw materials will alter the output of the finished product.

We have made efforts to update and grow our manufacturing base.  The acquisitions of Yonglongxin and Dragon Packaging should support our efforts to increase manufacturing capacity.  The proceeds derived from our recent sales of securities have provided resources allowing us to update facilities with new machinery and additional production lines.  We would like to decrease our dependence on foreign manufacturing.  In the event we can establish a solid manufacturing presence, offering products of similar quality, we will alleviate our dependence on foreign manufacturers. In addition, we may realize reduced costs by developing our own manufacturing operations.

COMPOSITE PAPERBOARD MANUFACTURING PROCESS

1.	Using the laminating and coating machines, aluminum foil, PET membrane, and holographic membrane are combined and coated with glue, pressed and then laminated with SBS or CCB,

2.	One surface of the membrane is coated again, then dried by the drier and wound into rolls of paper

3.	Using a computerized slitting machine, rolls of paper are then cut into sheets based on specifications from customer

4.	The paper is placed again on the computerized slitting machine and trimmed further based on customer specifications

TRANSFERRING PAPERBOARD MANUFACTURING PROCESS

1.	Using a composite coating machine, the transferring membrane is coated with glue and pressed with either SBS or CCB, then laminated heavily

2.	The transferring membrane is run through a drying machine

3.	Once dry, a bottom layer of the membrane is peeled off

4.	The transferring membrane is coated again, run through the drying machine, and wound into rolls of paper

5.	Using a computerized slitting machine, rolls of paper are then cut into sheets based on specifications from customer

6.	The paper is placed again on the computerized slitting machine and the sheets of paper are trimmed further based on customer specifications

We have established an internal research and development program with the acquisition of Yonglongxin and the R&D Center.  This research and development program could lead to the creation of new innovative products.  New innovative products could command a higher profit margin in the industry.  However, there is no guarantee that the program will generate new products and there can be no assurances that any new products will receive a favorable reception in the industry.

INDUSTRY BACKGROUND

The global paper market remains a growth industry. Management believes that China represents a significant opportunity due the lack of supply and rapidly growing demand.  From 1991 to 2002, the consumption of paper and paper board grew at 8.94% and 9.57% annually in China, respectively.  As of the date of this report, the production and consumption volume of paper and paper board in China is only second to the United States in the world.  Due to the growing demand within China and support from national policy, this industry has been expanding since 2004.  From 2004 to 2006, the consumption of paper increased by 20,000,000 tons.  It is estimated that the demand for paper and paper related products will increase at a rate of approximately 14-15% per year. This information has been derived from http://www.bisenet.com/Article/200703/24942.html.

COMPETITION

The pulp and paper industry is highly competitive and includes both small companies as well as large, diversified firms.  Many of our competitors possess greater financial, technical and marketing capabilities than us.  The industry is not dominated by any one firm.

The principal competitor for SBS and CCB products in China is Ningbo Zhuoli Corporation.

There are three principal competitors for our composite paperboard product, including Xinglian Aluminum Foil Co., Ltd., a subsidiary of Jiangsu Dare Group, Nanjing Gold Foil Co., Ltd. and Shanghai Lvxin Packaging Co., Ltd.

While no assurances can be provided, management seeks to emerge as a market leader in all our product categories.  However, a large number of established and well financed entities are active in our industry.  Nearly all such entities have financial resources, technical expertise and managerial capabilities similar to ours and, consequently, we expect that our industry will remain very competitive in the foreseeable future.

Ningbo Dragon faces competition in a number of areas.  It has been an agent for IPPM in the distribution of IP products on a non exclusive basis since 1994.  Although non-exclusive in nature, management believes that we have developed a stable relationship with IPPM and this relationship places Ningbo Dragon in a favorable position among other domestic agents of Federal SBS.  Global agents for pulp and paper products may have difficulty securing a relationship with a company such as International Paper Company. Although IPPM is determined and willing to enlist the services of local agents, these relationships take time to develop.  There are challenges in obtaining the confidence of a reputable company such as IPPM.  As such it will be difficult for new local agents to emerge and establish a relationship with IPPM in the near future.  However, competition is strong and local agents continue to seek a relationship with IPPM, especially due to the quality if its products.  Furthermore, IP may decide to develop an internal sales and distribution network in China.  We do not feel this event will occur, as the process will be very costly and time consuming. There are no material contracts between IP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission.

We have witnessed an improved general acceptance of raw materials produced in China, including solid bleached sulfate (“SBS”) produced domestically.  Accordingly, domestic manufacturers in China have been increasing their use of domestically produced SBS as a raw material packaging product based on availability and lower costs.

Presently, Ningbo Dragon has no plans to increase sales of domestic SBS; however, in the event we witness continued growth in the general acceptance of domestically produced products such as SBS, Ningbo Dragon may reevaluate its position to emphasize the use of domestic products as a raw material.  Ningbo Dragon believes it could develop supply relationships with domestic manufacturers, such as Ningbo Zhong Hua Paper Company Ltd., a potential domestic supplier.

In the future, we expect the quality of domestically manufactured SBS to continue to improve.  Management may seek to expand our position in the category by (i) expanding our manufacturing base to incorporate our own form of SBS manufactured in China; and (ii) establishing additional relationships with domestic manufacturers of high quality SBS.  The main competitor for SBS is Ningbo Zhuoli Corporation, who has approximately 5% to 6% of the market.

Ningbo Dragon has been an agent of APP since 1998.  Although it is not an exclusive agent, it has established a stable relationship with APP.  Management believes this relationship places us in a favorable position among other domestic agents of Hang Kong CCB.  We believe that global agents for pulp and paper products may have difficulty securing a relationship with a company such as Asia Pulp and Paper ("APP").  Although APP is determined and willing to enlist the services of local agents, these relationships take time to develop.  There are challenges in obtaining the confidence of a reputable company such as APP.  As such it may be difficult for new local agents to emerge and establish a relationship with APP in the near future.  However, competition is strong and local agents continue to seek a relationship with APP, especially due to the quality of its products. There are no material contracts between APP or their affiliates and us. In the event we enter into any material contracts, the agreements will be filed with the Securities and Exchange Commission. Our main competitor in this product category is Ningbo Zhuoli Corporation.

Yonglongxin manufactures various grades of composite paperboard.  Yonglongxin has two principal competitors in this market: Xinglian Aluminum Limited Corporation, a subsidiary of Jiangsu Dare Group and Shanghai Luxin Packaging Material Corporation.

Aging equipment and heightened quality requirements may impact our current market status.  Ningbo Dragon has applied $723,282 of the proceeds received from private offerings to upgrade equipment and technology.  While no assurances can be provided, this improvement should enhance our ability to effectively compete.

The major competitors in the pharmaceutical packaging industry in China are Shanghai HaiShun Packaging Material Co., Ltd. and Shantou Beihai Packaging Material Co., Ltd.

Dangyang Xinglian Aluminum Limited Corporation and Shanghai Luxin Packing Material Corporation are the major competitors on compound paper products.

According to the website www.luxinevotech.com, Shanghai Luxin Packing Material Corporation has generated comprehensive revenues of $44,923,033 (RMB 340,000,000, ratio $1:RMB 7.5685) in 2006, and anticipates its revenues for fiscal year 2007 to reach approximately $70,000,000 (RMB 530,000,000)

Ningbo Dragon and its subsidiaries have established a distribution network, giving us the advantage of reaching a large amount of customers over a vast region.

We consider our products to be diverse within the industrial paper and packaging industry, allowing us the advantage of attracting a broad customer base.

As an incentive we generally offer customers relatively longer payment terms than our competitors. Depending on the product category, the credit period is between 90-120 days as opposed to our competitors, who traditionally extend payment terms of 90 days.

We also believe that we exhibit quick delivery of products and we dedicate significant resources to our technical and customer support.  This dedication to customer service helps differentiate us from our competition.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and amounted to $1,517 and $1,773 and for the fiscal years ended June 30, 2007 and 2006 respectively, and are included in general and administrative expenses on the accompanying statements of operations.  Research and development costs are incurred on a project specific basis.

PATENTS AND TRADEMARKS

Presently we do not have any patents.  Our subsidiary, Shanghai JinKui Packaging Material Co., Ltd., has filed patent application covering various manufacturing processes or technologies.  If our competitors independently develop manufacturing processes or technologies that are substantially equivalent or superior to our processes, the resulting increased competition could reduce the demand for our products.  While we seek to protect our manufacturing processes and technologies through contractual obligations, including nondisclosure agreements with parties outside the PRC, and pending patents, we are not a party to any confidentiality agreements with our employees or third parties in the PRC.  There can be no assurance, as to the degree of protection, that these contractual measures may potential afford us or will afford us.  If these contractual measures fail to protect the integrity of our manufacturing processes or technologies, any advantage potentially afforded by those manufacturing processes or technologies would be negated.

Shanghai JinKui Packaging Material Co., Ltd. filed a patent with the People's Republic of China Intellectual Property Bureau in March 2006 for two new manufacturing patents and two new invention patents. As is customary in the PRC, companies couple their intellectual property patent submissions based on two different criteria, one being an invention patent and the other being a manufacturing patent.  Typically, the approval process for manufacturing patent applications is a minimum of twelve months, and the approval process for technological or invention patent applications can take as long as 24 months.  Below are the applications submitted by JinKui.

Multiple Layers Aluminum blister packing chip applied in March 2006.

▪	Manufacturing patent application number: 200610049813.5

▪	Technology/Invention patent application number: 200620101646.9

▪	Multiple Layers Aluminum blister packing foil applied in March 2006.

▪	Manufacturing patent application number: 200610049812.0

▪	Technology/Invention patent application number: 200620101648.9

EMPLOYEES

As of October 15, 2007, we employed the following:

Function	No. of Employees

Management and administration	34
Manufacturing, including quality control, and production	94
Research and development	6
Sales and marketing	21
Purchasing	2
Accounting	4
Logistics and technical	10
Total	171

All employees are primarily based in Ningbo, Hangzhou and Shanghai, China while some managerial and sales staff occasionally work in other Chinese cities or overseas for different projects. Each full-time Chinese employee is a member of a local trade union.  Labor relations have remained positive and we have not had any employee strikes or major labor disputes.  Unlike trade union in Western countries, trade unions in most parts of China are organizations mobilized jointly by the government and the management of the corporation.

RECENT EVENTS

Restatement of financial statements

The financial statements, as previously filed with the Securities and Exchange Commission for the fiscal years ended June 30, 2007, and 2006 and quarter ended September 30, 2007, were restated to correct the accounting treatment previously accorded certain transactions.

February 13, 2008 Restatement

•
In July 2005, we entered into a consulting agreement with China Direct Investments, Inc. to provide business development and management service.  In connection with this agreement, we issued 400,000 shares of common stock with a fair value on the date of grant of $.26 per share totaling $104,000.  Initially, we had recorded deferred consulting expense and amortized the cost over the one year term of the agreement.  Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, we determined that the measurement date of the transaction was triggered and, absent a sufficiently large disincentive for non-performance, which was not provided in the agreement, the financial statements have been restated to expense the entire fair value of $104,000 as of the effective date of the agreement.

•
For the fiscal year ended June 30, 2006 and the three fiscal quarters ended March 31, 2007,  we erroneously filed financial statements presenting in our statement of cash flows the decrease of restricted cash as an investing activity.  We are now presenting this decrease as a financing activity, in accordance with SFAS 95 “Statement of Cash Flows”.  This error did not affect the balance sheets, nor the statements of operations or stockholders’ equity for the periods reported.

•
For the fiscal years ended June 30, 2007 and 2006 and fiscal quarter ended September 30, 2007, we erroneously did not value the reduction in exercise price of existing warrants (from $0.30 to $0.15 for the 3,704,800 July 2005 Warrants and the reduction in exercise price from $0.40 to $0.15 for the 1,787,500 March 2005 Warrants) associated with an induced conversion offer completed in January 2006. The value of the reduction in exercise price was calculated at $447,238, and was reflected in the restated statement of operations as an increase in interest expense, and a resultant increase in net loss and net loss per share for the year ended June 30, 2006. We have recorded the valuation of the reduction in exercise price as an increase in additional paid-in capital.

•
For the fiscal years ended June 30, 2007 and 2006 and fiscal quarter ended September 30, 2007, we erroneously had deferred, over a three year period commencing in January 2006, $540,000 in consulting expense related to the issuance of 6,000,000 shares of our common stock to China Direct, Inc. and $395,675 related to the issuance of 4,700,000 common stock purchase warrants exercisable at $0.15 per share over a five year period, also to China Direct, Inc. In addition, in February 2006, we issued warrants to purchase 500,000 shares of common stock, exercisable for five years at $.15 per share, to Skybanc, Inc. for a one year financial advisory consulting agreement.  We had incorrectly deferred the fair value of these warrants of $71,243 over the contract term.  We have restated the related financial statements to recognize the full expense of these agreements immediately upon entering into the consulting agreements in January 2006 and February 2006, under the provisions of EITF 96-18 and SFAS 123. These corrections resulted in an increase in consulting expense for year ended June 30, 2006 and a reduction in consulting expense for subsequent periods and deferred compensation on our balance sheets for a similar amount for the periods affected.

•
In March 2007, pursuant to a consulting agreement, we issued 4,000,000 shares of our common stock to Capital One Resource, Co., Ltd., a wholly owned subsidiary of China Direct, Inc. Initially, we had recorded this issuance incorrectly as a cost of raising capital related to the private placement of $1,500,000 in units sold during the quarter. We have restated the financial statements to recognize the full expense of this agreement immediately upon entering into the consulting agreement in March 2007, under the provisions of EITF 96-18 and SFAS 123. This correction resulted in an increase in consulting expenses for fiscal year ended June 30, 2007 of $360,000.

On March 28, 2007, Dragon International Group Corp. along with its subsidiaries including Ningbo Dragon International Trade Co., Ltd., Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd., Hangzhou Yongxin Paper Co., Ltd., and Ningbo Dragon Packaging Technology Co., Ltd. moved to the newly completed facility located at No. 201, Guangyuan Road, District C, Investment Pioneering Park Jiangbei, Ningbo, China 315033.  The telephone number at this location is 86-574-83070703.

Ningbo Dragon owns the new facility.  Ningbo Dragon invested approximately $91,400 to construct the new facility.  This facility consists of a total of 91,000 square feet consisting of approximately 20,000 square feet of office space, approximately 17,000 square feet of warehouse space; approximately 40,000 square feet for manufacturing, and approximately 14,400 square feet utilized as a dormitory for Ningbo Dragon's employees.

On January 16, 2007, Dragon Nevada entered into an agreement whereby it agreed to purchase 51% percent of the issued and outstanding common stock of Wellton International Fiber Corp., a corporation organized under the laws of the British Virgin Islands.  On June 29, 2007, the parties to this first agreement executed an agreement on substantially the same terms which served to finalize the terms of the transaction. Under the final agreement, Dragon Nevada acquired 51% of Wellton in exchange for 51% of the value of the net tangible assets of Wellton as stated on the unaudited financial statements as of March 31, 2007. On June 29, 2007 the acquisition closed; Dragon Nevada acquired 51% of the issued and outstanding common stock of Wellton in exchange for an aggregate of 8,186,029 shares of Dragon Nevada's common stock, valued at $573,022 in the aggregate.

On September 28, 2007, we closed the agreement to acquire the remaining 49% equity interest of Wellton International Fiber Corp. ("Wellton"), which resulted in Wellton becoming a wholly owned subsidiary.  Under the terms of the agreement, we will issue 7,865,011 shares of our common stock, valued at $0.07 per share, the closing trade price of our common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007 in exchange for shares representing the remaining 49% of Wellton. The consideration was equal to 49% of the net tangible assets of Wellton of $1,123,573 as stated in the unaudited financial statements of Wellton as of March 31, 2007.  The transaction closed effective October 1, 2007.

On March 12, 2007 Shanghai JinKui entered into a purchase contract with Hunan Prince Milk Group.  Under the terms of the purchase contract Hunan Prince Milk Group will purchase 500 tons of food packaging aluminum compound paper for a total purchase price of $2,300,000.  The purchase contract is for a term of one year.  Hunan Prince Milk Group will purchase double layer, food packaging aluminum compound paper, developed by JinKui.

WELLTON INTERNATIONAL FIBER CORP. ("WELLTON")

Wellton International Fiber Corp. was created in February 2002 as a company organized under the laws of the British Virgin Islands (Wellton ").  Wellton operates as an agent of pulp and related paper products.  We act as an agent and supplier for two categories of goods: paper pulp and waste paper.  Primarily, Wellton customers are manufacturers of paper and related products, such as packaging products, office paper and other paper related products.  Ordinarily Wellton customers will utilize the services of Wellton to purchase both paper pulp and waste paper.  Wellton services a diverse customer base; no customer represents more than 10% of our revenues.

Mr. Kung Ming ("Eric") Kuo, the General Manager of Wellton joined Wellton International Fiber Corp. in February 2002 as general manager.  Prior to joining Wellton International Fiber Corp., Mr. Kuo was employed by Pacific Millennium Paper Company from January 1992 thru January 2002 as their general manager.  Mr. Kuo has 15 years of experience in the paper and pulp industry.  Mr. Kuo graduated from Taiwan Marine & Oceanic University in June 1974.

Operations of Wellton

Wellton, a BVI company, has one employee, Kung Ming Kuo.  Mr. Kuo serves as our general manager, supervising the operation of third party vendors for sales and administration.  Wellton utilizes the services of third parties to conduct its business operations in China.  Wellton utilizes Woodland Paper Agency Co., Ltd. for administrative functions such as invoicing, collections, letter of credits, and logistics.  Wellton utilizes the services of WeiDeng Shanghai Paper Agency Co., Ltd. for sales related efforts.  Mr. Kuo operates from the offices of WeiDeng and Woodland spending approximately 75% of his time at WeiDeng and 25% of his time at Woodland.  Mr. Kuo monitors the performance of both Woodland and WeiDeng.

Woodland Paper Agency Co., Ltd.

Woodland Paper Agency Co., Ltd., a Chinese limited liability company, was formed in April 2002, ("Woodland").  Woodland is located in Hong Kong.  Woodland performs administrative functions such as L/C processing, bookkeeping, logistics and documentation.  Wellton pays a fixed monthly fee of $10,000 as an agency fee ($120,000/year) and a management fee of $8,000 a year to Woodland.  Woodland is owned by Rebecca Chung and Jeffrey Ho, with Ms. Chung holding a 90% ownership interest and Mr. Jeffery Ho holding a 10% ownership interest.  Rebecca Chung and Jeffrey Ho are not shareholders or employees of Wellton.  Woodland has three employees; Rebecca Chung, Jeffrey Ho, and an administrative assistant.  Mr. Kuo spends approximately 75% of his time at Woodland locations to monitor the activities of Woodland as they relate to Wellton.

WeiDeng Shanghai Paper Agency Co., Ltd.

WeiDeng Shanghai Paper Agency Co., Ltd., a Chinese limited liability company, was founded on February 16, 2002 by Mr. Ming Xu ("WeiDeng").  WeiDeng acts as a sales agent for pulp and related paper products in China.  WeiDeng acts as the primary sales agent for Wellton.  Mr. Kuo monitors the activities of WeiDeng.  WeiDeng has eleven fulltime salespeople.  Wellton pays WeiDeng a fixed sales agency fee of $240,000.

GOVERNMENT REGULATION

Management believes that our operations are conducted in compliance with all of the applicable regulations of the national, provincial, and local agencies that impact our operations.

PRC legal system

Since 1979, many laws and regulations addressing economic matters in general have been promulgated in the PRC.  Despite development of its legal system, the PRC does not have a comprehensive system of laws.  In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent.  The PRC judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  Even where adequate law exists in the PRC, it may be difficult to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction.  The PRC's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance.  The interpretation of PRC laws may be subject to policy changes reflecting domestic political changes.  As the PRC legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors.  The trend of legislation over the past 20 years has, however, significantly enhanced the protection afforded foreign investors in enterprises in the PRC.  However, there can be no assurance that changes in such legislation or interpretation thereof will not have an adverse effect upon our business operations or prospects.

Economic Reform Issues

Since 1979, the Chinese government has reformed its economic systems.  Because many reforms are unprecedented or experimental, they are expected to be refined and improved.  Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures.  We cannot predict if this refining and readjustment process may negatively affect our operations in future periods.

Over the last few years, China's economy has registered a high growth rate.  Recently, there have been indications that rates of inflation have increased.  In response, the Chinese government recently has taken measures to curb this excessively expansive economy.  These measures have included devaluations of the Chinese currency, the RMB, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its Japanese and Korean customers, and limited re-centralization of the approval process for purchases of some foreign products.  These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy.  The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

PROPERTY

Our headquarters are located at No. 201 Guangyuan Road, District C, Investment Pioneering Park Jiangbei, Ningbo, China 315033.

On March 28, 2007, Dragon International Group Corp. along with its subsidiaries including Ningbo Dragon International Trade Co., Ltd., Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd., Hangzhou Yongxin Paper Co., Ltd., and Ningbo Dragon Packaging Technology Co., Ltd. moved to the newly completed facility located at No. 201, Guangyuan Road, District C, Investment Pioneering Park Jiangbei, Ningbo, China 315033.  The telephone number at this location is 86-574-83070703.

Ningbo Dragon operates a new 91,000 sq. foot manufacturing facility.  Ningbo Dragon invested approximately $1,035,326 to construct the new facility.  This facility consists of approximately 20,000 square feet of office space, approximately 17,000 square feet of warehouse space; approximately 40,000 square feet for manufacturing, and approximately 14,400 square feet utilized as a dormitory for Ningbo Dragon’s employees.  At the facility Ningbo Dragon manufactures an assortment of paper products and packaging materials.   The production capacity is approximately 300 metric tons per month.  At present, the actual monthly production is approximately 150 metric tons.

JinKui operates in the pharmaceutical product packaging industry.  JinKui operates a 12,700 square foot manufacturing facility.  JinKui manufactures a variety of blister packs.  JinKui is a manufacturer of packaging materials for the pharmaceutical and food industry.  It manufactures a series of blister packs that are employed in the packaging of pharmaceutical products.  The type of blister pack employed in the packaging process is dependent on the product to be packaged.  Various products are impacted by heat, light, moisture, and air.  These influences can alter the product and decrease the shelf life.  JinKui manufactures various products that offer various levels of protection against these influences.  The production capacity is approximately 50 metric tons per month.  At present, the actual monthly production is approximately 25 metric tons per month.  JinKui conducts its business at No.1555 Hengnan Road, Pujiang High-tech Park, Shanghai, China, 201114.  JinKui operates a 12,700 square foot manufacturing facility.  In 2005, JinKui received Good Manufacture Practice (GMP) certification from the Chinese State Food and Drug Administration (SFDA), as well a ISO9000 Quality Assurance System.  JinKui’s facilities include a GMP certified lab and production plant.  The plant has one printing machine, one assembly machine, and one cutting machine.  The warehouse has the capability to store raw materials as well as finished products.  The lease on this property commenced on March 10, 2004 and extends through March 9, 2014, and our landlord is Shanghai Shenfa Mechanical Manufacturing Company a 29,868 sq. ft facility, including a building which is 19,428 square feet and the adjacent ground floor which is 10,440 square feet.  From March 2004 through February 2007, the annual rent was $48,129 (RMB 363,900) per year.  From March 2007 through February 2010, the annual rent increased to $51,977 (RMB 393,000).  From March 2010 through February 2012, the annual rent is expected to increase to $56,712 (RMB 428,800).  From March 2012 until the expiration of the lease the annual rent will remain constant at $62,383 (RMB 471,680).

We neither own nor lease any other properties, either real or personal.  We believe our leases are on terms competitive with similar locations in the respective areas.  We also believe the facilities are adequate for our needs at this time.

CONSULTANTS

On January 3, 2007, we entered into a one-year consulting agreement (the "Agreement") with Capital One Resource Co., Ltd., a wholly owned subsidiary of China Direct, Inc.  Under the terms of the agreement, the Company issued 2,000,000 common shares upon signing and an additional 2,000,000 common shares upon completion of a $1.5 million private placement which also took place in January 2007.  The shares issued had a fair value of $0.09 per share totaling $360,000.  Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently larger disincentive for non-performance, the entire fair value of the shares was expensed on the effective date of the agreement.  The Agreement also provided for the issuance of an additional 5,000,000 common shares upon the effectiveness of the registration related to the January 2007 private placement.  These shares, when and if issued, will be fair valued upon issuance.  Due to the absence of vesting or forfeiture provisions in the Agreement relating to these shares, the fair value of the shares issued will immediately be recognized as consulting expense.

On February 15, 2006, we entered into a one year consulting agreement with Skyebanc, Inc. for consulting services. In connection with this consulting agreement, we issued common stock purchase warrants to purchase 500,000 shares of common stock at an exercise price of $.15 per share.  The common stock purchase warrants expire on February 15, 2011. The fair market value of these common stock purchase warrants was $71,243. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently large disincentive for non-performance, the entire fair value of these warrants of $71,243 was expensed on the date of the agreement.  The warrants were valued using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 5 years.

Under the terms of the agreement, Skyebanc, Inc. was our non-exclusive financial advisor. Skyebanc, Inc. provided financial and other general advice as an investment banker with a specific focus on business development, including, advice relating to capital structure, cost of capital, general business strategic planning, competitive landscape and general industry issues, with a view toward maximizing shareholder value.  We engaged Skyebanc to assist in the formulation of a restructuring of its debt and to solicit the plan to the debtholders. Additionally we relied on Skyebanc for general corporate guidance for various financial matters. This agreement did not cover transactions, if any, nor did it address financing in the public or private markets.  These services, if requested, shall be subject to a separate agreement and were expressly not addressed in this agreement.

On January 15, 2007 we entered into a finder agreement with Skyebanc.  As compensation for services related to our January 2007 Private Placement we paid a finder fee of $5,500 and granted common stock purchase warrants to purchase 111,112 shares of common stock exercisable at $.125 per share for a period of five years.

In January 2006 we entered into a three year agreement with China Direct Investments, Inc.  Under the terms of the current agreement, China Direct Investments has been engaged to provide support to us in a variety of areas, including general business consulting, translation services, management of professional resources, identification of potential acquisition targets and investment sources, development of marketing plans and coordination of our public disclosure.  As compensation for its services, we issued China Direct Investments, Inc. an aggregate of 6,000,000 shares of common stock and common stock purchase warrants to purchase 4,700,000 shares exercisable at $.15 per share for a period of 5 years.  The agreement may be terminated by either party upon 30 days notice. The fair value of the common shares and warrants issued totaled $540,000 and $395,675, respectively.  While we expect to benefit from these consulting agreements over their contractual periods, under the provisions of the related accounting guidance, including EITF 96-18 and SFAAS 123, we have expensed these costs, effective with their contract dates. Pursuant to this agreement, we issued 4,890,000 of these shares of common stock to Capital One Resource Co., Ltd. a subsidiary of China Direct, Inc.

MANAGEMENT

Executive Officers, Directors and Key Personnel

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position

David Wu	36	Chief Executive Officer, President &
		Chairman of the Board

Xuejun Chen	36	Vice President & Director

Xiali Gan	40	Chief Financial Officer & Director

Orson Zhang	39	Secretary

Our Articles of Incorporation and Bylaws provide that the number of members of our Board of Directors shall be not less than one (1) and not more than nine (9) members.  Our current number of directors is three (3).  Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified.  Directors are elected for a term of one (1) year.  All our officers serve at the discretion of our Board of Directors.

The following is a biographical summary of the business experience of our directors and executive officers as of June 30, 2007:

David Wu became Chairman of the Board, Chief Executive Officer and President of our Company on October 4, 2004. Since August 1997, he has also been Chief Executive Officer and Chairman of Ningbo Anxin International Co. Ltd.  In November 1999, Mr. Wu assumed the position of Chairman of the Board, Chief Executive Officer and President of Ningbo City Jiangdong Yonglongxin Special Paper Co. Ltd. in addition to his responsibilities with Ningbo Dragon.  In 1996, Mr. Wu established Ningbo Daxie Development Zone Loyalty Trade Corporation, which distributed Solid Bleached Sulfate to the packing industry in China.  Mr. Wu received his B.S. from Zhejiang University in 1992.  Mr. Wu devotes substantially all of his business time to our Company.

Xuejun Chen became our Vice President and a director on October 4, 2004.  In June 1999, he became the Vice General Manager of Sales and marketing for Ningbo Anxin International Co. Ltd.  In 2000, Mr. Chen established Hang Kong CCB as an additional product offering for Ningbo Anxin International Co. Ltd.  Mr. Chen devotes substantially all of his business time to our Company.

Xiali Gan became our Chief Financial Officer and a director on October 4, 2004. Since November 1999, Ms. Gan has served as the Accounting Manager of Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd.  This company was established by Ningbo Anxin International Co., Ltd.  Since November 1999, Ms. Gan has served as the Accounting Manager of Ningbo Anxin International Co., Ltd.  Ms. Gan graduated from Ningbo Senior College with a degree in accounting in 1986. She devotes substantially all of her business time to our Company.

Orson Zhang became our Secretary on October 4, 2004.  From July 1999 through January 2001, he was the standing Vice General Manager of Jiangsu Dare Xinlian Foil Goods Co., Ltd., a manufacturer of the external and internal packaging materials.  In this position, he was responsible for daily operations, reporting directly to the president.  From February 2001 through January 2003, he was the QA/QC Manager of Shanghai International Paper Pacific Millennium Cup Co., Ltd., Shanghai, China, responsible for quality assurance and control.  SH International Paper Pacific Millennium Cup Co., Ltd. is an agent of pulp and paper products of International Paper Company in the Asia region.  From February 2003 through October 2004, he was the Vice General Manager of Shanghai DIJI Investment Management Co., Ltd., Shanghai, China, a management consulting firm in the pulp and paper industry in China.  He graduated from Northwestern Light Industrial College in 1988, and majored in Auto Control Technology. Mr. Zhang devotes substantially all of his business time to our Company.

There are no family relationships between any of our officers and directors.

All of our current management is located in the PRC and no member of our board of directors has previously served as an officer or a director of a U.S. public company.  As a result of both the cultural differences between doing business in the PRC and doing business as a public company in the U.S. as well as the lack of experience of our board of directors with laws, rules and regulations which apply to public companies in the U.S., we are seeking to expand our board of directors to include qualified individuals who are also residents of the United States.

Key Persons

Feng Yang, (36) has served as vice general manager of Shanghai JinKui Packaging Material Co., Ltd. since our acquisition in June 2006.  From March 1997 to June 2006, Mr. Yang served as marketing manager of Ningbo Dragon International Trade Co., Ltd. (f/k/a Ningbo Anxin International Trade Co., Ltd.)

Zhongmin Yang, (43), has served as vice general manager of Hangzhou Yongxin Paper Co., Ltd. (“Yongxin”) since March 2003.  Mr. Yang served as marketing manager of Zhejiang Meinong Silk Screen Printing Co., Ltd January 1999 to February 2003.

Kung Ming Kuo, (54) Wellton’s general manager and sole employee, joined Wellton International Fiber Corp. at inception.  Prior to joining Wellton, Mr. Kuo was employed by Pacific Millennium Paper Company from January 1992 thru January 2002 as its general manager.  Mr. Kuo has 15 years of experience in the paper and pulp industry.  Mr. Kuo graduated from Taiwan Marine & Oceanic University in June 1974.

Director Independence, Audit Committee of The Board Of Directors And Audit Committee Financial Expert

None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission or the New York Stock Exchange or NASDAQ.  Our Board of Directors is presently comprised of individuals who were integral in either the start-up of our company or business of our subsidiaries, in the case of Mr. Wu and Mr. Zhang or general business skills, as in the case of Ms. Gan.  As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors.  In addition, we will require additional resources to obtain directors and officers insurance coverage that is generally necessary to attract and retain independent directors.  As we grow, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our security holders and at least one of which is an "audit committee financial expert" described below.

Our Board of Directors has also not yet established an Audit Committee, and the functions of the Audit Committee are currently performed by the entire Board of Directors.  At such time as we expand our Board of Directors to include independent directors, we intend to establish an Audit Committee of our Board of Directors.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee of our Board of Directors.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B.  In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

▪	understands generally accepted accounting principles and financial statements,

▪	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

▪	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

▪	understands internal controls over financial reporting, and

▪	understands audit committee functions.

Nominating Committee

Our Board of Directors has not yet established a Nominating Committee, and the functions of the Nominating Committee, if any, are currently performed by the entire Board of Directors. At such time as we expand our Board of Directors to include independent directors, we intend to establish a Nominating Committee of our Board of Directors. Our Board of Directors has remained the same for the past 3 years, and as a result we have not needed to develop or implement means or standards by which nominations are vetted or otherwise processed. We are also not currently subject to any law, rule or regulation, however, requiring that we establish or maintain a Nominating Committee of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. No such reports were required to be filed during the fiscal year ended June 30, 2007.

Code of Ethics

As of June 30, 2007, we had not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We expect to adopt the code of ethics prior to the next annual meeting of the shareholders.

Stock Option Plans

2005 Equity Compensation Plan

In June 2005, our Board of Directors and a majority of our shareholders approved by consent our “2005 Stock Option Plan” (the “Equity Compensation Plan” or the “Plan”).  This Plan provides for the grant of incentive and non-qualified stock options that may be issued to key employees, non-employee directors, independent contractors and others.  We reserved 5,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 5,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and security holders, as required.  As of December 31, 2006, grants for a total of 5,000,000 shares had been made under the 2005 Equity Compensation Plan and 0 shares remain available under the 2005 Equity Compensation Plan.  Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.  Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market.  Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.  The options are to be granted for a term of not more than five (5) years and other terms and conditions that are usual and customary.  As of the date of this report, no options to purchase shares are available under our 2005 Equity Compensation Plan.  A detailed table reflecting the outstanding equity compensation plans is available below.  No officers or directors received shares pursuant to the Equity Compensation Plan.

The purpose of the Plan is to aid us in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth.

The 2005 Equity Compensation Plan is administered by our Board of Directors or an underlying committee.  The Board of Directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price.  All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.  Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only our employees are eligible to receive incentive options.  In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares.  Furthermore, compensatory stock grants may also be issued.

Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant.  The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.  The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.  The per share purchase price of shares issuable upon exercise of a plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the 2005 Equity Compensation Plan.

All incentive stock options expire on or before the 10th anniversary of the date the option is granted; however, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant.  Non-qualified options expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

All plan options are not assignable and transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee.  If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.  If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.  If an optionee's employment terminates for any reason other than death or disability, the optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.  If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options.  Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options.  In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

The Board of Directors or committee may amend, suspend or terminate the plan at any time.  However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan.  Further, no amendment to the plan which has the effect of increasing the aggregate number of shares subject to the plan (except for adjustments due to changes in our capitalization), or changing the definition of "eligible person" under the plan, may be effective unless and until approved by our security holder in the same manner as approval of the plan was required.  Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended June 30, 2007, 2006 and 2005: (i) individuals who served as, or acted in the capacity of, our principal executive officer for the fiscal year ended June 30, 2007; and (ii) our other most highly compensated executive officer, who together with the principal executive officer are our most highly compensated officers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended June 30, 2007 and who were employed at the end of fiscal year 2007.

Name and Prinicpal		Salary	Stock Bonus	Option Awards	Non-Equity Incentive Plan Award(s)	Non-Qualified Deferred	All Other	Compensation	Total
Position	Year	($)	($)	($)	($)	Compensation	Earnings	($)	($)

David Wu (1)	2007	15,852	0	0	0	0	0	0	15,852

	2006	13,650	0	0	0	0	0	0	13,650

	2005	14,509	0	0	0	0	0	0	14,508

Kung Ming Kuo (2)	2007	105,000	0	0	0	0	0	0	105,000

(1) The annual amount of perquisites and other personal benefits, if any, did not exceed $10,000 for the named executive officer and has therefore been omitted, unless otherwise stated above.
(2) Mr. Kuo only became eligible for inclusion herein in 2007.

GRANTS OF PLAN-BASED AWARDS FOR 2007

The following table summarizes grants of plan-based awards to each Named Executive Officer during 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#))	Options (#)	Awards $/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

None	-	-	-	-	-	-	-	-	-	-

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding equity awards at June 30, 2007:

	Option Awards				Stock Awards

	Equity Incentive Plan Awards:					Equity
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Number of Shares or Units That Have Option Expiration Date	Equity Incentive Plan Awards: Number of Market Value of Shares or Units of Stock That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unites or Other Stock that Have Not Vested ($)	Unearned Shares, Unites or Other Rights That Have Not Vested	Rights That Have Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

None	-	-	-	-	-	-	-	-	-

OPTION EXERCISES AND STOCK VESTED FOR 2007

The following table shows the option awards exercised, value realized on exercise, number of stock awards acquired and value of stock awards realized for each our Named Executive Officers during 2007:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

None

DIRECTOR COMPENSATION FOR 2007

The following table shows the details of compensation paid to our outside directors during 2007:

Change in Pension
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Value and Nonqualified Deferred Compensation	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

None	-	-	-	-	-	-	-

COMPENSATION DISCUSSION AND ANALYSIS

Our Board of Directors has not yet established a Compensation Committee, and the functions of the Compensation Committee are currently performed by the entire Board of Directors. At such time as we expand our Board of Directors to include independent directors, we intend to establish a Compensation Committee of our Board of Directors. Any and all responsibilities relating to compensation have been performed by the Board of Directors.

Elements of Executive Compensation

BASE SALARY

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices, internal pay equity and the tax deductibility of base salary.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Our Compensation Decisions

This section describes the compensation decisions that we made with respect to the named executive officer for fiscal 2006 and fiscal 2007.

EXECUTIVE SUMMARY

In summary, the compensation decisions made in fiscal 2006 and fiscal 2007 for the named executive officers were as follows:

▪	We did not increase base salaries for the named executive officers, and there is no plan to do so in fiscal 2008.

▪	In fiscal 2007, no bonuses were awarded to the then-named executive officers.

▪	Performance-based pay represented 0% of the total compensation actually paid to the named executive officers for fiscal 2006, and fiscal 2007 and the Board is presently assessing this for fiscal 2008.

We believe that these decisions are consistent with our core compensation principles:

▪	We believe in a pay for performance culture;

▪	Compensation decisions should promote the interests of long-term stockholders; and

▪	Compensation should be reasonable and responsible.

BASE SALARY

The base salaries are mandated in employment agreements with the named executive officers:

NAME	TITLE	2007 BASE SALARY

David Wu	CEO	$ 15,852

Kung Ming Kuo	General Manager	$ 105,000

STOCK OPTION GRANTS

We did not grant any stock options to our executive officers in fiscal 2007.

EMPLOYMENT AGREEMENTS

On January 1, 2007 David Wu, our CEO entered into an employment agreement. Under the terms of the employment agreement David Wu will remain employed by us as CEO until December 31, 2011. Annual compensation will be approximately $15,852 per year.

On December 31, 2006 Kung Ming Kuo entered into an employment agreement with Wellton International Fiber Corp. Under the terms of the agreement Mr. Kuo will serve as general manager of Wellton through December 31, 2011 at an annual salary of $210,000.

SEVERANCE ARRANGEMENTS

None.

CHANGE-IN-CONTROL ARRANGEMENTS

None.

At present, the named executive officers do not hold any unvested stock options that would become vested upon a change in control.

STOCK OWNERSHIP REQUIREMENT FOR MANAGEMENT

We do not have a policy requiring stock ownership by management.

COMPENSATION OF DIRECTORS

Our directors do not currently and have never received any compensation for serving as directors.  However, we expect to adopt a plan of reasonable compensation for our directors.  We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

·       the officer or director conducted himself or herself in good faith;

·       his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

·       in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.  We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

This provision limits our rights and the rights of our security holders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above.  This provision does not limit our rights or the rights of any security holder to seek injunctive relief or rescission if a director breaches his duty of care.  These provisions will not alter the liability of directors under federal securities laws.  Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Dragon International, a Nevada Corporation, pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 30, 2007 we reflect a related party balance of $324,311. On June 29, 2007, we acquired a 51% equity interest in Wellton International Fiber Corp. ("Wellton"). The previous owner advanced funds to Wellton for working capital purposes. At June 30, 2007, we owed $324,311 to the previous owner. Subsequently on September 28, 2007, effective October 1, 2007, Dragon Nevada acquired the remaining 49% equity interest in Wellton.  As a result, effective October 1, 2007 Wellton is a wholly owned subsidiary of Dragon Nevada.

At June 30, 2006, we had a net receivable from officers amounting to $3,498.  At December 31, 2006, these amounts were satisfied and there were no balances due from or due to related parties as of year ended June 30, 2007.

On June 1, 2005 Ningbo Dragon acquired 100% of Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon Packaging"). Dragon Packaging, established in August 2002, is located in Ningbo, China, in close proximity to the headquarters of Ningbo Dragon. Dragon Packaging had no operations at the time of the acquisition. Ningbo Dragon acquired the assets of Dragon Packaging, notably land use rights valued at $2,494,247. Under the terms of the agreement Ningbo Dragon assumed land use rights of $2,494,247, other assets of $1,306,588, and debt of $1,007,329.  The other assets of $1,306, 588 consisted of cash, prepaid expenses, other receivables, fixed assets and deferred assets. At the time of the acquisitions we held a due from related party of $2,793,506. We acquired Dragon Packaging in exchange for the waiver of the $2,793,506 owed to us. As a result Dragon Packaging is a wholly owned subsidiary of Ningbo Dragon.

Prior to the acquisition, XinYi was owned by Feng, Taiyuan, an unrelated third party.

On the land acquired in the agreement with Dragon Packaging, Ningbo Dragon constructed a new 91,400 square foot manufacturing facility.  The total cost of the new facility was approximately $1,500,000.

Michael Levine, our former President, from time to time, provided advances to us for operating expenses.  These advances were short-term in nature and non-interest bearing.  The amount due to our former President at June 30, 2006, was $17,506 and is included in accrued expenses on our accompanying balance sheet.

In September 2002, Michael Levine, our former President, loaned us $10,000 to pay operating expenses pursuant to a note.  This note is convertible into 1,333,333 shares of our common stock at a conversion price of $0.0075 per share and was due on the earlier of (i) our successfully consummating a merger or acquisition, or (ii) one year from the date of the note.  When we closed our merger with Dragon International Group Corp., the term of this note was converted into a demand note.  Additionally, in April 2004, our former President entered into a convertible note agreement with us to convert $31,124 of advances to pay operating expenses into to a convertible note.  This note is convertible into 4,149,867 shares of our common stock at a conversion price of $0.0075 per share and was due on the earlier of (i) our successfully consummating a merger or acquisition, or (ii) one year from the date of the note.  When we closed our merger with Dragon International Group Corp., the term of this note was converted into a demand note.  Interest accrues at the rate of 3% per annum and aggregated $105 for the six months ended December 31, 2005.  Prior to December 31, 2005, we issued 4,136,789 shares of common stock in connection with the conversion of $31,026 of this debt.  In October 2005 and June 2006, we issued a total of 1,458,267 shares of our common stock in connection with the conversion of $10,098 of this debt, plus accrued interest of $839. At June 30, 2006, the note was fully converted and there is no outstanding convertible notes payable related to our former President.

As each of our directors is also an officer, we do not consider any of our directors to be "independent". We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors.

PRINCIPAL SECURITY HOLDERS

At March 31 , 2008 we had 106,550,011 shares of our common stock issued and outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of March 31 , 2008 by:

▪       each person known by us to be the beneficial owner of more than 5% of our common stock;
▪       each of our directors;
▪       each of our executive officers; and
▪       our executive officers, directors and director nominees as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owners (1)	Amount & Nature of Beneficial Ownership	Percentage of Class

David Wu (2)	12,250,000	11.5%
Xuejen Chen	-	0.0%
Xiali Gan	-	0.0%
All officers & directors as a group (three persons)	12,250,000	11.5%

Capital One Resource Co., Ltd.(3)	6,890,000	6.5%

(1)           Unless otherwise noted, then address of each of these persons is c/o Dragon International Group Corp., No. 201 Guangyuan Road, District C, Investment Pioneering Park, Jiangbei, Ningbo, China 315033

(2)           David Wu is the only officer or director who owns any of our securities.

(3)           Capital One Resource Co., Ltd., a Chinese entity, is a wholly owned subsidiary of CDI China, Inc. a Florida corporation, which is a wholly owned subsidiary of China Direct, Inc., which acts as consultant to us. The address for Capital One Resources Co., Ltd. is W635 Jinjiangjunling Mansion, 59 Maomingnan Rd, Shanghai China, 200020. China Direct, Inc. is a publicly listed company in the United States. According to its Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006 , China Direct, Inc.'s issued and outstanding common stock is owned by the following officers, directors and 5% holders, in addition to its public ownership:

Dr.Yuejian (James) Wang	3,800,000	17.94%
Marc Siegel	5,300,000	25.02%
David Stein	2,733,144	13.31%
Yi (Jenny) Liu	48,000	0%
All officers and directors as a group (three persons)	11,833,114	51.167%
Richard Galterio	1,325,000	6.56%

At June 30, 2007, no shares had been issued, and no shares of our common stock were available for issuance, under equity compensation plans.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share, 25,000,000 shares of preferred stock, par value $.001 per share.  At October 15, 2007 we had 96,363,982 shares of common stock and no shares of preferred stock outstanding.

Common Stock

All of the common stock authorized under our Articles of Incorporation has equal voting rights and powers without restrictions in preference.  The holder of any of our common stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power.  The holders of our common stock shall not have pre-emption rights pursuant to our Articles of Incorporation, as amended.  Holders of our common stock are entitled to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our board of directors out of funds legally available for such purpose.

Preferred Stock

Our Articles of Incorporation also authorize 25,000,000 shares of Preferred Stock, par value of $0.001 per share, none of which has been issued, and which is not part of this prospectus.  The Preferred Stock is entitled to preference over the common stock with respect to the distribution of assets of our company in the event of liquidation, dissolution, or winding-up of our company, whether voluntarily or involuntarily, or in the event of the any other distribution of assets of Dragon International Group Corp. among its security holders for the purposes of winding-up affairs.  The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The directors, in their sole discretion, have the power to determine the relative powers, preferences, and right of each series of preferred stock.

Warrants

At March 31 , 2008 we have outstanding common stock purchase warrants to purchase an aggregate of 43,315,282 shares of our common stock with exercise prices ranging from $.01 to $.30 per share which are being registered in this registration statement:

We have outstanding common stock purchase warrants to purchase 18,333,342 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 8,333,340 shares of common stock at an exercise price of $.15 per share for a period of five years in connection with the January 2007 private placement.

We have outstanding 1,787,500 common stock purchase warrants exercisable at $.15 per share in connection with the March 2005 private placement.

We have outstanding 3,854,800 common stock purchase warrants exercisable at $.15 per share in connection with the July 2005 private placement.

We have outstanding 814,000 common stock purchase warrants exercisable at $.01 per share expiring on July 11, 2010.  Common stock purchase warrants to purchase 314,000 shares exercisable at $.01 were granted to Skyebanc, Inc. as placement agent for the July 2005 Private Placement and 500,000 common stock purchase warrants common stock exercisable at $.01 per share were granted to Skyebanc, Inc. pursuant to a consulting agreement.

We have outstanding 5,492,300 common stock purchase warrants exercisable at $.15 per share in connection with the January 2006 conversion offer.

Anti-takeover Provisions

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our security holders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of Nevada law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested security holders.

In addition, our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors.  Our board of directors may, without security holder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common security holders and may be used to defeat a takeover attempt.

Regulation as a Penny Stock

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

▪	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

▪	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

▪	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

▪	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

▪
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level,  along with the inevitable collapse of those prices with consequent investor losses.

Purchasers of penny stocks may have certain legal remedies available to them in the event the obligations of the broker-dealer from whom the penny stock was purchased violates or fails to comply with the above obligations or in the event that other state or federal securities laws are violated in connection with the purchase and sale of such securities.  Such rights include the right to rescind the purchase of such securities and recover the purchase price paid for them.  Application of these penny stock regulations to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, subject to certain limited exceptions, eliminate the personal liability of a director to our company or our shareholders for monetary damage for any breach of duty as a director.  There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit.  In addition, if at any time the Nevada law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Nevada statute require such action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT

Our transfer agent is Corporate Stock Transfer Company, located at 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209 and its phone number is 303.282.4800.

SELLING SECURITY HOLDERS

At March 31 , 2008 we had 106,550,011 shares of our common stock issued and outstanding.  This prospectus relates to periodic offers and sales of 64,871,954 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

▪	21,556,672 shares which are presently outstanding, and
▪	43,315,282 shares issuable upon the exercise of the common stock purchase warrants with exercise prices ranging from $.01 to $.30 per share.

The following table sets forth each stockholder who is offering his shares of our common stock for sale under this prospectus, any position, office or other material relationship which such selling stockholder has had with us within the past three years, the amount of shares owned by such stockholder prior to this offering, the amount to be offered for such stockholder’s account, the amount to be owned by such stockholders following completion of the offering and (if one percent or more) the percentage of the class to be owned by such stockholder after the offering is complete.  The prior-to-offering figures are as of February 4, 2008. All share numbers are based on information that these stockholders supplied to us.  This table assumes that each stockholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Stockholders are not required to sell their shares.  Beneficial ownership is determined in accordance with Commission rules and regulations and includes voting or investment power with respect to the securities.

All proceeds of this offering will be received by the selling stockholder for its own account.  We may receive proceeds in connection with the exercise of the warrants, the underlying shares associated with which may, in turn, be sold by the selling stockholder.  As used in this prospectus, the term “selling stockholder” includes the selling stockholder and its transferees, assignees, pledgees, donees or other successors.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder.  After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock.  Information about the selling stockholder may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The percentage interest of each selling stockholder is based on the beneficial ownership of such selling stockholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such selling stockholder (but not any other selling stockholder) when exercising warrants or other rights in the future.

Name of Selling Security Holder	Number of Shares owned	Percentage owned prior to offering	Number of shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Andrew I. Telsey [1,3]	80,000	*	80,000	0	0%
CE Revocable Trust Cal Eisenberg1,3,20 Trustee [1,3,20]	100,000	*	100,000	0	0%
Dan Lee [1,4]	300,000	*	300,000	0	0%
Donald R. Smith [1,3]	400,000	*	400,000	0	0%
Douglas Wertheimer [1,3]	100,000	*	100,000	0	0%
Edward Messreni [1,5]	50,000	*	50,000	0	0%
Frances Schoor Qualified Personal Residence Trust [1,3,21]	200,000	*	200,000	0	0%
George Anna Gleason [1,3]	100,000	*	100,000	0	0%
Howard M. Schoor Qualified Personal Residence Trust [1,3,22]	200,000	*	200,000	0	0%
James Adametz [1,3]	100,000	*	100,000	0	0%
Jayakumar & Purnima Patil [1,3]	200,000	*	200,000	0	0%
Jeffrey & Judith Miller [1,3]	100,000	*	100,000	0	0%
Jo-Bar Enterprises LLC [1,3,23]	400,000	*	400,000	0	0%
John Zale [1,3]	100,000	*	100,000	0	0%
Leonard Schiller [1,3]	125,000	*	100,000	0	0%
Linda Van Le [1,3]	99,600	*	99,600	0	0%
Louis Sudler [1,3]	400,000	*	400,000	0	0%
Michel Janis and Rosamond Janis [1,3]	200,000	*	200,000	0	0%
Nicolas Khala [1,3]	200,000	*	200,000	0	0%
Nite Capital, LP [1,3,13]	400,000	*	400,000	0	0%
Norman H. Cohen & Stephanie Randall Partnership [1,3,24]	100,000	*	100,000	0	0%
Norman Jacobs [1,3]	200,000	*	200,000	0	0%
Nunley Investments, LLC [1,3,25]	400,000	*	400,000	0	0%
Phillip Schiller [1,3]	100,000	*	100,000	0	0%
Pooja Patil [1,3]	100,000	*	100,000	0	0%
Richard David [1]	600,000	*	600,000	0	0%
Richard L. Bazelon & Eileen A. Bazelon [1,3]	400,000	*	400,000	0	0%
W.M Huse M.D. & Margaret R. Huse M.D. [1,3]	200,000	*	200,000	0	0%
Orthopedic Specialists P/S FBO Austin Gleason, Austin Gleason Trustee [1,2,3,30]	550,000	*	550,000	0	0%
China Discovery Investors, Ltd. [1,2,3,26]	700,000	*	700,000	0	0%
Elicia David [1,2,3]	1,050,000	1.1%	1,050,000	0	0%
Henry G. Herzing 1999 Trust [1,2,3,27]	980,000	1.0%	980,000	0	0%
Rasen Trust [1,2,3,28]	350,000	*	350,000	0	0%
The Mulkey II Limited Partnership [1,2,3,29]	700,000	*	700,000	0	0%

Victor Novogrodsky [1,2,3]	875,000	*	875,000	0	0%
David Stein [6]	25,000	*	25,000	0	0%
Mario Marsillo [6]	-	*	-	0	0%
Peter Fulton [6]	78,220	*	78,220	0	0%
Richard Galterio [6]	110,000	*	110,000	0	0%
Skyebanc, Inc. [7]	686,892	*	686,892	0	0%
Alpha Capital Anstalt [8]	9,027,780	8.9%	9,027,780	0	0%
CMS Capital [9]	2,777,780	2.8%	2,777,780	0	0%
Harborview Master Fund L.P. [10]	5,555,556	5.6%	5,555,556	0	0%
Libra Finance, S.A. [11]	168,056	*	168,056	0	0%
Monarch Capital Fund, Ltd. [12]	9,027,780	8.9%	9,027,780	0	0%
Nite Capital, L.P. [13]	2,777,780	2.8%	2,777,780	0	0%
Osher Capital Partners, LLC [14]	1,984,724	2.0%	1,984,724	0	0%
Paul Prager,	694,446	*	694,446	0	0%
Robert Prager	27,778	*	27,778	0	0%
Treshnish Investment, Inc. [15]	2,083,336	2.1%	2,083,336	0	0%
Utica Advisors [16]	763,890	*	763,890	0	0%
Whalehaven Capital Fund Limited [17]	8,333,336	8.2%	8,333,336	0	0%
China Direct Investments, Inc. [18]	4,700,000	4.7%	4,700,000	0	0%
Capital One Resources Co., Ltd. [19]	4,890,000	5.1%	4,890,000	0	0%
	64,871,954		64,871,954	0
* less than 1%

1           The number of shares of common stock owned and offered includes common stock purchase warrants granted during the July 2005 private placement.  As per the terms of the July 2005 private placement, each investor received 2 common stock purchase warrants for every dollar invested under the terms of the July 2005 private placement.  These common stock purchase warrants were originally exercisable at $.30 per share for a period five years.  Pursuant to the January 2006 conversion offer, in the event the note holder elected to convert, the exercise price of the common stock purchase warrants received by the investor was reduced to $.15 per share.

2           The number of shares of common stock owned and offered includes common stock purchase warrants granted during the March 2005 private placement.  As per the terms of the March 2005 private placement, each investor received 5 common stock purchase warrants for every dollar invested under the terms of the March 2005 private placement.  These common stock purchase warrants were originally exercisable at $.40 per share for a period five years.  Pursuant to the January 2006 conversion offer, in the event the holder elected not to convert, the exercise price of the common stock purchase warrants received by the investor was reduced to $.15 per share.

3           The number of shares of common stock owned and offered includes common stock purchase warrants granted during the January 2006 conversion offer.  As per the terms of the January 2006 conversion offer, each investor electing to convert were granted one common stock purchase warrant for every common stock purchase warrant held at the time of the January conversion offer.  The common stock purchase warrants granted pursuant to the January conversion offer are exercisable at $.15 per share for a period of five years

4           The number of shares of common stock owned and offered includes common stock purchase warrants granted during the July 2005 private placement.  As per the terms of the July 2005 private placement, each investor received 2 common stock purchase warrants for every dollar invested under the terms of the July 2005 private placement.  These common stock purchase warrants were originally exercisable at $.30 per share for a period five years.  Pursuant to the January 2006 conversion offer, in the event the note holder elected to convert, the exercise price of the common stock purchase warrants received by the investor was reduced to $.15 per share.  Mr. Dan Lee elected to convert half his principal and interest due as of January 2006 under the terms of the January 2006 Conversion offer.  Thereafter Dan Lee assigned his remaining principal and interest due to a third party, who elected to convert the remaining principal and interest under the terms of the January 2006 conversion offer.

5           The number of shares of common stock owned and offered includes common stock purchase warrants granted during the July 2005 private placement.  As per the terms of the July 2005 private placement, each investor received 2 common stock purchase warrants for every dollar invested under the terms of the July 2005 private placement.  These common stock purchase warrants were originally exercisable at $.30 per share for a period five years.  Pursuant to the January 2006 conversion offer, in the event the note holder elected to convert, the exercise price of the common stock purchase warrants received by the investor was reduced to $.15 per share.  Mr. Ed Messreni elected not to convert his principal and interest due as of January 2006 under the terms of the January 2006 Conversion offer.  Thereafter Ed Messreni assigned his remaining principal and interest due to a third party, who elected to convert the remaining principal and interest under the terms of the January 2006 conversion offer.

6           The number of shares of common stock owned and offered includes common stock purchase warrants received as placement agent during the July 2005 Private Placement.  We granted Skyebanc, Inc., a broker-dealer and NASD member firm, five year common stock purchase warrants to purchase 500,000 shares of common stock exercisable at $.01 as placement agent related to our July 2005 private placement.  As of the date of this report Skyebanc, Inc. has exercised 186,000 of these warrants, and only 314,000 remain outstanding.

7           The number of shares of common stock owned and offered includes 500,000 shares underlying common stock purchase warrants exercisable at $.01 per share that Skyebanc, Inc., a broker-dealer and NASD member firm, was issued as a consulting fee in February 2006 118,000 shares underlying common stock purchase warrants exercisable at $.01 per share that Skyebanc, Inc., a broker-dealer and NASD member firm, was issued as a fee for its services as a placement agent, and 111,112 shares underlying common stock purchase warrants exercisable at $.125 per share granted to Skyebanc, Inc. as a finders fee related to our March 2007 private placement.  Of these warrants 68,892 are held in the name of Skyebanc, Inc, and 42,220 are held in the name of Peter Fulton.  Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

8           The number of shares of common stock owned and offered includes 3,611,112 shares of common stock, 3,611,112 shares underlying common stock purchase warrants exercisable at $.125 and 1,805,556 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 5,416,668 shares issuable upon exercise of the warrant and the number of shares to be offered does include 5,416,668 shares issuable upon exercise of the warrant.  Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

9           The number of shares of common stock owned and offered includes 1,111,112 shares of common stock 1,111,112 shares underlying common stock purchase warrants exercisable at $.125 per share and 555,556 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 1,666,668 shares issuable upon exercise of the warrant and the number of shares to be offered does include 1,666,668 shares issuable upon exercise of the warrant.  Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

10           The number of shares of common stock owned and offered includes 2,222,222 shares of common stock, 2,222,222 shares underlying common stock purchase warrants exercisable at $.125 per share and 1,111,112 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 3,333,334 shares issuable upon exercise of the warrants and the number of shares to be offered does include 3,333,334 shares issuable upon exercise of the warrants.  Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors, LLC.  Messrs. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors, LLC and have voting and dispositive control over securities held by Harborview Master Fund L.P.

11           The number of shares of common stock owned and offered includes 168,056 shares underlying common stock purchase warrants exercisable at $.125 per share issued to Libra Finance, S.A. as a due diligence fee associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 168,056 shares issuable upon exercise of the warrants and the number of shares to be offered does include 168,056 shares issuable upon exercise of the warrants.  Mr. Seymore Braun has voting and dispositive control over securities held by Libra Finance, S.A.

12           The number of shares of common stock owned and offered includes 3,611,112 shares of common stock, 3,611,112 shares underlying common stock purchase warrants exercisable at $.125 per share and 1,805,556 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 5,416,668 shares issuable upon exercise of the warrants and the number of shares to be offered does include 5,416,668 shares issuable upon exercise of the warrants.  Mr. Joseph Franck has voting and dispositive control over securities held by Monarch Capital Fund, Ltd.

13           The number of shares of common stock owned and offered includes 1,111,112 shares of common stock, 1,111,112 shares underlying common stock purchase warrants exercisable at $.125 per share, and 955,556 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 2,066,668 shares issuable upon exercise of the warrants and the number of shares to be offered does include 2,066,668 shares issuable upon exercise of the warrants.  Mr. John Prinz has voting and dispositive control over securities held by Nite Capital, L.P.

14           The number of shares of common stock owned and offered includes 555,556 shares of commons tock, 1,151,390 shares underlying common stock purchase warrants exercisable at $.125 per share and 277,778 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The number of shares underlying the common stock purchase warrants exercisable at $.125 includes 595,834 shares underlying common stock purchase warrants exercisable at $.125 per share granted to Osher Capital Partners, LLC as a due diligence fee in the March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 1,429,168 shares issuable upon exercise of the warrants and the number of shares to be offered does include 1,429,168 shares issuable upon exercise of the warrants.  Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC.

15           The number of shares of common stock owned and offered includes 833,334 shares of commons tock, 833,334 shares underlying common stock purchase warrants exercisable at $.125 per share and 416,668 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 1,250,002 shares issuable upon exercise of the warrants and the number of shares to be offered does include 1,250,002 shares issuable upon exercise of the warrants.  Mr. Bernard Korolnik has voting and dispositive control over securities held by Treshnish Investment, Inc.

16           The number of shares of common stock owned and offered includes 763,890 shares underlying common stock purchase warrants exercisable at $.125 per share issued as a due diligence fee for its services as an advisor to Monarch Capital Fund, Ltd., an investor in the March 2007 offering.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 763,890 shares issuable upon exercise of the warrants and the number of shares to be offered does include 763,890 shares issuable upon exercise of the warrants.  Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

17           The number of shares of common stock owned and offered includes 3,333,334 shares of common stock, 3,333,334 shares underlying common stock purchase warrants exercisable at 4.125 per share and 1,666,668 shares underlying common stock purchase warrants exercisable at $.15 per share associated with our March 2007 private placement.  The common stock purchase warrants are not convertible or exercisable to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock.  Accordingly, the number of shares beneficially owned does not include 5,000,002 shares issuable upon exercise of the warrants and the number of shares to be offered does include 5,000,002 shares issuable upon exercise of the warrants.   Mr. Michael Finkelstein has voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

18           The number of shares of common stock owned and offered includes 4,700,000 shares underlying common stock purchase warrants exercisable at $.15 per share issued in January 2006 pursuant to a consulting agreement.  The executive management of China Direct Investments, Inc., Mssrs James Wang, CEO and Marc Siegel, President have voting and dispositive control over securities held by China Direct Investments, Inc.

19           The number of shares of common stock owned and offered includes 4,890,000 shares underlying common stock issued in January 2007 for consulting and advisory services. The executive management of China Direct, Inc., Mssrs James Wang, CEO and Marc Siegel, President have voting and dispositive control over securities held by Capital One Resources Co., Ltd.

20           Mr. Cal Eisenberg has voting and dispositive control over securities held by C.E. Revocable Trust.

21           Frances Schoor has voting and dispositive control over securities held by Frances Schoor Qualified Personal Residence Trust.

22           Howard Schoor has voting and dispositive control over securities held by Howard Schoor Qualified Personal Residence Trust.

23           Mr. Joel Stone has voting and dispositive control over securities held by Jo-Bar Enterprises LLC.

24           Mr. Norman Cohen and Ms. Stephanie Randall have voting and dispositive control over securities held by Norman H. Cohen & Stephanie Randall Partnership.

25           Mr. Pierce Nunley has voting and dispositive control over securities held by Nunley Investments, LLC.

26           Mr. Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd.

27           Mr. Henry Herzing has voting and dispositive control over securities held by Henry Herzing  1999 Trust

28           Mr. Patrick Keating has voting and dispositive control over securities held by Rasen Trust.

29           Mr. David Mulkey has voting and dispositive control over securities held by Mulkey II Limited Partnership.

30           Dr. Austin Gleason has voting and dispositive control over securities held by Orthopedic Specialists P/S FBO Austin Gleason, Austin Gleason Trustee

PLAN OF DISTRIBUTION

Selling security holders may offer and sell, from time to time, the shares of our common stock covered by this prospectus.  The term selling security holders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other non-sale related transfer.  The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.  The selling security holders may sell their securities by one or more of, or a combination of, the following methods:

▪       purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

▪       ordinary brokerage transactions and transactions in which the broker solicits purchasers;

▪       block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪       an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

▪       in making short sales or in transactions to cover short sales;

▪       in put or call option transactions relating to the shares;

▪       in privately negotiated transactions; and

▪       in options, swaps or derivatives transactions.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

In connection with distributions of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling security holders.  The selling security holders may also sell shares of our common stock short and redeliver the securities to close out their short positions.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction.  The selling security holders may also loan or pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the loaned or pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be treated as “underwriters” within the meaning of the Securities Act in connection with sales.  Any profits realized by the selling security holders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

The selling security holders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 (Exchange Act).  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders and other participating persons.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution.  This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.  We have informed the selling security holders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

We will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify the selling security holders and the selling security holders have agreed to indemnify us against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

We are paying all expenses and fees in connection with the registration of the shares.  The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of their shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None

LEGAL MATTERS

The legality of the securities offered in this prospectus has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements for the years ended June 30, 2007 and 2006 are incorporated in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Sherb & Co.  LLP, Certified Public Accountants, and are included herein in reliance upon the authority of this firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.  The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

CONTENTS

UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR PERIOD ENDING DECEMBER 31, 2007

Consolidated Condensed Balance Sheet	F-1

Consolidated Condensed Statements of Operations	F-2

Consolidated Condensed Statements of Cash Flows	F-3

Notes to Consolidated Condensed Financial Statements	F-4

CONSOLIDATED FINANCIAL STATEMENTS FOR PERIODS ENDING JUNE 30, 2006 AND 2007

Report of Independent Registered Public Accounting Firm	F-13

Consolidated Financial Statements:

Consolidated Balance Sheet	F-14

Consolidated Statements of Operations	F-15

Consolidated Statements of Stockholders' Equity	F-16

Consolidated Statements of Cash Flows	F-17

Notes to Consolidated Financial Statements	F-19

Part I – Financial Information
Item 1 – Financial Statements

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET
DECEMBER 31, 2007
(UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash	$546,231
Accounts receivable (net of allowance for doubtful accounts of $165,780)	8,912,362
Inventories	2,874,823
Advances on purchases	4,155,760
Other receivables	54,419
Cash-restricted	273,444
Note receivable	161,905
Prepaid expenses and other current assets	1,103,754

Total Current Assets	18,082,698

Property and equipment - net	3,072,376
Land use rights - net	2,672,300
Intangible assets - net	278,601
Deferred Expense	18,532

Total Assets	$24,124,507

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable - current portion	$4,117,944
Accounts payable	5,171,615
Accrued expenses	304,939
Advances from customers	46,290
Other payables	2,415,623
Liability in connection with acquisition	1,123,573
Due to related party	319,080

Total Current Liabilities	13,499,064

STOCKHOLDERS' EQUITY:
Preferred stock ($.001 Par Value; 25,000,000 Shares Authorized:; No shares issued and outstanding	-
Common stock ($.001 Par Value; 200,000,000 Shares Authorized; 96,363,982 shares issued and outstanding)	96,364
Additional paid-in capital	10,271,878
Accumulated deficit	(544,557)
Other comprehensive income - foreign currency	801,758

Total Stockholders' Equity	10,625,443

Total Liabilities and Stockholders' Equity	$24,124,507

See notes to unaudited consolidated condensed financial statements

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
DECEMBER 31, 2007
(UNAUDITED)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2007	2006	2007	2006
		Restated		Restated

NET REVENUES	$13,056,527	$5,188,903	$20,986,025	$10,021,887

COST OF SALES	12,122,988	4,755,973	19,454,321	9,216,443

GROSS PROFIT	933,539	432,930	1,531,704	805,444

OPERATING EXPENSES:
Selling expenses	92,716	23,113	285,024	137,946
General and administrative	289,000	176,762	523,339	490,122
Total Operating Expenses	381,716	199,875	808,363	628,068

INCOME FROM OPERATIONS	551,823	233,055	723,341	177,376

OTHER INCOME (EXPENSE):
Income tax abatement	1,621,322	-	1,621,322	-
Other income	70,653	6,410	128,047	100,073
Interest (expense)	(95,031)	(43,331)	(174,523)	(76,763)
Total Other Income (Expense)	1,596,944	(36,921)	1,574,846	23,310

INCOME BEFORE INCOME TAXES	2,148,767	196,134	2,298,187	200,686

INCOME TAXES	(172,009)	-	(262,907)	-

NET INCOME BEFORE MINORITY INTEREST	1,976,758	196,134	2,035,280	200,686

MINORITY INTEREST IN INCOME OF SUBSIDIARY	-	-	(75,870)	-

NET INCOME	1,976,758	196,134	1,959,410	200,686

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation	217,420	269,560	316,200	352,614

COMPREHENSIVE INCOME	$2,194,178	$465,.694	$2,275,610	$553,300

NET LOSS PER COMMON SHARE
Basic	$0.02	$0.00	$0.02	$0.00
Diluted	$0.02	$0.00	$0.02	$0.00
WEIGHTED COMMON SHARES OUTSTANDING:
Basic	96,363,982	71,275,524	96,363,982	67,885,372
Diluted	139,679,254	71,635,524	139,679,264	68,245,372

See notes to unaudited consolidated condensed financial statements

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
DECEMBER 31, 2007
(UNAUDITED)

	For the Six Months Ended December 31,
	2007	2006
		Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,959,410	$200,686
Adjustments to reconcile net loss to net cash used in operating Activities:
Depreciation and amortization	258,447	204,267
Allowance for doubtful accounts	(40,674)	(20,045)
Minority interest	75,870	-

Changes in assets and liabilities:
Accounts receivable	(1,549,783)	(293,917)
Inventories	(776,969)	(441,323)
Prepaid and other current assets	(947,566)	343,376
Notes receivables	284,008	-
Other receivables	(54,419)	-
Advances to employees	(7,424)	-
Advances on purchases	11,273	(2,059,720)
Other assets	(18,531)	78,759
Accounts payable	2,012,928	1,786,883
Tax payable	(1,445,698)	-
Other payables	(42,774)	-
Accrued expenses	(170,583)	(324,191)
Advances from customers	20,935	(46,051)

NET CASH USED IN OPERATING ACTIVITIES	(431,550)	(571,276)

CASH FLOWS FROM INVESTING ACTIVITIES:
Due to related parties	-	3,498
Capital expenditures	(390,251)	(392,606)

NET CASH FLOW PROVIDED BY(USED IN) INVESTING ACTIVITIES	(390,251)	(389,108)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	171,566	1,944,355
Repayment of notes payable	-	(1,488,527)
Proceeds from exercise of stock warrants	-	1,000
Common stock issued for raising capital	-	100,000
Decrease in restricted cash	-	12,792

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITITES	171,566	569,620

EFFECT OF EXCHANGE RATE ON CASH	163,947	99,054

NET INCREASE (DECREASE) IN CASH	(486,288)	(291,710)

CASH – Beginning of year	1,032,519	466,272

CASH – End of period	$546,231	$174,562

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$174,523	$80,796
Income taxes	$262,907	$-

Non-cash investing and financing activities:
Issuance of common stock for liability in connection with acquisition	$-	$1,141,476
Acquisition of minority interest in subsidiary	$679,428	$-

See notes to unaudited consolidated condensed financial statements

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Dragon International Group Corp., (“we”, the “Company” or “Dragon Nevada”) was incorporated in the state of Nevada in 1993.  Through our subsidiaries, all located and operating in the Peoples Republic of China (the “PRC”), we manufacture and distribute assorted paper products and paper based packaging materials.

Our main customers, also located in the PRC, are packaging companies for the tobacco, cosmetics and pharmaceutical industries as well as the wine, spirits and other beverage industries.  Our products are used both as a finished product as well as a raw material used by our customers to manufacture into a variety of paper products and packaging materials.

While we operate through various entities, we manage and identify our products under one product segment.

We operate as a holding company with interests in the following subsidiaries:

•	Dragon International Group., a Florida corporation (“Dragon Florida”) is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in Dragon Florida in October 2004.

•
Ningbo Dragon International Trade Co., Ltd., (“Ningbo Dragon”), is a wholly owned subsidiary of Dragon Florida.  Dragon Florida acquired a 70% interest in Ningbo Dragon in June 2004 and the remaining 30% interest in December 2004.

•
Ningbo City Jiangdong Yonglongxin Special Paper co., Ltd. (“Yonglongxin”) was created as a wholly owned subsidiary of Ningbo Dragon in November 1999.  Xianyang Naite Research and Development Center (“R&D Center”), a wholly owned subsidiary of Yonglongxin, was acquired by Yonglongxin in August 2005.

•	Ningbo Dragon Packaging Technology Co., Ltd., (“Dragon Packaging”) is a wholly owned subsidiary of Ningbo Dragon. Ningbo Dragon acquired a 100% interest in Dragon Packaging in June 2005.

•	Hangzhou Yongxin Paper Co., Ltd., (“Yongxin”) is a 60% owned subsidiary of Ningbo Dragon. The 60% interest was acquired in July 2005.

•	Shanghai JinKui Packaging Material Co., Ltd. (“JinKui”) is a wholly owned subsidiary of Dragon Nevada. Dragon Nevada acquired a 100% interest in JinKui in June 2006.

•
Wellton International Fiber Corp. (“Wellton”) is a wholly owned subsidiary of Dragon Nevada.  Dragon Nevada acquired a 51% interest in Wellton in June 2007.  On September 28, 2007, the Company entered into an agreement to acquire the remaining 49% of Wellton, which became effective October 1, 2007.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

These statements have been prepared in accordance with the instructions to Form 10-QSB.  Accordingly, certain information and footnote disclosures normally included in financial statements included in our Annual Report on Form 10-KSB has been condensed or omitted.

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.  These financial statements should be read in conjunction with the financial statements for the year ended June 30, 2007 and notes thereto contained on Form 10-KSB/A of the Company as filed with the Securities and Exchange Commission.  The results of operations for the three month period and six month period ended December 31, 2007 are not necessarily indicative of the results for our full fiscal year ending June 30, 2008.

Certain reclassifications have been made to the prior year to conform to the current year presentation.

Restatement of financial statements

The financial statements for the fiscal year ended June 30, 2007, including the three month period and six month period ended December 31, 2006 have been restated to correct the accounting treatment previously accorded certain transactions.

·
For the fiscal year ended June 30, 2007, the Company erroneously filed financial statements presenting in their statement of cash flows the decrease of restricted cash as an investing activity.  The Company is now presenting this as a financing activity, in accordance with SFAS 95 “Statement of Cash Flows”.  This error did not affect the balance sheet as of December 2006, or the statements of operations for the three month period  or six month period ended December 31, 2006.  With this correction, the statements of cash flows for the six month period ended December 31, 2006 reflect an increase in cash flows from financing activities of $569,620.

·
For the fiscal years ended June 30, 2007 and 2006, the Company erroneously had deferred, over a three year period commencing in January 2006, $540,000 in consulting expense related to the issuance of 6,000,000 shares of its common stock to China Direct, Inc. and $395,675 related to the issuance of 4,700,000 common stock purchase warrants exercisable at $0.15 per share over a five year period, also to China Direct, Inc. In addition, in February 2006, the Company issued warrants to purchase 500,000 shares of common stock, exercisable for five years at $.15 per share, to Skyebanc, Inc. for a one year financial advisory consulting agreement.  The Company had incorrectly deferred the fair value of these warrants of $71,243 over the contract term. The Company has restated the related financial statements to recognize the full expense of these agreements immediately upon entering into the consulting agreements in January 2006 and February 2006, under the provisions of EITF 96-18 and SFAS 123R. These corrections resulted in an increase in consulting expense for year ended June 30, 2006 and a reduction in consulting expense for subsequent periods, including a reduction in consulting expenses of $86,878 and $173,756 for the three month period and six month period ended December 31, 2006, respectively, as detailed below.

Components of the restatements are detailed in the following tables.

Consolidated statements of operations for the three month period ended December 31, 2006:

	As Filed	Adjustment to Restate		Restated

Stock-based consulting expenses	$86,878	(*)	$(86,878)	$-

Net loss per share
Basic	$(0.00)		$(0.00)	$(0.00)
Diluted	(0.00)		(0.00)	(0.00)

Consolidated statements of operations for the six month period ended December 31, 2006:

	As Filed	Adjustment to Restate		Restated

Stock-based consulting expenses	$173,756	(*)	$(173,756)	$-

Net loss per common share
Basic	$(0.00)		$(0.00)	$(0.00)
Diluted	(0.00)		(0.00)	(0.00)

(*)
To expense the entire fair value of common stock and warrants issued to China Direct Investment, Inc. in January 2006 and Skyebanc, Inc. in February 2006, previously accounted for as deferred compensation and amortized as stock based consulting expenses and reverse in subsequent periods, including the three month period and six month period ended December 31, 2006,  the related amortization expense.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ materially from those estimates.  Significant estimates in 2007 and 2006 include the allowance for doubtful accounts of accounts receivable, valuation of inventories, the useful life of property, plant and equipment and land use rights.

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At December 31, 2007, the Company maintained a cash balance of $819,675. Of this amount $806,921 is held in China, and $12,754 is held in the U.S. Of the cash balance of $806,921 held in China, $273,444 is restricted, and is being held in a bank account as collateral for certain loans, totaling $546,888, held with Chinese banks and has been presented as restricted cash on the accompanying balance sheet.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off against the allowance when it is determined that the amounts are uncollectible. At December 31, 2007, the allowance for doubtful accounts was $165,780.

INVENTORIES

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the weighted average method.

ADVANCES ON PURCHASES

At December 31, 2007, advances on purchases amounted to $4,155,760. This amount consists of prepayments by the Company for merchandise orders that had not yet been shipped to the Company.

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY

The Company recognizes the value and amortizes intangible assets and intellectual property acquired in connection with their various acquisitions. The Company amortizes these assets based on expected useful lives of these assets, based on Company management projecting forward future revenue and expense streams of these acquired assets. For the six months ended December 31, 2007 and 2006, amortization expenses for intangible assets amounted to $76,482 and $52,812, respectively.

LONG - LIVED ASSETS

In accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates its long-lived assets for possible impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less related costs to sell. To the extent carrying values exceed fair values; an impairment loss is recognized in operating results.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity based compensation issued to employees. The Company adopted FAS No.123R in the first quarter of fiscal year 2006.

NET INCOME PER SHARE

Basic income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  The following table presents a reconciliation of basic and diluted earnings per share:

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2007	2006	2007	2006
		Restated		Restated
Net income	$1,976,758	$196,134	$2,035,280	$200,686
Weighted average shares outstanding – basic	96,363,982	71,275,524	96,363,982	67,885,372
Income per share – basic	$0.02	$0.00	$0.02	$0.00

Weighted average shares outstanding – basic	96,363,982	71,275,524	96,363,982	67,885,372
Effect of dilutive securities
Unexercised warrants	43,315,282	360,000	43,315,282	360,000
Convertible debentures	-	-	-	-
Convertible notes payable	-	-	-	-
Weighted average shares outstanding – diluted	139,679,264	71,635,524	139,679,264	68,245,372
Income per share - diluted

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

SHIPPING AND HANDLING COSTS

The Company accounts for shipping and handling costs as a component of selling expenses.

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. At December 31, 2007 and 2006, the exchange rates for the Chinese dollar or Renminbi ("RMB") for 1 United States dollar were  7.3141 and 7.8175, respectively.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. At December 31, 2007, the Company, held a total of $819,675 in bank deposits. Of this amount $806,921 is held in China, and $12,754 is held in the U.S. Of the amount held in China, $273,444 is restricted. This amount is being held in a bank account as collateral for certain loans, totaling $546,888, held with Chinese banks and is presented as restricted cash on the accompanying balance sheet. The remaining unrestricted cash balance of $533,477 held in bank deposits in China may not be insured. The Company has not experienced any losses in such accounts through December 31, 2007. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

NOTE 2 - INVENTORIES

At December 31, 2007, inventories consisted of the following:

Raw materials	$495,274
Finished goods	2,379,549
$2,874,823

NOTE 3 - LAND USE RIGHTS

In connection with the acquisition of Dragon Packaging, the Company acquired land use rights.  At December 31, 2007 the land use rights are valued at $2,672,300. The Company has rights to use certain land until March 4, 2053. The Company is amortizing these land use rights over the contract period beginning July 1, 2005. For the six month periods ended December 31, 2007 and 2006, amortization expenses totaled $76,482 and $29,431, respectively.

Six Month Period Ended December 31,
2007
Land Use Rights (estimated remaining life of 46 years)	$2,822,494
Less: Accumulated Amortization	(150,194)
$2,672,300

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 4 - NOTES PAYABLE

A summary of notes payable as of December 31, 2007 is as follows:

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.227%. Secured by the property and building.	$1,709,028

Notes payable to Bank of Agriculture, due on February 28, 2008. Interest only payable monthly at a rate of 7.227%. Secured by property and building.	888,695

Notes payable to Bank of Agriculture, due on July 22, 2008. Interest only payable monthly at a rate of 7.524%. Secured by property of officer.	136,722

Notes payable to Bank of Agriculture, due on July 22, 2008. Interest only payable monthly at a rate of 7.524%. Secured by property of officer.	136,722

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.884%. Secured by third party Yongke Company.	273,444

Notes payable to Bank of Agriculture, due on June 15, 2008. Interest only payable monthly at a rate of 7.884%. Secured by third party Yongke Company.	273,444

Notes payable to Longan Trading Corp. due on May 22, 2008. No interest. 50% of Deposit.	177,738

Notes payable to Longan Trading Corp. due on June 03, 2008. No interest. 50% of Deposit	273,444

Notes Payable to Fangyuan Paper Corp., due on June 07, 2008. No interest. 50% of Deposit.	95,707

Notes payable to two shareholders. Interest only payable annually at a rate of 8%, $100,000 due January 10, 2008 and $53,000 due April 11, 2008.	153,000

Total	4,117,944

Less current Portion	(4,117,944)

Long-Term Portion	$-

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 5 - STOCKHOLDERS' EQUITY

COMMON STOCK PURCHASE WARRANTS

A summary of the status of the Company's outstanding stock warrants as of December 31, 2007 and changes during the six month period then ended is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at July 1, 2007	43,315,282	$0.145
Granted	-	-
Exercised	-	-
Forfeited	-	-

Outstanding at December 31, 2007	43,315,282	$0.145

Warrants exercisable at end of period	43,315,282	$0.145

Weighted-average fair value of warrants granted during the period	-	-

The following information applies to all warrants outstanding at December 31, 2007:

Warrants Outstanding and Exercisable
	Weighted
	Average	Weighted	Weighted
Range of	Remaining	Average	Average
Exercise	Contractual	Exercise	Exercise
Prices	Shares	Life (Years)	Price
$0.300	150,000	2.78	$ 0.30
$0.150	32,851,276	3.60	$ 0.15
$0.125	10,000,006	4.34	$0.125
$0.010	314,000	3.03	$ 0.01

NOTE 6 - OPERATING RISK

(a) Country risk

The Company's revenues are mainly derived from the sale of pulp, paper and packaging products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other PRC based companies, the Company could have to compete with larger U.S. or foreign companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel, if access is allowed into the PRC market. If U.S. or foreign companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 6 - OPERATING RISK

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi converted to U.S. dollars for the period covered by the report. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally, the PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be adversely affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

All of the Company's revenues are derived and are expected to continue to be derived through the operations of the Company's Chinese subsidiaries, most notably Wellton International Fiber Corp., which accounted for approximately 87% of our consolidated revenues for the six month period ended December 31, 2007. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

NOTE 7 – RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes -- An Interpretation of FASB Statement No. 109." FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 has not had a significant impact on our consolidated financial statements.

In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This Statement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a significant impact on our consolidated financial statements.

DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 7 – RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2006, the FASB issued SFAS No. 157; "Fair Value Measurements". This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. We are currently evaluating the provisions of FASB 157 to determine the future impact on our consolidated financial statements.

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others", to include scope exceptions for registration payment arrangements. FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years for registration payment arrangements entered into prior to the issuance date of this FSP. FSP EITF 00-19-2 has not had a material impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115" ("SFAS 159"). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No 159 is not expected to have a significant impact on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 8 – WELLTON ACQUISITION

On September 28, 2007, we closed its agreement to acquire a 49% equity interest of  Wellton International Fiber Corp. ("Wellton"), effective October 1, 2007, which resulted in Wellton becoming a wholly owned subsidiary.  Wellton was established in 2002 as a company organized under the laws of the British Virgin Islands and acts as an agent and supplier for paper pulp and waste paper. Under the terms of the agreement, we will issue 7,865,011 shares of our common stock, valued at $0.07 per share, the closing trade price of our common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007, the date of the original agreement, in exchange for shares of Wellton. The consideration is equal to 49% of Wellton’s net tangible assets of  $1,123,573 as stated in Wellton’s unaudited financial statements as of March 31, 2007.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dragon International Group Corp. and Subsidiaries
Ningbo, Zhejiang, China

         We have audited the accompanying consolidated balance sheet of Dragon
International Group Corp. and Subsidiaries as of June 30, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dragon
International Group Corp. and Subsidiaries as of June 30, 2007, and the results of their operations and their cash flows for the years ended June 30, 2007 and
2006, in conformity with accounting principles generally accepted in the United
States of America.

/s/ Sherb & Co., LLP
--------------------
Certified Public Accountants
Boca Raton, Florida

October 4, 2007 (Except as to Note 1 as to the effects of the Restatement of
Financial Statements as to which the date is February 13, 2008)

                     DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEET
                                       June 30, 2007

                                          ASSETS
                                                                               Restated
                                                                             ------------
CURRENT ASSETS:
  Cash ....................................................................  $  1,032,519
  Accounts receivable (net of allowance for doubtful accounts of $206,454)      7,321,905
  Inventories .............................................................     2,097,854
  Advances on purchases ...................................................     4,167,033
  Prepaid expenses and other current assets ...............................       594,677
                                                                             ------------
    Total Current Assets ..................................................    15,213,988

CASH-RESTRICTED ...........................................................       262,302
PROPERTY AND EQUIPMENT - Net ..............................................     2,851,721
LAND USE RIGHTS - Net .....................................................     2,593,636
INTANGIBLE ASSETS - Net ...................................................       310,236
                                                                             ------------

    Total Assets ..........................................................  $ 21,231,883
                                                                             ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable ...........................................................  $  3,946,378
  Accounts payable ........................................................     5,665,665
  Accrued expenses ........................................................       475,522
  Advances from customers .................................................        25,355
  Income tax payable ......................................................     1,397,117
  Liability in connection with acquisition ................................       573,022
  Due to related party ....................................................       324,311
                                                                             ------------
    Total Current Liabilities .............................................    12,407,370

MINORITY INTEREST .........................................................       603,557
                                                                             ------------

STOCKHOLDERS' EQUITY:
  Preferred stock ($.001 Par Value; 25,000,000 Shares Authorized;
    No shares issued and outstanding) .....................................             -
  Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
    96,363,982 shares issued and outstanding) .............................        96,364
  Additional paid-in capital ..............................................    10,143,001
  Accumulated deficit .....................................................    (2,503,967)
  Other comprehensive income - foreign currency ...........................       485,558
                                                                             ------------
    Total Stockholders' Equity ............................................     8,220,956
                                                                             ------------

    Total Liabilities and Stockholders' Equity ............................  $ 21,231,883
                                                                             ============

                      See notes to consolidated financial statements

                     DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   For the Year Ended
                                                                        June 30,
                                                              ---------------------------
                                                                  2007           2006
                                                              ------------   ------------
                                                                Restated       Restated
                                                              ------------   ------------
NET REVENUES ...............................................  $ 15,337,586   $ 18,434,087

COST OF REVENUES ...........................................    13,912,099     16,633,015
                                                              ------------   ------------

GROSS PROFIT ...............................................     1,425,487      1,801,072
                                                              ------------   ------------

OPERATING EXPENSES:
  Selling expenses .........................................       351,484        413,912
  General and administrative Expenses (including stock based
   consulting expense of $360,000 and 1,110,918, respectively)   1,535,609      1,722,027
                                                              ------------   ------------
    Total Operating Expenses ...............................     1,887,093      2,135,939
                                                              ------------   ------------

LOSS FROM OPERATIONS .......................................      (461,606)      (334,867)
                                                              ------------   ------------

OTHER INCOME (EXPENSE):
  Other income .............................................       118,472        371,854
  Registration rights penalty ..............................      (180,000)             -
  Debt issuance costs ......................................             -       (338,091)
  Settlement of debt .......................................             -     (1,326,569)
  Interest expense .........................................      (189,959)    (2,285,304)
                                                              ------------   ------------
    Total Other Expense ....................................      (251,487)    (3,578,110)
                                                              ------------   ------------

LOSS BEFORE INCOME TAXES ...................................      (713,093)    (3,912,977)

INCOME TAXES ...............................................       (88,926)             -
                                                              ------------   ------------
NET LOSS BEFORE MINORITY INTEREST ..........................      (802,019)    (3,912,977)

MINORITY INTEREST IN LOSS OF SUBSIDIARY ....................             -         16,681
                                                              ------------   ------------

NET LOSS ...................................................      (802,019)    (3,896,296)

OTHER COMPREHENSIVE INCOME:
  Unrealized gain foreign currency translation .............       312,606        172,952
                                                              ------------   ------------

COMPREHENSIVE LOSS .........................................  $   (489,413)  $ (3,723,344)
                                                              ============   ============

NET INCOME PER COMMON SHARE
  Basic ....................................................  $      (0.01)  $      (0.08)
                                                              ============   ============
  Diluted ..................................................  $      (0.01)  $      (0.08)
                                                              ============   ============

  Weighted Common Shares Outstanding - Basic ...............    81,331,308     46,349,684
                                                              ============   ============
  Weighted Common Shares Outstanding - Diluted .............    81,331,308     46,349,684
                                                              ============   ============

                      See notes to consolidated financial statements

                                          DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 Common Stock,          Common Stock
                               $.001 Par Value            Issuable
                             --------------------   --------------------   Additional     Retained         Other           Total
                             Number of                         Number of     Paid-in      Earnings     Comprehensive   Stockholders'
                               Shares     Amount     Shares      Amount      Capital      (Deficit)       Income          Equity
                             ----------   -------   --------   ---------   -----------   -----------   -------------   -------------
                              Restated    Restated                          Restated      Restated                       Restated
                             ----------   -------                          -----------   -----------                   -------------
Balance, June 30, 2005 ...   37,585,234   $37,585          -   $       -   $ 1,735,522   $ 2,194,348   $           -   $  3,967,455
  Beneficial conversion
  feature ................            -         -          -           -       236,704             -               -        236,704
  Common stock issued in
    connection with
    conversion of notes
    payable and accounts
    payable ..............    1,458,267     1,458          -           -         9,479             -               -         10,937
  Issuance of warrants as
    offering cost for sale
    of convertible debt ..            -         -          -           -       168,894             -               -        168,894
  Issuance of warrants
    with convertible debt             -         -          -           -       183,452             -               -        183,452
  Common stock issued for
    services .............    5,510,000     5,510    890,000         890       637,600             -               -        644,000
  Grants of warrants for
    services .............            -         -          -           -       466,918             -               -        466,918
  Common stock issued in
    connection with
    acquisitions .........    1,500,000     1,500          -           -       478,500             -               -        480,000
  Common stock issued for
    conversion of
    convertible debentures   18,478,568    18,479          -           -     1,644,592             -               -      1,663,071
  Value of common shares
    issued below minimum
    conversion ...........            -         -          -           -       914,704             -               -        914,704
  Grants of warrants in
    connection with debt
    conversion ...........            -         -          -           -       859,103             -               -        411,865
  Comprehensive loss:
  Comprehensive income:
    Net loss for the year             -         -          -           -             -    (3,896,296)              -     (2,594,117)
    Foreign Currency
      translation
      adjustment .........            -         -          -           -             -             -         172,952        172,952
                             ----------   -------   --------   ---------   -----------   -----------   -------------   ------------

Balance, June 30, 2006 ...   64,532,069    64,532    890,000         890     7,335,468    (1,701,948)        172,952      5,871,894

  Common stock issued in
    connection with
    acquisitions .........    8,095,574     8,095          -           -     1,133,380             -               -      1,141,475
  Sale of common stock in
    private placements and
    related issuances ....   18,666,672    18,667          -           -     1,313,333             -               -      1,336,000
  Common stock issuable ..      890,000       890   (890,000)       (890)            -             -               -              -
  Exercise of warrants ...      179,667       180          -           -           820             -               -          1,000
  Shares issued under
    consulting agreement..    4,000,000     4,000          -           -       360,000             -               -        347,512
  Comprehensive loss:
  Comprehensive income: ..            -         -          -           -             -             -               -              -
    Net loss for the year             -         -          -           -             -      (802,019)              -       (789,531)
    Foreign Currency
      translation
      adjustment .........            -         -          -           -             -             -         312,606        312,606
                             ----------   -------   --------   ---------   -----------   -----------   -------------   ------------

Balance, June 30, 2007 ...   96,363,982   $96,364          -   $       -   $10,143,001   $(2,503,967)  $     485,558   $  8,220,956
                             ==========   =======   ========   =========   ===========   ===========   =============   ============

                                           See notes to consolidated financial statements

                           DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                For the Year Ended
                                                                                     June 30,
                                                                            --------------------------
                                                                                2007          2006
                                                                            -----------    -----------
                                                                              Restated       Restated
                                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ..............................................................   $  (802,019)   $(3,912,977)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization .......................................       442,772        258,605
    Stock-based compensation ............................................       360,000      1,110,918
    Amortization of discount on debentures payable ......................             -      1,580,778
    Amortization of debt issuance costs .................................             -        380,236
    Common stock and warrants issued in connection with debt settlement .             -      1,773,807
    Allowance for doubtful accounts .....................................         3,678         49,516
    Minority interest ...................................................             -         16,681
  Changes in assets and liabilities:
    Accounts receivable .................................................     1,948,455       (761,582)
    Inventories .........................................................     1,195,992       (735,372)
    Prepaid expenses and other current assets ...........................       342,934        295,235
    Other receivables ...................................................             -        646,173
    Advances to employees ...............................................       (25,618)             -
    Advances on purchases ...............................................    (3,361,371)      (475,710)
    Other assets ........................................................        78,759         (9,372)
    Accounts payable ....................................................       551,744        183,770
    Accrued expenses ....................................................    (1,671,591)      (565,379)
    Advances from customers .............................................       (43,339)        60,975
                                                                            -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES ...................................      (979,604)      (103,698)
                                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Due from related parties ..............................................         3,498       (819,336)
  Cash acquired in acquisition ..........................................       380,436         60,592
  Increase in notes receivable ..........................................      (445,913)       (25,000)
  Capital expenditures ..................................................    (1,072,153)      (560,223)
                                                                            -----------    -----------
NET CASH FLOWS USED IN INVESTING ACTIVITIES .............................    (1,134,132)    (1,343,967)
                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable ...........................................     5,761,340        824,943
  Repayment of notes payable ............................................    (4,577,169)      (390,653)
  Common stock issued for raising capital ...............................     1,336,000              -
  Proceeds from exercise of common stock purchase warrants ..............         1,000              -
  Decrease in restricted cash ...........................................             -        357,278
  Proceeds from debentures payable ......................................             -        503,500
  Prepayment of debentures payable ......................................             -       (275,342)
  Placement agent fees paid .............................................             -        (89,807)
                                                                            -----------    -----------
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES .........................     2,521,171        929,919
                                                                            -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH .........................................       158,812         81,459
                                                                            -----------    -----------

NET INCREASE (DECREASE) IN CASH .........................................       566,247       (436,287)

CASH - beginning of fiscal year .........................................       466,272        902,559
                                                                            -----------    -----------

CASH - end of fiscal year ...............................................   $ 1,032,519    $   466,272
                                                                            ===========    ===========

                            See notes to consolidated financial statements.

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid  for:
    Interest ............................................................   $   196,015    $   186,432
                                                                            ===========    ===========
    Income Taxes ........................................................   $    88,926    $    31,761
                                                                            ===========    ===========

  Non-cash investing and financing activities
    Issuance of common stock for debt ...................................   $         -    $    10,937
                                                                            ===========    ===========
    Issuance of common stock for acquisition ............................   $ 1,141,475    $         -
                                                                            ===========    ===========
    Convertible debentures and accrued interest converted to common stock   $         -    $ 1,663,071
                                                                            ===========    ===========
    Beneficial conversion feature on issued debentures payable ..........   $         -    $   236,704
                                                                            ===========    ===========
    Debt discount on warrants granted with convertible debt .............   $         -    $   184,140
                                                                            ===========    ===========
    Deferred finance cost for warrants granted to obtain financing ......   $         -    $   168,894
                                                                            ===========    ===========
    Common stock issued for deferred compensation .......................   $         -    $   644,000
                                                                            ===========    ===========
    Warrants granted for deferred compensation ..........................   $         -    $   466,918
                                                                            ===========    ===========

  Acquisition details:
    Fair value of assets acquired .......................................   $ 4,715,489    $ 2,500,681
                                                                            ===========    ===========
    Liabilities assumed .................................................   $ 4,142,467    $ 1,359,205
                                                                            ===========    ===========

                            See notes to consolidated financial statements.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Dragon International Group Corp., (the "Company" or "Dragon Nevada") formerly
Retail Highway.com, Inc. ("Retail") was incorporated in the State of Nevada on
February 17, 1993 under the name "LBF Corporation". Effective April 17, 1999,
Retail acquired certain assets to facilitate its entry into electronic commerce and changed its name to "Retail Highway.com, Inc."

On or about August 13, 2004, the Dragon Nevada entered into an Agreement and
Plan of Reorganization (the "Merger"), subsequently amended on September 30,
2004 and effective October 4, 2004. Pursuant to the Merger, Dragon Nevada issued
24,625,000 shares of its common stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp., a Florida corporation ("Dragon Florida"). For financial accounting purposes, the Merger has been treated as a recapitalization of Dragon Nevada with the former shareholders of the Dragon Nevada retaining 1,280,234 shares of common stock, or approximately 5%. Furthermore, Dragon Nevada's prior management resigned their respective positions and were replaced by management of Dragon Florida.

In connection with the Merger, Dragon Nevada undertook a reverse stock split of its common stock, whereby one (1) share of common stock was issued in exchange for every eight (8) shares of common stock outstanding immediately prior to
October 4, 2004, the effective date. All share and per-share information included in this report has been presented to reflect this reverse stock split.

Additionally, as part of the Merger, Dragon Nevada amended its Articles of
Incorporation, whereby Dragon Nevada changed its name to "Dragon International
Group Corp.," as well as re-established its capitalization to the authorized capital structure immediately prior to the Merger, which consisted at the date of merger of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. On May 31, 2005, Dragon
Nevada increased its authorized common shares to 200,000,000.

Effective June 30, 2004, Dragon Florida entered into a Stock Purchase Agreement to acquire 70% of Ningbo Dragon International Trade Co., Ltd. ("Ningbo Dragon"),
formerly known as Ningbo Anxin International Trade Co., Ltd. ("Anxin"). On
December 31, 2004, Dragon Florida acquired the remaining 30% of Ningbo Dragon in exchange for 4,000,000 shares of common stock. For financial accounting purposes, the issuance of these shares was treated as part of the recapitalization of Dragon Nevada and valued at par value.

Ningbo Dragon, established in 1997 and incorporated in the Peoples Republic of
China, is located in the city of Ningbo, located in the Zhejiang Province in the
PRC, approximately 200 miles south of Shanghai. The acquisition of Ningbo Dragon by Dragon Florida has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Dragon Florida, and ultimately Dragon Nevada, pursuant to which Ningbo Dragon is treated as the continuing entity. Ningbo Dragon changed its name to Ningbo Dragon International
Trading Co., Ltd., effective July 7, 2005. Ningbo Dragon is involved in the pulp and paper industry, operating as a manufacturer and distributor industrial paper and packaging products.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

THE COMPANY (CONTINUED)

In addition to its own operations, Ningbo Dragon operates four subsidiaries, including: (i) Ningbo City Jiangdong Yonglongxin Special Paper Co., Ltd.
("Yonglongxin"), that holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang'ai Village in Ningbo,
China; Yonglongxin operates the Xianyang Naite Research & Development Center
("R&D Center"), created to develop, design and improve production methods in the specialty packaging industry in China. (ii) a 60% interest in Hangzhou Yongxin
Paper Co., Ltd. ("Yongxin") manufactures, sells, and distributes cigarette packing materials, (iii) Ningbo Dragon Packaging Technology Co., Ltd. ("Dragon
Packaging"), formerly known as Ningbo XinYi Paper Product Industrial Co., Ltd.
("XinYi") after having changing their name on August 1, 2006, operates a pulp and manufacturing facility and (iv) Shanghai JinKui Packaging Material Co., Ltd.
("JinKui"), a manufacturer of specialized packaging products for the pharmaceutical industry. On June 29, 2007 Dragon Nevada acquired a 51% equity interest in Wellton International Fiber Corp ("Wellton"), an agent of pulp and related paper products.

Henceforth Dragon Nevada, Dragon Florida, Ningbo Dragon or any of its
subsidiaries are to be referred to as the "Company", unless reference is made to the respective company for reference to events surrounding that company.

On June 29, 2007, the Company acquired Wellton International Fiber Corp.
("Wellton"). Wellton, established in 2002 as a company organized under the laws of the British Virgin Islands and acts as an agent and supplier for paper pulp and waste paper. Under the terms of the agreement, the Company will issue common stock to acquire 51% ownership interest in Wellton. The consideration is equal to the shareholders' equity of Wellton of $573,022 as of June 30, 2007. The
Company agreed to issue 8,186,029 shares of its common stock, based on the fair value of each share at $0.07 per share, equaling the $573,022 equity of Wellton on the date of acquisition. The Company has not issued these shares as of June
30, 2007, and accordingly has accounted for them as liability in connection with acquisition. These shares have been included in earnings per share calculations for the year ended June 30, 2007. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The results of operations of Wellton are not included in the consolidated results of operations of the Company since the acquisition date is on June 29, 2007. (See
Note 5 - Acquisitions)

Certain reclassifications have been made to the prior year to conform to the current year presentation.

Restatement of financial statements

The financial statements for the fiscal years ended June 30, 2007 and 2006 have been restated to correct the accounting treatment previously accorded certain transactions.

     o    In July 2005, the Company entered into a consulting agreement with
          China Direct Investments, Inc. to provide business development and management service. In connection with this agreement, the Company issued 400,000 shares of common stock with a fair value on the date of grant of $.26 per share totaling $104,000. Initially, the Company had recorded deferred consulting expense and amortized the cost over the one year term of the agreement. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, the Company determined that the measurement date of the transaction was triggered and, absent a sufficiently large disincentive for non-performance, which was not provided in the agreement, the financial statements have been restated to expense the entire fair value of $104,000 as of the effective date of the agreement.

     o    For the fiscal year ended June 30, 2006, the Company erroneously filed financial statements presenting in their statement of cash flows the decrease of restricted cash as an investing activity. The Company is now presenting this as a financing activity, in accordance with SFAS
          95 "Statement of Cash Flows". This error did not affect the balance sheet as of June 30, 2006, nor the statements of operations or stockholders' equity for the year June 30, 2006. With this correction, the statements of cash flows for the fiscal year ended June 30, 2006 reflect an increase in cash flows from financing activities of
          $929,919.

     o    For the fiscal years ended June 30, 2007 and 2006, the Company erroneously did not value the reduction in exercise price of existing warrants (see Note 10 - from $0.30 to $0.15 for the 3,704,800 July
          2005 Warrants and the reduction in exercise price from $0.40 to $0.15 for the 1,787,500 March 2005 Warrants) associated with an induced conversion offer. The value of the reduction in exercise price was calculated at $447,238, and was reflected in the statement of operations as an increase in interest expense, and a resultant increase in net loss and net loss per share for the year ended June
          30, 2006. The Company had recorded the valuation of the reduction in exercise price as an increase in additional paid-in capital.

     o    For the fiscal years ended June 30, 2007 and 2006, the Company erroneously had deferred, over a three year period commencing in
          January 2006, $540,000 in consulting expense related to the issuance of 6,000,000 shares of its common stock to China Direct, Inc. and
          $395,675 related to the issuance of 4,700,000 common stock purchase warrants exercisable at $0.15 per share over a five year period, also to China Direct, Inc. In addition, in February 2006, the Company issued warrants to purchase 500,000 shares of common stock, exercisable for five years at $.15 per share, to Skybanc, Inc. for a one year financial advisory consulting agreement. The Company had incorrectly deferred the fair value of these warrants of $71,243 over the contract term. The Company has restated the related financial statements to recognize the full expense of these agreements immediately upon entering into the consulting agreements in January
          2006 and February 2006, under the provisions of EITF 96-18 and SFAS
          123. These corrections resulted in an increase in consulting expense for year ended June 30, 2006 and a reduction in consulting expense for subsequent periods and deferred compensation on our balance sheets for a similar amount as detailed below.

     o    In March 2007, pursuant to a consulting agreement, the Company issued
          4,000,000 shares of its common stock to Capital One Resource, Co.,
          Ltd., a wholly owned subsidiary of China Direct, Inc. Initially, the
          Company had recorded and reported this issuance incorrectly as a cost of raising capital related to the private placement of $1,500,000 in units sold during the quarter. The Company has restated the financial statements to recognize the full expense of this agreement immediately upon entering into the consulting agreement in March 2007, under the provisions of EITF 96-18 and SFAS 123. This correction resulted in an increase in consulting expenses for fiscal year ended June 30, 2007 of
          $360,000.

Components of the restatements are detailed in the following tables.

Balance sheet data as of June 30, 2007:

                                                 As Filed       Adjustment to Restate       Restated
                                                 --------       ---------------------       --------
    Additional paid-in capital                 $    8,828,334   (a)  $     507,429       $
                                                                (b)        447,238
                                                                (c)        360,000
                                               --------------        -------------       -------------
                                               $    8,828,334        $   1,314,667       $  10,143,001
                                               ==============        =============       =============

   Accumulated deficit                         $   (1,189,300)  (a)  $    (854,941)
                                                                (b)       (447,238)
                                                                (d)        (12,488)
                                               --------------        -------------       -------------
                                               $   (1,189,300)       $  (1,314,667)      $  (2,503,967)
                                               ==============        =============       =============

Consolidated statements of operations for the fiscal year ended June 30, 2007:

                                                 As Filed     Adjustment to Restate         Restated
                                                 --------     ---------------------         --------
General and administrative expenses
(including stock-based consulting expenses)
                                               $  1,523,121     (a)  $  (347,512)        $
                                                                (c)      360,000
                                               ------------          -----------         -------------
                                               $  1,523,121     (d)  $    12,488         $   1,535,609
                                               ============          ===========         =============
Net loss per share
   Basic                                       $     (0.01)          $     (0.00)        $       (0.01)
   Diluted                                           (0.01)                (0.00)                (0.01)

Consolidated statements of operations for the fiscal year ended June 30, 2006:

                                                 As Filed     Adjustment to Restate         Restated
                                                 --------     ---------------------         --------
General and administrative expenses
(including stock-based consulting expenses)
                                               $    867,086     (a)  $   854,941         $   1,722,027
                                               ============          ===========         =============

Net loss per common share
   Basic                                       $     (0.06)          $     (0.02)        $       (0.08)
   Diluted                                           (0.06)                (0.02)                (0.08)

     (a)  To expense the entire fair value of common stock and warrants issued to China Direct Investment, Inc. in January 2006 and Skybanc, Inc. in
          February 2006, previously accounted for as deferred compensation and amortized as stock based consulting expenses and reverse in subsequent periods the related amortization expense.

     (b)  To recognize the fair value of the reduction in exercise price of
          3,704,800 common stock purchase warrants (July 2005 warrants) from
          $.30 to $.15 and 1,787,500 common stock purchase warrants (March 2005 warrants) from $.40 to $.15 in January 2006.

     (c)  To recognize the entire fair value of 4,000,000 shares of common stock issued to Capital One Resource Co., Ltd., a wholly owned subsidiary of
          China Direct, Inc. in March 2007. This transaction had previously been accounted for as a cost of raising capital rather than consulting expense.

     (d)  Represents net difference in stock based consulting expense recognized:

              Reverse amortization of previously
                 capitalized consulting fees                $(347,512)

              Consulting expense recognized in connection
                 with January 2007 Stock issuance             360,000
                                                            ---------
                                                            $  12,488
                                                            =========

BASIS OF PRESENTATION

The consolidated statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2007 and
2006 include the allowance for doubtful accounts of accounts receivable, the useful life of property, plant and equipment and land use rights.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At June 30, 2007, the Company maintains a cash balance of $1,294,821. Of this amount, $1,291,882 is held in
China, of which $262,302 is restricted as collateral for certain letters of credit and is presented as restricted cash on the accompanying balance sheet.
The remaining balance of $2,939 is held in the U.S.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information.
Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At June 30, 2007, the allowance for doubtful accounts was
$206,454.

INVENTORIES

Inventories, consisting of raw materials and finished goods related to the
Company's products are stated at the lower of cost or market utilizing the weighted average method.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. The
Company has adopted FAS No.123R in the first quarter of fiscal year 2006.

NET LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share". Loss per common share is computed by dividing income, or loss, available to common shareholders by the weighted average number of common shares outstanding during the period. The common stock equivalents have not been included as they are anti-dilutive. As of
June 30, 2007 and 2006, there were warrants outstanding for the purchase of
43,315,282 and 16,834,600 common shares, respectively, which could potentially dilute future earnings per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, other receivables, accounts payable and accrued expenses, and loans approximate their fair market value based on the short-term maturity of these instruments.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS)
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the
Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

INTANGIBLE ASSETS / INTELLECTUAL PROPERTY

The Company amortizes the intangible assets and intellectual property acquired in connection with their various acquisitions. The Company amortizes these assets based on expected useful lives of these assets, based on Company management projecting forward future revenue and expense streams of these acquired entities. For the years ended June 30, 2007 and 2006, amortization expenses for intangible assets amounted to $108,342 and $ 98,482, respectively.

LONG - LIVED ASSETS

The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets under certain circumstances are reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the company are recorded at the lower of carrying amount or fair value less cost to sell. To the extent carrying values exceed fair values; an impairment loss is recognized in operating results.

ADVANCES ON PURCHASES

At June 30, 2007, advances on purchases amounted to $4,167,033. The amount consists of prepayments by the Company for merchandise that had not yet been shipped to the Company. The Company will recognize the payment as inventory when the Company takes delivery of the goods.

ADVANCES FROM CUSTOMERS

Customer deposits at June 30, 2007 of $25,355 consist of prepayments to the
Company for merchandise that had not yet been shipped. The Company will recognize the advances as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

INCOME TAXES

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the
Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130)
"Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the year ended June 30, 2007 included net income and foreign currency translation adjustments.

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting
Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S.
dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of June 30, 2007, the exchange rate for the Chinese Renminbi was $1 USD for
7.6248 RMB.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Ningbo Dragon, is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of the subsidiaries operating in China are translated into United States dollars using period end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2007 and 2006 was $158,812 and $81,459, respectively.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The
Company places its cash with high credit quality financial institutions in the
United States and China. At June 30, 2007, the Company, held a total of
$1,294,821 in bank deposits. Of this amount $1,291,882 is held in China, and
$2,939 is held in the U.S. Of the cash balance of $1,291,882 held in China,
$262,302 is restricted. The amount of $262,302 is being held in a bank account as collateral for certain letters of credit and is presented as restricted cash on the accompanying balance sheet. The remaining unrestricted cash balance of
$1,029,580 is held in bank deposits in China which may not be insured. The
Company has not experienced any losses in such accounts through June 30, 2007.
The Company also performs ongoing credit evaluations of its banks and customers to help further reduce credit risk.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's
Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and amounted to $1,517 and $1,773 for the years ended June 30, 2007 and 2006, respectively, and are included in general and administrative expenses on the accompanying statements of operations. Research and Development costs are incurred on a project specific basis.

ADVERTISING

Advertising is expensed as incurred. Advertising expenses for the years ended
June 30, 2007 and 2006 were not material.

SHIPPING COSTS

Shipping costs are included in selling and marketing expenses and totaled
$158,675 and $165,246 for the years ended June 30, 2007 and 2006, respectively.

MINORITY INTEREST

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest since the minority owners have no obligation to make good on the losses. If future earnings do materialize, the Company shall be credited to the extent of such losses previously absorbed.

SEGMENT INFORMATION

The Company currently operates in one business segment as determined in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and
Related Information. The determination of reportable segments is based on the way management organizes financial information for making operating decisions and assessing performance. All operations and sales are located in the Peoples
Republic of China United States of America. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Currently, SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155: "Accounting For Certain Hybrid
Financial Instruments- an amendment of SFAS No. 133 and 140". This statement; a)
permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b)
clarifies which interest- only strip and principal-only strip are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e)
amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for financial statements for fiscal years beginning after
September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 155 is not expected to have a significant impact on the Company's consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156: "Accounting For Servicing of
Certain Financial Instruments- an amendment of SFAS No. 140". This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under SFAS No. 156, an entity can elect subsequent fair value measurement to account for it's separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period.

SFAS No. 156 is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of SFAS No. 156 is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of SFAS No 156 is not expected have a significant impact on the Company's consolidated financial statements.

In July 2006, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus and ratified Issue No. 06-2: "Accounting for Sabbatical Leave and
Other Similar Benefits Pursuant to FASB Statement No. 43, Accounting for
Compensated Absences". SFAS No. 43 provides guidance for accounting for compensated absences and states that an employer shall accrue a liability for

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

employees' compensation for future absences if certain conditions are met.
However, since certain compensated absences such as sabbatical leave do not typically accrue until fully vested, there was uncertainty as to whether employee rights to the compensated absence accumulate and meet the conditions of
SFAS No. 43. The consensus reached by the EITF has determined that sabbatical and other similar benefits do accumulate and should be accrued for over the requisite service period. Further, the EITF has called for adoption of the consensus for fiscal years beginning after December 15, 2006. The adoption of
SAB No. 108 is not expected to have a significant impact on the Company's consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes -- An Interpretation of FASB Statement No. 109".
FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109,
"Accounting for Income Taxes". FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The adoption of
FIN No. 48 is not expected to have a significant impact on the Company's consolidated financial statements.

In September 2006, the Staff of the SEC issued SAB No. 108: "Considering the
Effects of Prior Year Misstatements when Quantifying Misstatements in Current
Year Financial Statements". SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. The SEC staff believes registrants must quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This Statement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 is not expected to have a significant impact on the Company's consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157; "Fair Value Measurements". This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this
Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. We are currently evaluating the provisions of FASB 157 to determine the future impact on the Company's consolidated financial statements.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2,
"Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with
SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for
Derivative Instruments and Hedging Activities", and No. 150, "Accounting for
Certain Financial Instruments with Characteristics of both Liabilities and
Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure
requirement for Guarantees, Including Indirect Guarantees of Indebtedness of
Others", to include scope exceptions for registration payment arrangements. FSP
EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The Company is currently evaluating the potential impact of FSP EITF 00-19-2 on our financial statements.
The Company does not expect the impact to be material.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities-including an amendment of FAS 115"
("SFAS 159"). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adoption of
SFAS No 159 is not expected to have a significant impact on the Company's consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - INVENTORIES

At June 30, 2007, inventories consisted of the following:

         Raw materials ....   $  591,257
         Finished goods ...    1,506,597
                              ----------
                              $2,097,854
                              ==========

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 3 - LAND USE RIGHTS

In connection with the acquisition of Ningbo Dragon Packaging Technology Co.,
Ltd. ("Dragon Packaging") on June 1, 2005, the Company acquired land use rights valued as of June 30, 2007 at $2,708,578 (Local currency of RMB 20,652,366)
through an agreement with the Chinese government, whereby the Company has rights to use certain land until March 4, 2053. The Company commenced amortizing this land use right over the contract period beginning July 1, 2005. For the years ended June 30, 2007 and 2006, amortization expenses amounted to $60,060 and
$54,882, respectively. The value of the land use rights remained constant in the local currency of RMB, the change in the valuation as it relates to U.S. dollars is associated with the currency fluctuation.

Land Use Rights                       Estimated Life: 47 year         $2,708,578
Less: Accumulated Amortization                                           114,942
                                                                      ----------
                                                                      $2,593,636
                                                                      ==========

The future amortization of the land use right are as follows:

         Year Ended June 30, 2008 .....    $   57,629
         Year Ended June 30, 2009 .....    $   57,629
         Year Ended June 30, 2010 .....    $   57,629
         Year Ended June 30, 2011 .....    $   57,629
         Year Ended June 30, 2012 .....    $   57,629
         Thereafter ...................    $2,305,491

NOTE 4 - PROPERTY AND EQUIPMENT

At June 30, 2007, property and equipment consisted of the following:

                                           Estimated Life
                                           --------------
         Auto and truck ...............    10 Years          $  195,239
         Manufacturing equipment ......    5 Years            1,876,689
         Building and improvements ....    20 Years           1,443,824
         Office equipment .............    5 Years              102,195
                                                             ----------
                                                              3,617,947
         Less: Accumulated depreciation                       (766,226)
                                                             ----------
                                                             $2,851,721
                                                             ==========

For the years ended June 30, 2007 and 2006, depreciation expense for property and equipment amounted to $274,370 and $105,241, respectively.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 5 - ACQUISITIONS

On July 1, 2005, the Company acquired a 60% interest in Hangzhou Yongxin Paper
Co., Ltd. ("Yongxin"). Yongxin, established in 2003, is located in Hangzhou of
Zhejiang Province, China. Yongxin manufactures and sells cigarette packaging materials. The Company issued an aggregate of 1,000,000 shares of common stock in consideration for the nets assets of Yongxin. The fair value of the common stock issued was based on the $.34 quoted trading price of the common stock on the acquisition date and amounted to $340,000. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No.
141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $322,192. The excess had been applied to an intangible asset -
categorized as marketing-related intangible assets and customer-related intangible assets, and is being amortized over five years on a straight - line basis, which was the time frame that the management of the Company was able to project forward for future revenue. Total amortization expense for the years ended June 30, 2007 and 2006 were $71,837 and $65,272.

On August 1, 2005 Ningbo Dragon's subsidiary, Ningbo City Jiangdong Yonglongxin
Special Paper Co., Ltd. ("Yonglongxin"), acquired the Xianyang Naite Research and Development Center ("R&D Center"). The Company paid $25,000 in cash and issued 500,000 shares of its common stock in consideration for this acquisition.
The fair value of the common stock issued was based on the $.28 quoted trading price of the common stock on the acquisition date and amounted to $140,000. The
Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $163,928. The excess had been applied to an intangible asset - categorized as technology-based intangible assets, and is being amortized over five years on a straight - line basis, which was the time frame that the management of the Company was able to project benefits for this Research and Development center. Total amortization expense for the year ended June 30, 2007 and 2006 were $36,505 and $33,210, respectively.

On June 30, 2006, the Company acquired Shanghai JinKui Packaging Material Co.,
Ltd. ("JinKui"). JinKui, established in 2004, is located in Shanghai, China and is a manufacturer of packaging materials for the pharmaceutical and food industry. Under the terms of the agreement, the Company issued 8,095,574 shares of its common stock, based on the fair value of each share at $0.141 per share, equaling the $1,141,475 equity of JinKui on the date of acquisition. The results of operations of JinKui are included in the consolidated results of operations of the Company from July 1, 2006. As of June 30, 2006, the shares had not been issued, and accordingly they were accounted for as a liability until such time that they were issued. These shares have been included in earnings per share calculations for the years ended June 30, 2006 and 2007. The Company issued
8,095,574 shares of common stock on November 1, 2006. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS
No. 141.

On June 29, 2007, the Company acquired a 51% equity interest in Wellton
International Fiber Corp. ("Wellton"). Wellton, established in 2002 as a company organized under the laws of the British Virgin Islands acts as an agent and supplier for paper pulp and waste paper. Under the terms of the agreement, the
Company will issue 8,186,029 shares of its common stock, based on the fair value of each share at $0.07 per share, equaling the $573,022 equity of Wellton on the date of acquisition. The Company has not issued these shares as of June 30,
2007, and accordingly has accounted for them as liability in connection with acquisition. These shares have been included in earnings per share calculations for the year ended June 30, 2007. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The results of operations of Wellton are not included in the consolidated results of operations of the Company since the acquisition date is on June 29, 2007.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 5 - ACQUISITIONS (CONTINUED)

For acquisitions during the year ended June 30, 2007, the assets acquired and liabilities assumed were as follows:

                                Wellton
                              -----------

                       Cash   $   380,436
        Accounts receivable     4,335,053
           Accounts payable      (540,443)
 Accrued expenses and other      (105,000)
         Income tax payable    (1,397,117)
              Other Payable    (1,172,039)
       Due to related party      (324,311)
          Minority Interest      (603,557)
                              -----------

       Total purchase price   $   573,022
                              ===========

For acquisitions during the year ended June 30, 2006, the assets acquired and liabilities assumed were as follows:

                               Yongxin    R&D Center      JinKui         Total
                              ---------   ----------   -----------    -----------
                       Cash   $  33,654    $      -    $    26,938    $    60,592
        Accounts receivable     543,564           -        503,012      1,046,576
                  Inventory     496,009      25,733        925,544      1,447,286
 Prepaid expenses and other           -           -        190,661        190,661
Property and equipment, net      69,121           -        854,526        923,647
           Accounts payable    (576,978)          -        (93,787)      (670,765)
 Accrued expenses and other    (547,562)          -     (1,265,418)    (1,812,980)
              Loans payable           -     (24,661)             -        (24,661)
          Intangible Assets     322,192     163,928              -        486,120
                              ---------    --------    -----------    -----------

       Total purchase price   $ 340,000    $165,000    $ 1,141,476    $ 1,646,476
                              =========    ========    ===========    ===========

The future amortization of the intangible assets for the next four years at current exchange rate is as follows:

         Year Ended June 30, 2008 ......    $103,412
         Year Ended June 30, 2009 ......    $103,412
         Year Ended June 30, 2010 ......    $103,412
         Year Ended June 30, 2011 ......         -0-

Amortization expense of the intangible assets for the years ended June 30, 2007 and 2006 was $108,342 and $98,482, respectively.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 6 - PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following pro forma combined financial information presented below, gives effect to the acquisition of Wellton under the purchase method of accounting prescribed by Accounting Principles Board Opinion No.16, Business Combinations,
as if it occurred as of the beginning of fiscal 2007 and 2006.

These pro forma statements are presented for illustrative purposes only. There were no pro forma adjustments related to the acquisitions in fiscal 2007. The pro forma adjustments related to amortization expenses for the intangible assets in fiscal 2006.

                                    Twelve Months Ended June 30, 2007
                      ------------------------------------------------------------
                         Dragon         Wellton
                         Nevada         7/1/06 -        Proforma
                       6/30/2007        6/30/07        Adjustment        Total
                      ------------    ------------    ------------    ------------
                        Restated                                        Restated
                      ------------                                    ------------
Revenues ..........   $ 15,337,586    $ 20,678,746    $          -    $ 36,016,332

Cost of Revenues ..     13,912,099      19,107,938               -      33,020,037
                      ------------    ------------    ------------    ------------

Gross Profit ......      1,425,487       1,570,808               -       2,996,295

Operating Expenses       1,887,093       1,121,036               -       3,008,129
                      ------------    ------------    ------------    ------------

Operating Income,
(Loss) ............       (461,606)        449,772               -         (11,834)

Other Income,
(Expense) .........       (251,487)        309,153               -          57,666
                      ------------    ------------    ------------    ------------

Net Income (loss)
before income
taxes and
minority interest .       (713,093)        758,925               -          45,832

Income Tax Expenses        (88,926)       (250,445)              -        (339,371)

Minority Interest .              -               -        (249,155)       (249,155)
                      ------------    ------------    ------------    ------------

Net Income, (Loss)    $   (802,019)   $    508,480    $   (249,155)   $   (542,694)
                      ============    ============    ============    ============

Net Income, (Loss)
per share .........   $      (0.01)   $        N/A    $        N/A    $      (0.01)
                      ============    ============    ============    ============

Common shares
outstanding .......     81,331,308                                      89,517,337
                      ============                                    ============

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 6 - PRO FORMA FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                   Twelve Months Ended June 30, 2006
                      --------------------------------------------------------------------------------------------
                         Dragon        R&D Center        JinKui         Wellton
                         Nevada         7/1/05 -        7/1/05 -        7/1/05 -        Proforma
                       6/30/2006         8/1/05         6/30/06         6/30/06        Adjustment         Total
                      ------------    ------------    ------------    ------------    ------------    ------------
                        Restated                                                                        Restated
                      ------------                                                                    ------------
Sales .............   $ 18,434,087    $          -    $    840,889    $ 19,967,772    $          -    $ 39,242,748

Cost of Goods .....     16,633,015               -         586,989      18,726,239               -      35,946,243
                      ------------    ------------    ------------    ------------    ------------    ------------

Gross Profit ......      1,801,072               -         253,900       1,241,533               -       3,296,505

Operating Expenses       2,135,939               -         335,581       1,011,233               -       3,482,753
                      ------------    ------------    ------------    ------------    ------------    ------------

Operating Income,
(Loss) ............       (334,867)              -         (81,681)        230,300               -        (186,248)

Other Income,
(Expense) .........     (3,578,110)              -         (19,357)        170,031               -      (3,427,436)
                      ------------    ------------    ------------    ------------    ------------    ------------

Net Income (loss)
before income
taxes and
minority interest .     (3,912,977)              -        (101,038)        400,331               -      (3,613,684)

Income Tax Expenses              -               -               -        (132,250)              -        (132,250)

Minority Interest .         16,681               -               -               -        (131,360)       (114,679)
                      ------------    ------------    ------------    ------------    ------------    ------------

Net Income, (Loss)    $ (3,896,296)   $          -    $   (101,038)   $    268,081    $   (131,360)   $ (3,860,613)
                      ============    ============    ============    ============    ============    ============

Net Income, (Loss)
per share .........   $      (0.08)   $        N/A    $        N/A    $        N/A    $        N/A    $      (0.06)
                      ============    ============    ============    ============    ============    ============

Common shares
outstanding .......     46,349,684                                                                      62,672,954
                      ============                                                                    ============

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 7 - RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTY

On June 29, 2007, the Company acquired a 51% equity interest in Wellton
International Fiber Corp. ("Wellton"). The previous owner advanced funds to
Wellton for working capital purposes. At June 30, 2007, the Company owed
$324,311 to the previous owner of the Company. The previous owner now holds 49%
interest of the Company.

NOTE 8 - NOTES PAYABLE

Notes payable consisted of the following at June 30, 2007:

Notes payable to Bank of Agriculture, due on August 15, 2007.
Interest only payable monthly at an annual rate of 6.732%. Secured
by personal assets of David Wu. ...................................   $  131,151

Notes payable to Bank of Agriculture, due on August 15, 2007.
Interest only payable monthly at an annual rate of 6.732%. Secured
by personal assets of David Wu. ...................................      131,151

Notes payable to Bank of Agriculture, due on June 26, 2008.
Interest only payable monthly at an annual rate of 7.23%. Secured
by assets of Dragon Packaging. ....................................    1,639,387

Notes payable to Bank of Agriculture, due on June 21, 2008.
Interest only payable monthly at an annual rate of 7.23%. Secured
by assets of Dragon Packaging. ....................................      852,482

Notes payable to Bank of Agriculture, due on June 15, 2008.
Interest only payable monthly at an annual rate of 7.88%. Secured
by a third party, Yongke Co., Ltd. ................................      262,302

Notes payable to Bank of Agriculture, due on June 15, 2008.
Interest only payable monthly at an annual rate of 7.88%. Secured
by a third party, Yongke Co., Ltd. ................................      262,302

Bank-Guaranteed note to Bank of Transportation, due on November 16,
2007. Non-interest bearing. Secured by cash deposit 50% of the face
value of notes. ...................................................      170,496

Bank-Guaranteed note to Bank of Transportation, due on November 29,
2007. Non-interest bearing. Secured by cash deposit 50% of the face
value of notes. ...................................................      262,302

Bank-Guaranteed note to Bank of Transportation, due on December 05,
2007. Non-interest bearing. Secured by cash deposit 50% of the face
value of notes. ...................................................       26,230

Bank-Guaranteed note to Bank of Transportation, due on December 05,
2007. Non-interest bearing. Secured by cash deposit 50% of the face
value of notes. ...................................................       65,575

Notes Payable to two shareholders, interest only payable annually at an annual rate of 8%, $100,000 due on January 10, 2008 and
$43,000 due on April 11, 2008. ....................................      143,000
                                                                      ----------

Total .............................................................   $3,946,378
                                                                      ==========

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company's subsidiaries in China are governed by the Income Tax Law of the
Peoples Republic of China concerning Foreign Investment Enterprises and Foreign
Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly owned foreign enterprises are subject to tax at a statutory rate of approximately 33% (30% state income tax plus 3% local income tax) for the year ended June 30, 2007. The Company obtained approval from the
Peoples Republic of China to have their state income taxes abated for the years end June 30, 2006, accordingly there is no provision for income taxes for the
Chinese subsidiaries.

The results of operations of Wellton are not included in the consolidated results of operations for the fiscal year ended June 30, 2007. Accordingly no income tax provision has been recorded. Management of Wellton is of the opinion they are not subject to corporate income taxes as Wellton organized under the laws of the BVI. Despite this opinion of management Wellton has recorded a potential tax liability of $1,397,117 which the Company will continue to record until such time as Wellton can determine their ultimate tax status in the PRC.

The U.S. parent has sustained losses for tax purposes for the years ended June
30, 2007 and 2006, and accordingly no income tax provision has been made for the
Company's U.S. subsidiaries.

The components of income (loss) before income tax consist of the following:

                                       Year Ended June 30,
                                   --------------------------
                                       2007           2006
                                   ----------    ------------

         U.S. Operations ......    $ (513,239)   $ (3,692,577)
         Chinese Operations ...      (276,292)      1,098,460
                                   ----------    ------------
                                   $ (789,531)   $ (2,594,117)
                                   ==========    ============

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 9 - INCOME TAXES (CONTINUED)

The table below summarizes the reconciliation of the Company's income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

                                                               Year Ended June 30,
                                                           --------------------------
                                                               2007           2006
                                                           -----------    -----------
Income tax (benefit) provision at Federal statutory rate   $  (276,000)   $  (908,000)
State income taxes, net of Federal benefit .............       (36,000)      (119,000)
Permanent differences - stock based compensation .......       203,000      1,121,000
U.S. tax rate in excess of foreign tax rate ............        16,000        (72,000)
Abatement of foreign income taxes ......................             -       (363,000)
Increase in valuation allowance ........................             -        341,000
                                                           -----------    -----------
Tax provision ..........................................   $    89,000    $         -
                                                           ===========    ===========

The Company has a net operating loss ("NOL") carry forward for United States income tax purposes at June 30, 2007 expiring through the year 2027. Management estimates the NOL as of June 30, 2007 to be approximately $1,311,000. The utilization of the Company's NOL's may be limited because of a possible change in ownership as defined under Section 382 of Internal Revenue Code.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets as it is more likely than not that realization will not occur. The Company's deferred tax asset as of June 30, 2007 is as follows:

         NOL carry forwards ...........................      $ 455,000
         Valuation allowance ..........................       (455,000)
                                                             ---------
         Deferred tax asset, net of allowance .........      $       -
                                                             =========

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY

RECENT SALES OF SECURITIES

On March 8, 2007, the Company entered into a consulting agreement with Capital
One Resource Co., Ltd., a wholly owned subsidiary of China Direct, Inc. Under the terms of the agreement, the Company issued 4,000,000 shares of its common stock with a fair value of $0.09 per share totaling $360,000. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently larger disincentive for non-performance, the entire fair value of the shares was expensed on the effective date of the agreement.

On January 30, 2007 we entered into a subscription agreement (the "Subscription
Agreement") and related agreements (collectively with the Subscription
Agreement, the "Agreements") for the purchase of $1,500,000 units of securities.
We entered into the Agreements with 9 accredited investors (the "Investors") for an aggregate of $1,500,000 of financing of units of its securities consisting of
16,666,672 shares of common stock, common stock purchase warrants to purchase
16,666,672 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 8,333,340 shares of common stock at an exercise price of $.15 per share for a period of five years.

The January 2007 Private Placement was conducted in two phases. The first phase closed on January 30, 2007. On January 30, 2007, we completed an initial closing
(the "Initial Closing") of $750,000 of units of securities consisting of
8,333,336 shares of common stock, common stock purchase warrants to purchase
8,333,336 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 4,166,670 shares of common stock exercisable at $.15 per share for a period of five years.

The second phase of the offering (the "Second Closing") was held on February 27,
2007 for an additional $750,000 financing of units of its securities consisting of 8,333,336 shares of common stock, common stock purchase warrants to purchase
8,333,336 shares of common stock exercisable at $.125 per share for a period of five years and common stock purchase warrants to purchase 4,166,670 shares of common stock shares of common stock exercisable at $.15 per share for a period of five years. The Second Closing was conditioned upon Wellton International
Fiber Corp. engaging an SEC approved auditor to prepare certain financial statements. Wellton International Fiber Corp. engaged an SEC approved auditor on
February 22, 2007.

We granted the purchasers a right of first refusal for a period of 24 months from the second closing date, February 27, 2007. In the event we should offer to sell common stock, debt or other securities to a third party except in certain instances including as consideration in a business combination in which the recipients or the issuance of our securities in connection with licensing agreements or other partnering arrangements providing that the recipients are not given registration rights, or if we issue stock or options pursuant to our stock option plans at prices equal to or greater than the fair market value of our common stock on the date of grant. The purchasers have the right to purchase the offered securities upon the same terms and conditions as we offered the securities to a third party. In addition, other than in the event of the foregoing excepted issuances, during the 24 month period from the effective date of the registration statement so long as the purchasers still own any of the shares sold in the offering (including the shares underlying the warrants), if we should issue any common stock or securities convertible into or exercisable for shares of common stock at a price per share of common stock or exercise price per share of common stock which is less than the purchase price of the shares paid by the purchasers in the offering, or less than the exercise price of the common stock purchaser warrants exercisable at $.125 per share, without the consent of each purchaser, then the purchaser's have the right to elect to retroactively substitute any term or terms of any new offering in connection with which the purchaser has a right of first refusal for any term or terms of this unit offering and adjustments will be made accordingly.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

We agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed within the sooner of 75 days after February 27, 2007, and we do not cause the registration statement to be declared effective no later than July 27 2007, we are required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the purchase price of the outstanding shares and exercise price of the warrant shares owned of record by such holder which are subject to such non-registration event, but not to exceed in the aggregate 12% of the aggregate purchase price, or $180,000. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including our failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities. As of June 30,
2007, we accrued the registration rights penalty of $180,000.

We agreed not to file any registration statements without the consent of the purchasers in the offering until the sooner of 24 months from the effective date of the registration statement referenced above or until all the shares, including the shares underlying the warrants, have been resold or transferred by the purchasers pursuant to the registration statement or Rule 144 of the
Securities Act of 1933, without regard to volume limitations. During this same exclusion period, we also agreed not to issue any equity, convertible debt or other securities convertible into common stock or equity of our company without the prior written consent of the purchasers.

In accordance with EITF 00-19-2, "Accounting for Registration Payment
Arrangements", the Company has determined the maximum potential amount of consideration to be issued under the two offerings for Registration Payment
Arrangement to be $180,000. As of June 30, 2007 the Company has accrued
Registration Payment Arrangement Liability for $180,000.

With regards to the January 2007 initial Offering and second Offering, in addition to registration rights the investors received rights of first refusal for a period of 24 months from the closing of the second Offering with regards to the sale of common stock, debt or other securities to third parties. Such first refusal rights allow the private placement investors to purchase newly offered securities at the same terms and conditions to those offered to third parties. In addition, if the terms of a new offering are less then the terms of the initial or second Offering, the private placement investors may substitute the terms of the new offering into their existing initial and second offering.

The Company paid fees totaling $199,000 in cash to certain of the investors and certain financial advisors in connection with the January 2007 initial Offering and second Offering. These fees have been netted against proceeds form the
Offerings. In addition, the Company granted to these individuals, common stock purchase warrants to purchase an aggregate of 1,666,670 shares of common stock, exercisable at $.125 per share for a period of five years, as a due diligence fee related to the January 2007 Private Placement.

On October 30, 2006, the Company received gross proceeds of $100,000 from the sale of 2,000,000 shares of Common Stock to H.K. Mingtai Investment Co., Ltd., a
financial institution in China.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

In January 2006, the Company provided a conversion offer for the outstanding principal and interest due to the investors ("January Conversion Offer"). The
January Conversion Offer presented the holders an opportunity to (i) convert the outstanding principal and interest due on the July Notes into shares of its common stock at a conversion price of $.09 per share, (ii) the reduction of the exercise price on warrants initially granted with the March 2005 Private
Placement ("March Warrants") from $.40 per share to $.15 per share, and warrants initially granted with the July 2005 Private Placement ("July Warrant") from
$.30 to $.15 per share, and (iii) the Company would grant additional common stock purchase warrants equal to the number of March Warrants and July Warrants held by each holder from the March 2005 Private Placement and the July 2005
Private Placement. The Company would grant common stock purchase warrants to purchase shares of its common stock at $.15 per share for a period of five (5)
years from the date of grant, January 24, 2006 ("Conversion Warrants").

A total of 34 of 36 holders accepted the January Conversion Offer and elected to convert the full amount of principal and interest due under the July Notes. One investor elected to convert half of the principal and interest due under the
July Notes, while another investor elected not to convert under the terms of the
January Conversion Offer. These two investors were subscribers to the July 2005
Private Placement only and were not subscribers to the March 2005 Private
Placement.

As of February 10, 2006 the aggregate amount of principal and interest due to our 36 holders of the July Notes was $1,663,071. As of February 10, 2006 the 34
holders consenting to the January Conversion Offer were due an aggregate of
$1,555,214 in principal and interest on the July 2005 Notes. As such the Company issued 17,280,152 shares of common stock ($1,555,214 divided by $.09 =
17,280,152). As of February 10, 2006 the holders consenting to the January 2006 conversion offer held an aggregate of 1,787,500 March Warrants and 3,604,800
July Warrants. The Company reduced the exercise price on the 1,787,500 March
Warrants from $.40 to $.15 per share. The Company reduced the exercise price on the 3,604,800 July Warrants from $.30 to $.15.

The holder who elected to convert half of the July Notes was due $86,286 in principal ($100,000 less principal repayments of $13,714 made prior to the
January conversion) and interest as of February 10, 2006. As such the investor converted $43,143, (half of the current principal and interest due) the Company issued 479,365 shares of common stock, reduced the exercise price on 100,000 of the July Warrants to $.15 and granted 100,000 Conversion Warrants. (Original investment of $100,000 in the July 2005 Private Placement, therefore 200,000
July Warrants). The holder who elected to not to convert half of the July Notes retained ownership of 100,000 of the 200,000 July Warrants received in the July
2005 Private Placement for which the exercise price remained constant at $.40 per share, nor did this holder receive any Conversion Warrants. The other holder who elected not to convert, retained ownership of the principal amount of
$25,000 in July Notes, of which $21,571 in principal ($25,000 less principal repayments of $3,429 made prior to the January conversion) and interest was due as of February 10, 2006, and retained ownership of 50,000 July Warrants for which the exercise price remained constant at $.40 per share, nor did this holder receive any Conversion Warrants.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

Subsequently, on February 10, 2006 these two holders, who did not convert, assigned their July Notes to third parties who subsequently converted under the terms of the January Conversion Offer. As of February 10, 2006 the two holders who did not consent to the January Conversion Offer were due an aggregate of
$64,714 in principal and interest on the July 2005 Notes. One investor was due
$21,571 and one was due $43,143 ($86,286 divided by half = $43,143). Following assignment, the new holders of the remaining July Notes elected to convert under the January Conversion Offer. As such the Company issued 719,048 shares of common stock ($64,714 divided by $.09 = 719,048).

In total as a result of the January Conversion Offer, the Company converted a total of $1,663,071 in principal and interest from the July Notes. ($1,555,214 +
$43,143 + $64,714 = $1,663,071) issued 18,478,568 shares of common stock
($1,663,071 divided by $.09 = 18,478,568), reduced the exercise price on
5,492,300 warrants (3,704,800 July Warrants and 1,787,500 March Warrants) to
$0.15 per share, and granted 5,492,300 Conversion Warrants at $0.15 per share.
The exercise price on 150,000 July Warrants, owned by the original holders electing not to convert, remained constant at an exercise price of $.30 per share.

As a result of the repricing of 3,704,800 warrants from $.30 per share to $.15 per share and 1,787,500 warrants from $.40 per share to $.15 per share, the
Company recognized an expense of $447,238, representing the incremental fair value of the repricing under the provisions of SFAS 123. The fair value of the repricing was calculated using the Black-Scholes option-pricing model using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 4.2 years for the 3,704,800 July 2005 warrants and 4 years for the 1,787,500 March 2005 warrants.

In accordance with SFAS No. 84, "Induced Conversion of Convertible Debt", the
Company recognized an expense equal to the fair value of the additional securities and other consideration issued to induce conversions. Accordingly, the Company recorded debt settlement expense of $914,704 related to the
18,478,568 shares issued upon conversion and $411,865 of debt settlement expense related to the granting of Conversion Warrants to purchase 5,492,300 shares of the Company's common stock at $.15 per share. The fair market value of these stock warrant grants were estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 3 years.

Pursuant to Emerging Issues Task Force (EITF) No. 00-19, "Accounting for
Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock", the Company has determined that collateral shares required to be issued as liquidated damages are not required to be recorded as a equity instrument, as EITF 00-19 provides that contracts that include any provision that could require net-cash settlement, as is required for the penalty, cannot be accounted for as equity of the Company. In addition, In accordance with
Statement of Financial Accounting Standards No. 133, "Accounting for Derivative
Instruments and Hedging Activities", ("FASB 133"), the Company determined that the conversion feature of the notes did not meet the criteria for bifurcation of the conversion option, as the debt met the definition of "conventional convertible debt", as defined under EITF 00-19, and therefore the conversion feature of the debt did not need to be bifurcated and accounted for as a derivative.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

Prior to the January Conversion Offer, the Company had accounted for the March
2005 and July 2005 Private Placements upon issuance and recorded all applicable beneficial conversion and discount on debt features as contained in these private placements. These beneficial conversion and discount features were to have been amortized over the life of the Private Placement, or until such time of their conversion.

With regards to the March 2005 Private Placement the Company upon issuance recorded (i) a beneficial conversion of $44,688, of which $18,123 was amortized in the fiscal year ended June 30, 2006, the remaining $26,565 was amortized in the prior fiscal year end, (ii) a discount on debt related to the original
1,787,500 March Warrants of $239,510. The fair market value of the warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123(R) using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.00%, volatility of 141% to 145% and expected term of 5 years. With regards to the
$239,510 discount, $97,135 was amortized in the year end June 30, 2006, the remaining $142,375 was amortized in the prior year end, (iii) In connection with the principal amount of the March Notes being exchanged into the terms of the
July 2005 Private Placement; the Company recorded an additional beneficial conversion amount of $52,723, of which $21,381 was amortized in the year end
June 30, 2006, the remaining $31,342 was amortized in the prior year end, and
(iv) The March Notes received an additional 715,000 common stock purchase warrants issued, upon their conversion into the July 2005 Private Placement. The
Company recorded a discount on debt for these warrants valued at $20,579. The value of the warrants were valued below their fair market value, as the entire
March 2005 Private Placement has been recorded for its full value with regards to the valuation for its beneficial conversion features as well as for the original 1,787,500 warrants and these subsequently granted 715,000 warrants.
With regards to the $20,579 discount, $8,346 was amortized in the fiscal year ended June 30, 2006; the remaining $12,233 was amortized in the prior year end.

With regards to the July 2005 Private Placement the Company upon issuance recorded (i) a beneficial conversion of $828,461, of which $236,704 was related to July Notes issued in the year ended June 30, 2006, and $591,757 was related to July Notes issued in the prior fiscal year end. The entire $828,461 was amortized in the year ended June 30, 2006, and (ii) a discount on debt associated with the Company granting a total of 3,854,800 July Warrants (715,000
July Warrants from the $357,500 from 7 repeat investors under the exchange with the March 2005 Private Placement, and 3,139,800 July Warrants from the
$1,569,900 from new investors). The July Warrants are immediately exercisable upon issuance at $.30 per share for a period of five (5) years expiring July 1,
2010. These warrants were treated as a discount on the July Notes and were valued, to the extent of their allocable percentage to total value of the July
Notes, at $607,332 ($423,880 for the July notes issued in fiscal June 30, 2005, and $183,452 for the July Notes issued in the first quarter of fiscal June 30,
2005) to be have been amortized over the 24 month term of the July Notes, which began on July 11, 2005. The entire $607,332 was amortized in the year end June
30, 2006 due to the early conversion of these notes in January 2006. The fair market value of each stock warrant grant was estimated on the date of grant using the Black- Scholes option-pricing model, in accordance with SFAS No.
123(R) using the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 3.75-4.00%, volatility of 145% and expected term of 5 years.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK ISSUABLE

In connection with the January 10, 2006 consulting agreement with China Direct
Investments, Inc., the Company issued the remaining 890,000 shares of common stock due under this agreement in the year ended June 30, 2007.

ACQUISITIONS

On November 1, 2006 the Company issued 8,095,574 shares of common stock, based on the fair value of each share at $0.141 per share, equaling the $1,141,475 equity of JinKui on the date of acquisition. (See Note 5 - Acquisitions)

On July 1, 2005, in connection with the acquisition of a 60% interest in
Yongxin, the Company issued 1,000,000 shares of common stock. The fair value of the common shares issued was based on the $.34 quoted trading price of the common stock on the acquisition date and amounted to $340,000. (See Note 5 -
Acquisitions)

On August 1, 2005, in connection with the acquisition of a 100% interest of the
Xianyang Naite Research and Development Center, the Company issued 500,000 shares of common stock (see note 5). The fair value of the common shares issued was based on the $.28 quoted trading price of the common stock on the acquisition date and amounted to $140,000. (See Note 5 - Acquisitions)

CONVERTIBLE PROMISSORY NOTE

Prior to the Merger of Dragon Florida into Dragon Nevada, in September 2002, the former President of Dragon Nevada loaned the Company $10,000 to pay operating expenses pursuant to a demand note payable accruing interest at 3% per annum.
This note payable, and any accrued interest was convertible at $0.0075 per share. Additionally, in April 2004 the former President converted advances of
$31,124 into a demand note payable accruing interest at 3% per annum. In January and February 2005, the note holder converted $31,026 of principle from the
$31,124 note payable into 4,136,789 shares of common stock. In October 2005 and
June 2006, the note holder converted the remaining $98 principle from the
$31,124 note payable, plus the $10,000 note payable, and $839 of accrued interest payable on both notes into 1,458,267 shares of common stock. At June
30, 2006 both notes payable, to the Company's former President, plus all accrued interest had been fully converted. These notes were issued prior to any knowledge of a potential transaction between the Company and Dragon
International Group Corp., a Florida corporation.

CONSULTANT

On March 8, 2007, the Company entered into a consulting agreement with Capital
One Resource Co., Ltd., a wholly owned subsidiary of China Direct, Inc. Under the terms of the agreement, the Company issued 4,000,000 shares of its common stock with a fair value of $0.09 per share totaling $360,000. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently larger disincentive for non-performance, the entire fair value of the shares was expensed on the effective date of the agreement.

On January 10, 2006, the Company entered into a three year consulting agreement with China Direct. In connection with this agreement, the Company agreed to issue 6,000,000 shares of the Company's common stock to China Direct. The
Company valued these services using the fair value of common shares on grant date of $.09 per share, totaling $540,000. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, the Company determined that the measurement date of the transaction was triggered and, absent a sufficiently large disincentive for non-performance, which was not provided in the agreement, the entire fair value of $540,000 was expensed as of the date of the agreement.
On June 22, 2006, in connection with this agreement, the Company issued
5,110,000 shares of common stock. As of June 30, 2006, the 890,000 shares had not been issued and are reflected in common stock issuable on the accompanying balance sheet. These shares were subsequently issued in the year ended June 30,
2007.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

Furthermore as consideration for services under this agreement the Company issued common stock purchase warrants to purchase 4,700,000 shares of common stock to China Direct Investments, Inc. at $.15 per share. The common stock purchase warrants expire on January 10, 2011. The fair market value of these common stock purchase warrants was $395,675. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently large disincentive for non-performance, the entire fair value of these warrants of
$395,675 was expensed on the date of the agreement. The warrants were valued using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 5 years.

On February 15, 2006, the Company entered into a one year consulting agreement with Skyebanc, Inc. for consulting services. In connection with this consulting agreement, the Company issued common stock purchase warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $.15 per share. The common stock purchase warrants expire on February 15, 2011. The fair market value of these common stock purchase warrants was $71,243. Due to the absence of vesting and forfeiture provisions, as provided in EITF 96-18, or a sufficiently large disincentive for non-performance, the entire fair value of these warrants of $71,243 was expensed on the date of the agreement. The warrants were valued using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.39%, volatility of 171% and expected term of 5 years. For the years ended June 30, 2007 and 2006 amortization of deferred compensation related to these common stock purchase warrants amounted to $35,622 and $13,358, respectively.

COMMON STOCK PURCHASE WARRANTS

Between October 2006 and February 2007, the Company issued 179,667 shares of its common stock upon the exercise of warrants for net proceeds of $1,000. A summary of the status of the Company's outstanding stock warrants as of June 30, 2007 and changes during the period then ended is as follows:

                                                                Weighted Average
                                                 Shares          Exercise Price
                                              -----------        --------------
Outstanding at July 1, 2005 ...........         4,635,300          $   0.34
         Granted ......................        12,199,300              0.146
         Exercised ....................               -0-             -0-
         Forfeited ....................               -0-             -0-
                                              -----------          ---------
Outstanding at June 30, 2006 ..........        16,834,600              0.147
         Granted ......................        26,666,682              0.142
         Exercised ....................          (179,667)             0.01
         Forfeited ....................            (6,333)            -0-
                                              -----------          ---------
Outstanding at June 30, 2007 ..........        43,315,282          $   0.145
                                              ===========          =========

Warrants exercisable at end of period .        43,315,282          $   0.145
                                              ===========          =========
Weighted-average fair value of warrants
granted during the period .............                            $   0.145
                                                                   =========

All warrants are outstanding and exercisable at June 30, 2007.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

COMMON STOCK PURCHASE WARRANTS (CONTINUED)

The following information applies to all warrants:

                      Warrants Outstanding and Exercisable
                      ------------------------------------
                                  Weighted
                                  Average         Weighted         Weighted
                                  Remaining       Average          Average
                                  Contractual     Exercise         Exercise
     Range of Exercise Prices     Shares          Life (Years)     Price
     ------------------------     -----------     ------------     --------
              $0.300                  150,000         3.03         $ 0.30
              $0.150               32,851,276         3.85         $ 0.15
              $0.125               10,000,006         4.59         $ 0.15
              $0.010                  314,000         3.03         $ 0.01

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, warehouse of vehicles under leases that expire through February 2009. Future minimum rental payments required under this operating lease is as follows:

                  Year Ended June 30, 2008 ....      $47,409
                  Year Ended June 30, 2009 ....      $17,486
                  Year Ended June 30, 2010 ....          -0-

Rent expense for the twelve-month periods ended June 30, 2007 and 2006 was
$62,139 and $59,056, respectively.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2007 AND 2006

NOTE 12 - OPERATING RISK

(a) Country risk

The Company's revenues will be mainly derived from the sale of paper products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price.
There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese
Renminbi converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a
Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The
Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

All of the Company's revenues will be derived via the operations of the
Company's Chinese subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that the subsidiaries are located in
China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different.  This prospectus may only be used where it is legal to sell these securities.

The risks and uncertainties described in this document will have an impact on those who purchase our common stock.  These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Dragon International Group Corp.

64,871,954 Shares

__________________________

PROSPECTUS

__________________________

___________, 2007

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by us and commissions are as follows:

SEC Registration and Filing Fee	$243
Legal Fees and Expenses	40,000	*
Accounting Fees and Expenses	45,000	*
Financial Printing	20,000	*
Transfer Agent Fees	1,000	*
Blue Sky Fees and Expenses	2,000	*
Miscellaneous	1,000	*
TOTAL	$109,243

* Estimated

Item 14.  Indemnification of Directors and Officers.

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption.  This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 78.7502 of the Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

On January 30, 2007 we entered into subscription and related agreements with nine (9) accredited investors for an aggregate of $1,500,000 of units of our securities consisting of 16,666,672 shares of common stock, common stock purchase warrants to purchase 16,666,672 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 8,333,340 shares of common stock at an exercise price of $.15 per share for a period of five years.  We determined that these investors were accredited investors based on representations and warranties they made to us in the subscription and related agreements in connection with their investment in our Company.

The name of nine investors in the January 2007 private placement are:

1.	Alpha Capital Anstalt
2.	Monarch Capital Fund, Ltd
3.	Whalehaven Capital Fund Limited
4.	Harborview Master Fund L.P.
5.	CMS Capital
6.	Nite Capital, L.P.
7.	Treshnish Investment, Inc.
8.	Osher Capital Partners, LLC
9.	Paul Prager, IRA

In each case below, we determined the applicability of the exemption from registration stated based on the representations and warranties made by the parties in the agreements and related documents entered into as part of these transactions.

The January 2007 private placement was conducted in two phases.  On January 30, 2007, we completed an initial closing of $750,000 of units of securities consisting of 8,333,336 shares of common stock, common stock purchase warrants to purchase 8,333,336 shares of common stock exercisable at $.125 per share for a period of five years, and common stock purchase warrants to purchase 4,166,670 shares of common stock shares of common stock exercisable at $.15 per share for a period of five years.

The second closing of the offering was held on February 27, 2007 for an additional $750,000 financing of units of our securities consisting of 8,333,336 shares of common stock, common stock purchase warrants to purchase 8,333,336 shares of common stock exercisable at $.125 per share for a period of five years and common stock purchase warrants to purchase 4,166,670 shares of common stock shares of common stock exercisable at $.15 per share for a period of five years.  The second closing was conditioned upon Wellton International Fiber Corp. engaging an SEC approved auditor to prepare certain financial statements.  Wellton International Fiber Corp. engaged an SEC approved auditor on February 22, 2007.  We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these securities, as a transaction by an issuer not involving any public offering.

On November 1, 2006, in connection with the acquisition of a 100% interest in JinKui, we issued 8,095,000 shares of common stock pursuant to an exemption from registration under section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On October 30, 2006, we received gross proceeds of $100,000 from the sale of 2,000,000 shares of common stock to H.K. Mingtai Investment Co., Ltd., a financial institution in China, pursuant to an exemption from registration under section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

In February, 2006 we issued 500,000 warrants in favor of Skyebanc, Inc., an NASD broker dealer, pursuant to the terms of a consulting agreement.  Each of these warrants is exercisable to purchase one share of our common stock at an exercise price of $.01 per share, expiring January 1, 2009.  We relied upon the exemption from registration provided by Section 4(2) promulgated under the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, to issue these securities.

In January, 2006 we issued 4,700,000 warrants in favor of China Direct, Inc. pursuant to the terms of the Consulting Agreement between us.  Each of these warrants is exercisable to purchase one share of our common stock at an exercise price of $.15 per warrant, expiring January 1, 2009.  We relied upon the exemption from registration provided by Section 4(2) promulgated under the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, to issue these securities.

In January 2006, we made an offer to all of the holders of our outstanding Units wherein we offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of our common stock at a conversion price of $.09 per share.  This offer also provided for the reduction of the exercise price on the warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant.  As further inducement, if the holder agreed to convert, we also agreed to issue additional common stock purchase warrants equal to the number of warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this prospectus, all of the Unit holders have accepted our offer, except for two holders who assigned their Debentures to third parties who subsequently converted.  These holders kept the warrants issued as part of their original Units.  As a result, we issued an aggregate of 18,478,565 shares of our common stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert.  We also reduced the exercise price on the 3,704,800 warrants held by the converting holders to $.15 per share, while maintaining the exercise price on 150,000 warrants for those holders who elected not to convert at $.30 per share.  We also reduced the exercise price on the 1,787,500 warrants received as consideration for the March Offering from $.40 to $.15 per share.  We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these securities, as a transaction by an issuer not involving any public offering.

In August 2005, we issued 500,000 shares of our common stock in offshore transactions as part of the acquisition of Xianyang Naite Research & Development Center.  Of these shares, 200,000 were issued to Xuelan Liu and 300,000 were issued to Yuhuafeng Shao, both non-US persons.  We relied upon the exemption from registration afforded by Regulation S and Section 4/2, as applicable, promulgated under the Securities Act of 1933, as amended, to issue these securities.

In July 2005, we issued 1,000,000 shares of our common stock in offshore transactions in exchange for 60% interest in Hangzhou Yongxin Paper Co., Ltd. (“Yongxin”).  Of these shares, 900,000 were issued to Zhiyuan Zhang, 50,000 shares were issued to Zhongmin Yang and 50,000 shares were issued to Bing Yu, each a non-US person.  We relied upon the exemption from registration afforded by Regulation S and Section 4/2, as applicable, promulgated under the Securities Act of 1933, as amended, to issue these securities.

On May 9, 2005, we commenced a private offering of Units, each Unit consisting of a secured, convertible promissory note and warrants, totaling up to a maximum of $2,500,000.  We sold an aggregate of $1,927,400 of these Units to an aggregate of 42 “accredited investors”, as that term is defined under the Securities Act of 1933, as amended.  The minimum subscription was for $100,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did.  Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8%, payable on a monthly basis in cash or common stock on the first of every month and 200,000 common stock purchase warrants (2 warrants for every $1 invested), each to purchase a share of our common stock for every dollar invested, exercisable at a purchase price of $.30 per share for a period of five years following the final closing date of the offering period, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock.  The Debentures were to mature two years after issuance.  Those persons listed in the “selling security holder” section of the prospectus were the purchasers of the Units.  As discussed above, all of the holders of these Units have converted their respective Debentures.    We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, to issue these securities, as a transaction by an issuer not involving any public offering.

Skyebanc, Inc., an NASD broker dealer, acted as selling agent in connection with the offering.  We granted warrants to purchase 500,000 shares of our common stock to Skyebanc, Inc. for its services with regard to the offering at an exercise price of $.01 per share, which warrants expire on July 1, 2010.  We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, to issue these securities.

On March 1, 2005, we closed a private offering of Units, each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 common stock purchase warrants (5 warrants for each $1 invested), each warrant exercisable to purchase one (1) share of our common stock at an exercise price of $.40 per share for a period of five (5) years following the closing of the offering.  The investors in this offering were also granted “piggyback” registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures.  We received gross proceeds of $357,500 from the sale of these Units ($321,750 net).  The Units were sold to a total of 7 “accredited investors,” as that term is defined under the Securities Act of 1933, as amended.  The Debentures were scheduled to mature six months following the closing of the offering.  Interest only is payable monthly.  Each of the investors to this offering elected to convert to our July offering, described above.  As discussed above, all of the holders of these Units have converted their respective Debentures.  We relied upon the exemption from registration provided by Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended, to issue these securities.

We do not believe that these offerings constituted a general solicitation, as either we, or our placement agent, Skyebanc, Inc., had a pre-existing business relationship with each investor.  No advertising was utilized in connection with either offering.

Effective February 7, 2006, holders of outstanding convertible promissory notes exercised their respective conversion rights applicable thereto and we issued an aggregate of 3,041,789 Common Shares to four holders pursuant to the terms of their notes.  We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, to issue these securities.

Effective January 17, 2006, a holder of a convertible promissory note exercised his conversion rights applicable thereto and we issued 1,095,000 Common Shares to him pursuant to the terms of said note.  We relied upon the exemption from registration provided by Section 4/2 promulgated under the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, to issue these securities.

On or about December 31, 2004, we issued 4,000,000 shares of our common stock in an offshore transaction to one non-US person in consideration for the remaining 30% interest in Ningbo Dragon International Trade Co., Ltd. formerly known as Ningbo Anxin International Trade Co., Ltd.  We relied upon the exemption from registration provided by Regulation S promulgated under the Securiies Act of 1933, as amended, to issue these shares.

Effective October 4, 2004, we entered into an Agreement and Plan of Reorganization (the "Merger"), with Dragon International Group Corp, Ningbo, China ("Dragon"), whereby Dragon agreed to merge with us.  We were the surviving entity in the Merger.  We also undertook a reverse stock split of our common stock, whereby one (1) share of common stock was issued in exchange for every eight (8) shares of common stock outstanding immediately prior to the effective date of the Merger.  We issued an aggregate of 24,625,000 "restricted" shares of our common stock to an aggregate of four Dragon shareholders and others, representing approximately 95% of our issued and outstanding common stock following the Merger.  We relied upon the exemptions from registration provided by Regulation S and Rule 506 under Regulation D, as applicable, to issue these shares.

Except as stated above, we did not use any underwriter or placement agent in the issuance of our securities and no commissions were paid.

We did not issue any other securities during the previous three year period.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.5	Agreement and Plan of Reorganization between Retail Highway.com, Inc. and Dragon International Group Corp. Previously filed as an exhibit to the Company's Form 8-K dated October 1, 2004.

2.6	Amendment to Plan of Reorganization. Previously filed as an exhibit to the Company's Form 8-K dated October 1, 2004.

2.7	Stock Purchase Agreement for 30% interest in Ningbo Dragon International Trade Co., Ltd. Previously filed as an exhibit to the Company's Form 8-K dated February 16, 2005.

2.8	Form of Secured Convertible Debenture. Previously filed as an exhibit to the Company's Form 8-K dated March 1, 2005

2.9	Form of Security Agreement -- March 2005 Offering. Previously filed as an exhibit to the Company's Form 8-K dated March 1, 2005

2.10	Form of Warrant -- March 2005 Offering. Previously filed as an exhibit to the Company's Form 8-K dated March 1, 2005

2.11	Form of Secured Convertible Promissory Note - July 2005 Offering. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

2.12	Form of Warrant - July 2005 Offering. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

3.1	Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.2	Amendment to Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.3	Bylaws. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.4	Amendment to Articles of Incorporation. Previously filed as an exhibit to the Company's Form 8-K filed April 30, 1999.

3.5	Articles of Merger between Retail Highway.com, Inc. and Dragon International Group Corp. previously filed as an exhibit to the Company~~’~~'s Form 8-K/A filed December 6, 2004.

5.1	Opinion of Ellenoff Grossman & Schole LLP. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated June 6, 2007.

10.1	Office Lease - Principal place of business. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.2	Additional business lease - in Fuming County Zhang~~’~~'ai Village Economic Cooperation Group. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.3
Stock Purchase Agreement between the Company, Ningbo Dragon and Xianyang Naite Research & Development Center dated August 1, 2005.  Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.4
Stock Purchase Agreement between the Company, Ningbo Dragon and Hangzhou Yongxin Paper Co., Ltd., dated July 1, 2005.  Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.5
Stock Purchase Agreement between Ningbo Dragon and Ningbo XinYi Co., Ltd., dated June 1, 2005.  Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.6	Consulting and Management Agreement between the Company and China Direct Investments, Inc. Previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 28, 2006.

10.7	Credit Line Agreement of Guangdong Development Bank. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.8	Mortgage Loan Contract Commercial Bank of Ningbo. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.9	2005 Stock Option Plan previously filed as an exhibit to the Form S-8 Registration Statement filed July 19, 2005.

10.10	Consulting Agreement between the Company and Skyebanc, Inc. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated June 6, 2007.

10.11
Purchase Contract between Shanghai JinKui Shanghai JinKui Packaging Material Co., Ltd. and Hunan Prince Milk Group. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated June 6, 2007.

10.12
Stock Purchase Agreement between Dragon International Group Corp. and Wellton International Fiber Corp. dated as of January 16, 2007. Previously filed as an exhibit to the Company's Current Report on Form 8-K filed on January 19, 2007.

10.13
Form of Subscription Agreement and Form of Class A, Class B and Due Diligence Common Stock Purchase Warrant between Dragon International Group Corp. and nine accredited investors dated January 30, 2007.  Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 2, 2007.

10.14
Stock Purchase Agreement between Dragon International Group Corp. and Wellton International Fiber Corp. dated as of June 29, 2007.  Previously filed as an exhibit to the Company's Current Report on Form 8-K filed on July 12, 2007.

10.15	Employment agreement between Wellton International Fiber Corp., and Kung Ming Kuo. Previously filed as an exhibit to the Company's Current Report on Form 8-K filed on July 12, 2007.

10.16	Employment agreement between the Company and David Wu. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 10, 2007.

10.17	JinKui Lease agreement. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August10, 2007.

10.18	Consulting Agreement between Dragon International Group Corp. and Capital One Resource Co., Ltd. dated January 3, 2008.*

21.	List of Subsidiaries. Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007

23.1	Consent of Ellenoff Grossman & Schole LLP (see Exhibit 5.1)*

23.2	Consent of Sherb & Co., L.L.P.*
____________
* filed herewith.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i) to include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.           To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.

6.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Dragon International Group Corp., the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 5 to this Registration Statement on Form SB-2 on Form S-1/A and authorized it to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningbo, China on April 4 , 2008.

DRAGON INTERNATIONAL GROUP CORP.

By:	/s/ David Wu
David Wu (Principal Executive Officer)

By:	/s/ Xiali Gan
Xiali Gan, (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wu	Chief Executive Officer,	April 4, 2008
David Wu	President and Director
(Principal Executive Officer)

/s/ Xuejun Chen	Vice President and Director	April 4, 2008
Xuejun Chen

/s/ Xiali Gan	Chief Financial Officer	April 4, 2008
Xiali Gan	& Director
(Principal Financial and
Accounting Officer)

/s/ Orson Zhang	Secretary	April 4, 2008
Orson Zhang